SECURITIES  AND  EXCHANGE  COMMISSION
                  Washington, D.C. 20549
           -------------------------------------

                        FORM S-1/A
                  Registration Statement
                          under
                The Securities Act of 1933

                 Media Entertainment, Inc.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     NEVADA                 4841             72-1346591
(STATE OR OTHER      (PRIMARY STANDARD     (IRS EMPLOYER
JURISDICTION OF      INDUSTRIAL CLASSI-    IDENTIFICATION
INCORPORATION          FICATION CODE           NUMBER)
OR ORGANIZATION)           NUMBER)

    8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
                      (504) 922-7744
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                     EXECUTIVE OFFICE)

                      David M. Loflin
                         President
                  Media Entertainment, Inc.
     8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
                      (504) 922-7744
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
           INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         Copies to:
                      Eric Newlan, Esq.
                       NEWLAN & NEWLAN
                     2512 Program Drive
                          Suite 101
                     Dallas, Texas 75220

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box: /X/

              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------
Title of                 Proposed    Proposed
each class               maximum     maximum
securities   Amount      offering    aggregate  Amount of
to be        to be       price per   offering  registration
registered   registered  unit        pricefee
----------   ----------  ---------   --------- ------------

Common       360,000       (1)         (1)         (1)
Stock,       shares
$.0001 par
value
per share
----------   ----------  ---------   --------- ------------

Total        360,000                            $100.00(2)
             shares

(1) The shares are being distributed to shareholders as a dividend. The shares are valued at their book value, $.029 per share, or $172,711 in the aggregate.
(2)  Previously paid.


The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                  MEDIA ENTERTAINMENT, INC.

                   Cross Reference Sheet
                 (Pursuant to Rule 404 and
               Item 501(b) of Regulation S-K)

Item in Form S-1           Caption or Heading in Prospectus

1.Forepart of the          Outside Front Cover Page of
  Registration Statement   Prospectus
  and Outside Front
  Cover Page of
  Prospectus

2.Inside Front and         Inside Front Cover Page; Outside
  Outside Back Cover       Back Cover Page; Table of
  Pages of Prospectus      Contents

3.Summary Information,     Prospectus Summary; The Company;
  Risk Factors and         Risk Factors
  Ratio of Earnings
  to Fixed Charges

4.Use of Proceeds          Use of Proceeds

5.Determination of         Distribution of Securities of
  Offering Price           the Company

6.Dilution                 Dilution

7.Selling Security-        Not Applicable
  holders

8.Plan of Distribution     Distribution of Securities of
                           the Company

9.Description of           Description of Securities
  Securities to be
  Registered

10.Interest of Named       Legal Matters
   Experts

11.Information with
   Respect to the
   Registrant              Prospectus Summary; The Company;
                           Risk Factors; Dilution; Use of
                           Proceeds; Distribution of
                           Securities of the Company;
                           Dividends; Capitalization;
                           Selected Financial Data;
                           Management's Discussion and
                           Analysis of Financial Condition
                           and Results of Operations; Regu-
                           lation; Business; Management;
                           Certain Transactions; Principal
                           Shareholders; Litigation;
                           Description of Securities; Legal
                           Matters; Experts; Financial
                           Statements

 12.Disclosure of          Management - Indemnification of
    Position on            Directors and Officers
    Indemnification
    for Securities Act
    Liabilities


PROSPECTUS      SUBJECT TO COMPLETION, DATED JULY 18, 1997

                        360,000 Shares
                    Media Entertainment, Inc.
                         Common Stock
                       $.0001 par value

This Prospectus relates to the distribution by Entertainment Corporation of America, a Delaware corporation ("ECA"), of 360,000 shares of the $.0001 par value common stock (the "Common Stock") of Media Entertainment, Inc., a Nevada corporation (the "Company"), as a dividend to the holders of record of ECA common stock on March 15, 1997. (See "Information Concerning ECA").

Certificates evidencing 360,000 shares of the Common Stock of the Company will be distributed by mail within a reasonable time after the date of this Prospectus on the basis of .0732824 of a share of the Company's Common Stock for each share of the outstanding common stock of ECA. Holders of ECA Common Stock will not be charged or assessed for the Common Stock of the Company distributed to them as a dividend and the shareholders will be taxed on receipt of such dividend to the extent of the value of the shares received. Under the laws of the State of Delaware, the state of incorporation of ECA, the distribution of the 360,000 shares of the Common Stock of the Company will be a dividend out of capital surplus. (See "Federal Income Taxes").

The Company was incorporated on November 1, 1996, and, on November 15, 1996, issued to ECA 360,000 shares of its $.0001 par value Common Stock for a cash consideration of $360.00. There exist no affiliations between ECA and the Company. The Company was organized with a view toward operating as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry.
The Company intends to operate its business through subsidiary corporations. (See "Business").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

This Prospectus does not cover resales of Common Stock of the Company by persons who are deemed to be "affiliates" of the Company under the Rules and Regulations of the Securities and Exchange Commission. Any and all shares of Common Stock of the Company received by an affiliate of the Company as a dividend must either be registered under the Securities Act of 1933, as amended (the "Act"), prior to resale, or sold in compliance with Rule 144 under the Act or pursuant to another exemption from registration.

The Company is bearing the expenses of the registration and distribution of the Company's Common Stock. Neither the Company nor ECA will receive any cash or other proceeds in connection with the distribution of the Company's Common
Stock to the shareholders of ECA.  (See "Use of Proceeds").
There are no underwriting arrangements made with respect to the proposed distribution transaction to the knowledge of the Company. Certain information concerning the federal income tax consequences of the dividend distribution is set forth herein under "Federal Income Taxes".

As of the date of this Prospectus, there has been no trading market for the Company's Common Stock. There can be no assurance that a trading market will develop or, if such should develop, that such market will be maintained. (See "Risk Factors").

OWNERSHIP OF COMMON STOCK OF THE COMPANY INVOLVES A DEGREE
OF RISK.  SEE "RISK FACTORS", BEGINNING ON PAGE 3, FOR A
DISCUSSION OF PARTICULAR INVESTMENT RISKS.


    The date of this Prospectus is -------------, 1997


NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION IS UNLAWFUL.

     This Prospectus contains information concerning the Company as of the date of this Prospectus, unless otherwise indicated. The delivery of this Prospectus at any time does not constitute a representation that the information contained herein is correct as of any date other than the date of this Prospectus, unless otherwise indicated, and the delivery of this Prospectus shall not create any implication that there has been no change in the business or affairs of the Company since such date.

                    ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Form S-1 Registration Statement (herein, together with all amendments thereto, called the "Registration Statement") of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (the "Act"), with respect to the Common Stock to be distributed hereunder. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement, including the exhibits thereto, for further information with respect to the Company and the securities offered hereunder. Statements contained in this Prospectus as to the contents of any contract or other document are summaries that are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement herein being qualified and amplified in all respects by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement may be obtained from the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of the fee prescribed by the Rules and Regulations of the Commission or may be examined without cost. Also, the Registration Statement, with exhibits, may be examined on and/or downloaded from the Internet at: http://www.sec.gov/cgi-bin/srch-edgar.

                     PROSPECTUS SUMMARY

The Company

The Company was incorporated in the State of Nevada on November 1, 1996, to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry. Effective December 20, 1996, the Company acquired from certain of its officers and directors and others licenses and leases of licenses to wireless cable television channels and community (low power) television channels. As of December 31, 1996, the Company acquired all of the outstanding capital stock of (1) Winter Entertainment, Inc., a Delaware corporation incorporated on December 28, 1995 ("WEI"), and (2) Missouri Cable TV Corp., a Louisiana corporation incorporated on October 9, 1996 ("MCTV"). WEI operates a community television station in Baton Rouge, Louisiana; MCTV owns wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri, which market's system has yet to be constructed. In January 1997, the Company entered into a joint venture (known as "Web One Wireless I.S.P. - Baton Rouge, J.V.") (the "Joint Venture") which is to operate as a Wireless Internet Service Provider (ISP) in Baton Rouge, Louisiana, and acquired the right to utilize, on an exclusive basis, a licensed Wireless Internet Access System in operating as a Wireless ISP in several U.S. cities. The Company carries on its business through its subsidiaries. References to the "Company" include WEI, MCTV and the Joint Venture, unless the context indicates otherwise. (See the "Company", "Business" and "Certain Transactions").

Distribution of Securities of the Company

The Company presently has outstanding 6,170,000 shares of Common Stock, $.0001 par value per share, of which 360,000 shares are held by Entertainment Corporation of America, a Delaware corporation (ECA). Pursuant to this Prospectus, ECA will distribute 360,000 shares of the Company's Common Stock as a dividend to the shareholders of record of ECA as of March 15, 1997. (See "Information Concerning ECA"). After such dividend distribution, the Company will be owned by the persons and entities who were shareholders of record of ECA on March 15, 1997, as to 360,000 shares and by those persons and entities owning shares of Common Stock as of the date of this Prospectus as to 5,810,000 shares. On March 15, 1997, there were approximately 900 shareholders of ECA; therefore, the Company will have approximately 925 shareholders after the distribution of Company Common Stock by ECA to its shareholders.

Certificates evidencing 360,000 shares of the Common Stock of the Company will be distributed to holders of ECA Common
Stock of record as of March 15, 1997, by mail within a reasonable time after the date of this Prospectus on the basis of .0732824 of a share of Company Common Stock for each share of ECA Common Stock. (See "Distribution of
Securities of the Company").

For information regarding the federal income tax consequences of the proposed dividend distribution, see
"Federal Income Taxes" herein.

Use of Proceeds

Neither the Company nor ECA will receive any proceeds from the dividend distribution described herein. (See "Use of Proceeds").

Management

The directors of the Company are David M. Loflin, Waddell D. Loflin, Richard N. Gill, Ross S. Bravata and Michael Cohn. David M. Loflin is President of the Company and Waddell D. Loflin is Vice President and Secretary of the Company. (See "Management").

                        THE COMPANY

Media Entertainment, Inc. (the Company) was incorporated under the laws of the State of Nevada on November 1, 1996, primarily for the purpose of acquiring the rights to various wireless cable television channels and various community (low power) television channels, and, thereafter, to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry. Effective December 31, 1996, Winter Entertainment, Inc. (WEI) and Missouri Cable TV Corp. (MCTV) became wholly-owned subsidiaries of the Company pursuant to separate stock-for-stock reorganizations. WEI is a predecessor of the Company. (See "History" under "Business"). The Company has begun to engage in the development of wireless cable television systems and the construction of community (low power) television stations. The Company also is seeking to acquire broadcast channels in other, as yet unidentified, cities throughout the United States. In January 1997, the Company entered into a joint venture (known as "Web One Wireless I.S.P. - Baton Rouge, J.V.") (the Joint Venture) which is to operate as Wireless Internet Service Provider
(ISP) in Baton Rouge, Louisiana, and the Company has acquired the rights to utilize, on an exclusive basis, a licensed Wireless Internet Access System in operating as a Wireless ISP in several U.S. cities, including, among others, Seattle, Washington, Portland, Oregon, New Orleans, Louisiana, and Dallas and Houston, Texas. The Company anticipates that it will enter other segments of the communications industry as opportunities become available. (See "Business"). References to the "Company" include WEI, MCTV and the Joint Venture, unless the context indicates otherwise.

The Company's headquarters is located at 8748 Quarters Lake
Road, Baton Rouge, Louisiana 70809.  Its telephone number is
(504) 922-7744; its facsimile number is (504) 922-9123.

                       RISK FACTORS

The Common Stock of the Company should be considered an investment involving a degree of risk. Factors which holders and prospective purchasers of Common Stock should weigh carefully include the following:

Risks Concerning the Company

     Limited Operating History. The Company has only recently begun to engage in business activities. The Company's operations, and proposed operations, are subject to all of the risks inherent in the establishment of a new business, particularly one in the highly competitive communications industry. The likelihood of the success of the Company must be considered in light of the problems, expense, difficulties, complications and delays frequently encountered in connection with establishing a new business, including, without limitation, market acceptance of the Company's services, regulatory problems, unanticipated expenses and competition. There is no assurance that the proposed business activities of the Company will be successful or that the Company will ever earn a profit from such proposed activities. (See "History" under "Business").

     Going Concern Opinion. The Company's independent auditor, Weaver and Tidwell, L.L.P., expressed, in its opinion on the Company's audited financial statements, substantial doubt about the Company's ability to continue as a going concern. Reference is made to the financial statements of the Company included elsewhere herein, and, specifically, to the Independent Auditor's Report and Note 1 to the financial statements of the Company.

     Dependence on Management. The Company is dependent on its current management for its success. In particular, the Company is dependent on the efforts of its President, David
M. Loflin, for its success. Mr. Loflin expects to devote not less than 75% of his time to the business of the Company during the initial stages of development, which amount of time is expected o be adequate. The Company and Mr. Loflin have not entered into an employment agreement, nor has any key-man life insurance been purchased with respect to Mr. Loflin or any other members of the Company's management. However, it is anticipated that the Company and Mr. Loflin will execute a written employment agreement in the near future, although no assurance in this regard can be given. The Company's success is also dependent upon its ability to attract and retain qualified employees to meet the Company's needs during its growth. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management").

     Control of the Company. After giving effect to the distribution of the Company's Common Stock by ECA, the Company's directors and executive officers will own approximately 81.13% of the Company's outstanding shares of Common Stock. Accordingly, these shareholders will continue to be able to elect the Company's directors and thereby control the management policies of the Company, as well as determine the outcome of corporate actions requiring shareholder approval by majority, or so-called "super majority", action, regardless of how other shareholders of the Company may vote. Such ownership of Common Stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting rights of other holders of Common Stock. (See "Management" and "Principal Shareholders").

     Conflicts of Interest and Related Transactions. It is possible that conflicts of interest could arise in the negotiation of the terms of any transaction between the Company and its shareholders, officers, directors or affiliates. The Company has no plans or arrangements, such as the hiring of independent consultants or arbiters, for the resolution of disputes between the Company and such persons if they arise. The Company and its public shareholders could be adversely affected, should such individuals choose to place their own interests before those of the Company. No assurance can be given that conflicts of interest will not cause the Company to lose potential opportunities, profits or management attention. The Company could acquire channel licenses or other assets from management, principal shareholders or their affiliates or from entities in which management, principal shareholders or their affiliates may hold an interest. Such persons or entities could derive monetary or other benefits from such transactions. Such benefits could include, without limitation, the assumption of, or release from, liabilities incurred by such persons or result in increased control of the Company by such persons.

     The Company's President, David M. Loflin, owns a television station, WTVK Channel 11, in Baton Rouge, Louisiana, which operates in competition with the Company's Baton Rouge community television station, K13VE Channel 13. It is possible that Mr. Loflin's ownership of a competing television station will result in a conflict of interest for Mr. Loflin, particularly with respect to obtaining advertisers. Mr. Loflin intends to resolve any such conflict that may arise in accordance with his fiduciary duty and duty of loyalty to the Company. There is no assurance that Mr. Loflin will be able to resolve any such conflict of interest to the Company's benefit.

     To date, substantially all of the Company's assets have been acquired from affiliates. In December 1996, the Company acquired certain wireless cable and community (low power) television assets from two of the Company's directors, David M. Loflin and Waddell D. Loflin. Specifically, the Company acquired wireless cable rights in Port Angeles, Washington, Astoria, Oregon, Sand Point, Idaho, The Dalles, Oregon, and Fallon, Nevada, and community (low power) television channels in Monroe/Rayville, Louisiana, Natchitoches, Louisiana, and Bainbridge, Georgia, in exchange for a total of 1,682,761 shares of Company Common Stock. Further, effective December 31, 1996, the Company acquired all of the stock of WEI, a company formerly 100% owned by Mr. David Loflin, in exchange for 227,336 shares of Company Common Stock. Also effective December 31, 1996, the Company acquired all of the stock of MCTV in exchange for shares of Company Common Stock. Pursuant to the MCTV acquisition, Mr. David Loflin received, as a shareholder of MCTV, 1,179,389 shares of Company Common Stock, Mr. Ross S. Bravata, a director of the Company, received, as a shareholder of MCTV, 42,887 shares of Company Common Stock and Mr. Michael Cohn, a director of the Company, received, as a shareholder of MCTV, 53,608 shares of Company Common Stock. At the time of the MCTV acquisition, neither of Messrs. Bravata and Cohn was a director of the Company.

     Need for Future Financing. The Company is in need of additional financing to complete construction and exploitation of its proposed wireless cable systems (approximately $200,000 per system), community (low power) television channels (approximately $50,000 per channel) and Wireless ISP markets (approximately $175,000 per market). The Company does not have a bank line-of-credit and there can be no assurance that any required or desired financing will be available, through bank borrowings, debt or equity, or otherwise, on acceptable terms. To the extent that future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of Common Stock. Any future debt incurred by the Company could result in a substantial portion of the Company's cash flow from operations being dedicated to the payment of principal and interest on such indebtedness and may render the Company more vulnerable to competitive pressures and economic downturns. The Company's future capital requirements will depend upon a number of factors, many of which are not within the Company's control, including programming costs, capital costs, marketing expenses, staffing levels, subscriber growth and competitive factors. A failure by the Company to secure such additional financing would render the Company unable to exploit its channel licenses and leases of channel licenses. In addition, the Company is in need of additional financing to exploit its Wireless ISP business opportunities. There is no assurance that the Company will be able to secure such additional financing or, if found, that such financing would be on terms favorable to the Company. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business").

     Uncertainty of Significant Assumptions. The Company's plans for implementing its proposed business operations and achieving profitability from its intended operations are based on the experience, judgment and certain assumptions of its management, and upon certain available information concerning the communications industry, in general, and the Company's proposed plan of operation, in particular. No independent market studies have been conducted concerning the extent to which customers will utilize the services and products to be offered by the Company, nor are any such studies planned. There can be no assurance that the Company's plans will materialize, or that the Company's assumptions will prove correct. (See "Business").

     Lack of Patent Protection. The Company has no material proprietary technology or software. As a result, there are no technological or patent barriers to entry by other companies into the Company's areas of endeavor.

Risks Concerning Wireless Cable

     Competition. The pay television industry is highly competitive. Wireless cable systems face competition from several sources, including, among others, hard-wire cable companies, Satellite Master Antenna Television systems, Direct Broadcast Satellite and other alternative methods of distributing and receiving television transmissions. Further, premium movie services offered by cable television systems have encountered significant competition from the home VCR industry. In areas where several local off-air VHF/UHF broadcast signals can be received without the benefit of cable television, cable television systems (hard-wire and wireless) also have experienced competition from the availability of broadcast signals generally and have found market penetration to be difficult. In addition, within each market, the Company initially must compete with others to acquire, from the limited number of channel licenses issued, rights to a minimum number of channels needed to establish a viable system. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from local telephone companies and from a proposed new wireless service known as local multi-point distribution service. However, new digital compression technologies may have the effect of allowing the Company to compete in a particular market having acquired only two or three channel licenses. Because the Company intends to target its initial marketing effort in each of its markets to households that are unpassed by hard-wire cable and that have limited access to local off-air VHF/UHF broadcast channels, the Company does not anticipate, during start-up, significant direct competition from local hard-wire cable companies. No assurance can be given, however, that the Company will not face direct competition from hard-wire cable companies in the future. It can be expected that potential competitors of the Company will have greater resources, financial and otherwise, than the Company. Also, legislative, regulatory and technological developments may result in additional and significant new competition, including competition from local telephone companies. No assurances can be given that the Company will compete successfully in its wireless cable markets. (See "Business
- Wireless Cable - Competition" under "Business").

     Dependence upon Frequencies; No Automatic Renewal of Licenses. The use of frequencies is subject to regulation by the FCC, and, therefore, the ability of the Company's wireless cable systems to utilize such channels is dependent upon continuing compliance by the Company (or third-party lessors) with such applicable regulations as the FCC may adopt from time to time. FCC licenses for wireless cable frequencies must be renewed periodically and there is no automatic renewal of such licenses. If the underlying FCC licenses are cancelled or not renewed, or if leases are terminated or not renewed, the Company's wireless cable systems would be unable to deliver programming on such frequencies, which could have a materially adverse effect on the Company. (See "Regulation").

     Dependence Upon Programming Availability. The Company's wireless cable systems must obtain contracts with various program suppliers for non-broadcast programming services (such as ESPN, HBO, CNN and MTV). The likelihood that program material will be unavailable to the Company is significantly mitigated by the Cable Act and various FCC regulations issued thereunder, which, among other things, impose limits on exclusive programming contracts and generally prohibit cable programmers in which a cable operator has an attributable interest from discriminating against cable competitors with respect to the price, terms and conditions of sale of programming. There is, nevertheless, no assurance that any programming source will be available to the Company's wireless cable systems or, if available, that it will be available at reasonable prices or will be acceptable to subscribers. (See "Business - Wireless Cable - Programming" under "Business").

     Impediments to Proposed Expansion. The Company has adopted a business strategy which includes, in part, growth through the development of additional wireless cable systems. The Company's proposed expansion will be dependent on, among other things: the availability of channel license rights on terms and conditions acceptable to the Company, if at all; successful development and construction of operating systems; the availability of suitable management and other personnel; the Company's general ability to manage growth; and the availability of adequate financing. The Company's management will be responsible for the selection of expansion opportunities in its sole discretion and shareholders will not be presented with advance information regarding expansion opportunities or the ability to approve or disapprove system expansion opportunities. There can be no assurance that the Company will be successful in its proposed business strategy.

     Uncertainties Associated with Wireless Cable. The Company has only recently entered the wireless cable industry and has not yet launched its initial commercial broadcast. Due to this lack of operating history, the Company's growth can be expected to face unanticipated impediments, costs and competitive factors in connection with the expansion of the business, including changes in laws or regulations, technological advances, the availability of funding for future subscriber growth and the impact of new competitors for subscribers. There is no assurance that the Company will be able to compete successfully in its wireless cable markets. (See "Business
- Wireless Cable - Competition" under "Business").

     Physical Limitations of Wireless Cable Transmission. The vast majority of wireless cable programming is transmitted through the air via microwave frequencies (2500 to 2700 MHZ) from a transmission facility to a small receiving antenna at each subscriber's location, which generally requires a direct "line-of-sight" from the transmission facility to the subscriber's receiving antenna. Therefore, in communities with tall trees, hilly terrain, tall buildings or other obstructions in the transmission path, wireless cable transmission can be difficult or impossible to receive at certain locations without the use of signal repeaters known as "beambenders". The terrain in the Company's markets is generally conducive to wireless cable transmission and the Company does not presently anticipate any material use of beambenders. Nevertheless, because hard-wire cable systems deliver the signal to a subscriber's location through a network of coaxial cable and amplifiers and do not require a direct line-of-site, it is possible that a particular hard-wire cable system may have a competitive advantage over the Company in those areas where the reception of wireless cable transmission is difficult. In addition, extremely adverse weather can damage transmission and receiving antennas, as well as transmit-site equipment. However, the Company does not believe such potential damage represents a material risk.

     A small number of wireless cable systems utilize several low power television stations, built-out for wireless cable operations, within a particular market to broadcast programming to a small receiving antenna at each subscriber's location. Because the programming of such a wireless cable system is broadcast by low power television stations rather than via microwave frequencies, most "line-of-sight" limitations usually associated with wireless cable are eliminated. Two of the Company's markets, Poplar Bluff and Lebanon, Missouri, are designed in such a manner. The Company's management intends to develop as many markets as possible in this manner, because of management's belief that this style of wireless cable system is superior to the "traditional" wireless cable system structure. However, no assurance can be made in this regard. (See "Business - Wireless Cable - Company Markets" under "Business").

     Government Regulation. The wireless cable industry is highly regulated. The right to transmit on wireless cable channels is regulated by the FCC and the retransmission of local off-air VHF/UHF broadcasts is regulated by the U.S.
Copyright Office, pursuant to the Copyright Act.

     Pursuant to the Cable Act, the FCC adopted rate regulations relating exclusively to hard-wire cable systems, which regulations provide for, among other things, reductions in the basic service and equipment rates charged by most hard-wire cable operators and FCC oversight of rates for all other services and equipment. The Cable Act also provides for rate deregulation of a hard-wire cable operator in a particular market, once there is "effective competition" in that market. Effective competition is deemed to exist when, among other circumstances, another cable operator exceeds a 15% penetration in that market.
The Company cannot predict precisely what effect these regulations or further governmental regulations may have on hard-wire cable operators as to price and service. While current FCC regulations are intended to promote the development of a competitive pay television industry, the rules and regulations affecting the wireless cable industry may change, and any future changes in FCC rules, regulations, policies and procedures could have an adverse effect on the wireless cable industry, as a whole, and on the Company, in particular.

     Secondary transmission of a broadcast signal is permissible only if approved by the copyright holder or if subject to compulsory licensing under the Copyright Act.
The U.S. Copyright Office has taken the position that, effective January 1, 1995, wireless cable operators, unlike hard-wire cable operators, will not be "cable systems" entitled to a compulsory license under the Copyright Act. Pursuant to the Cable Act, local broadcasters may now require that wireless cable operators obtain their consent before retransmitting local off-air VHF/UHF broadcasts. The Wireless Cable Association International does not believe that retransmission consents are applicable to wireless cable system operators. However, the Company intends, nonetheless, to seek to obtain such consents in each of its markets where the Company may retransmit on a wireless cable channel. There can be no assurance that the Company will be able to obtain such consents on terms satisfactory to the Company, if required.

     Wireless cable operators are also subject to regulation by the FAA with respect to the construction of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There may also be restrictions imposed by local authorities. There can be no assurance that the Company will not be required to incur substantial additional costs in complying with such regulations and restrictions. (See "Wireless Cable" under "Regulation").

     Difficulties and Uncertainties of a New Industry. Wireless cable television is a relatively new industry with a short operating history. Potential investors should be aware of the difficulties and uncertainties that are normally associated with new industries, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in technology and changes in laws and regulations. There is no assurance that the wireless cable industry will, in general, and the Company, in particular, develop and survive over the long term. (See "Business").

Risks Concerning Community (Low Power) Television

     Competition. Community (low power) television stations compete for advertising revenue in their respective markets, primarily with other broadcast television stations and cable television channels, and compete with other advertising media, as well. Such competition is intense. In addition, competition for programming, management personnel and network affiliations is severe. There is no assurance that the Company's community television channels, once built, of which there is no assurance, will be able to compete effectively in their respective markets. (See "Business - Community (Low Power) Television - Competition" under "Business").

     Government Regulation. Television broadcasting operations are subject to the jurisdiction of the FCC under the Communications Act. The Communications Act empowers the FCC to issue, revoke or modify broadcast licenses, to assign frequencies, to determine the locations of stations, to regulate the broadcasting equipment used by stations, to establish areas to be served, to adopt such regulations as may be necessary to carry out the provisions of the Communications Act and to impose certain penalties for violation of its regulations. The Company's currently operating television station is, and the Company's future television stations will be, subject to a wide range of technical, reporting and operational requirements. There is no assurance that the Company will be able to comply with such requirements in the future. Similarly, the Federal Trade Commission, among other regulatory agencies, imposes a variety of requirements that affect the business and operations of broadcast stations. Proposals for additional or revised requirements are considered from to time by the FCC, other regulatory agencies and Congress. The Company is unable to predict what new or revised Federal requirements may result from such consideration or what impact, if any, such requirements might have upon the operation of a television station operated by the Company. (See "Community (Low Power) Television" under "Regulation").

Risks Concerning Wireless Internet

     Competition. The Company intends to operate as a Wireless Internet Service Provider (ISP) in numerous U.S. cities. Competition among traditional (telephone-line dependent) ISP businesses is intense, with price and ease of Internet access being primary points of competition.
Because many of the Company's potential competitors may possess greater resources, financial and otherwise, than does the Company, there is no assurance that the Company will be able to attract customers for its Wireless ISP services. Thus, it is possible that the Company will be unsuccessful in establishing its Wireless ISP business in one or more of its proposed Wireless ISP markets. (See "Business - Wireless Internet - Competition" under "Business")

     New Product; Possible Lack of Consumer Acceptance. The Company intends to be the first Wireless ISP in each of its proposed markets. While the Company expects that its Wireless ISP service will be readily accepted by consumers, as with any new product or service, there can be no assurance that the Company's Wireless ISP service will be accepted by consumers in commercially viable numbers.

Risks Concerning the Common Stock

     Dividend Policy. The Company does not anticipate the payment of cash dividends in the foreseeable future, but intends to re-invest any profits which may be earned by the Company's business. (See "Dividends").

     Absence of Trading Market for the Common Stock. No market for trading the Common Stock of the Company currently exists and there is no assurance that a market ever will develop or, should such ever be established, that it will be maintained. Additionally, the Company does not expect that its Common Stock will be eligible for listing on any exchange or on the NASDAQ National Market System for the foreseeable future.

     Possible Volatility of Market for Common Stock. The market prices for securities of newly public companies have, historically, been highly volatile. Future announcements concerning the Company or its competitors, including operating results, technological innovations and government regulations, could have a significant impact on the market price of the Common Stock of the Company, increasing possible volatility.

     Market Overhang; Restricted Securities. 5,810,000 shares, or 94.16%, of the outstanding shares of Common Stock of the Company, after the dividend distribution of Common Stock to the shareholders of ECA, will be owned by the current shareholders of the Company. Such shares of Common Stock will be eligible for resale to the public beginning in November 1997, pursuant to the provisions of Rule 144 of the Rules and Regulations of the Commission. Such amount of Common Stock may represent a significant overhang on the market for the Common Stock, if any develops. Such overhang on the market for the Common Stock could, if a substantial number of shares comprising such overhang were sold in a short period of time, depress the then-current market price for the Common Stock of the Company. However, no prediction as to the effect of such overhang on the market for the Common Stock of the Company can be made.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned his or her restricted stock for at least one year, including persons who may be deemed "affiliates" of the Company, as that term is defined under the Act, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then-outstanding shares of the Company's Common Stock (approximately 61,700 shares based on the current number of outstanding shares) or the average weekly trading volume of trading on all national securities exchanges and/or reported through the automated quotation system of a registered securities association of the Company's Common Stock during the four calendar weeks preceding the filing of the Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements, and to the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned his or her restricted shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the requirements described above.

     Market Overhang; Registration Rights. The Company has granted registration rights with respect to 150,000 shares of its currently outstanding Common Stock. As to such shares, the holder can demand the registration of its shares any time following the effective date of the Registration Statement of which this Prospectus forms a part. (See "Legal Matters"). Such amount of Common Stock may represent a significant overhang on the market for the Common Stock, if any develops. Such overhang on the market for the Common Stock could, if a substantial number of shares comprising such overhang were sold in a short period of time, depress the then-current market price for the Common Stock of the Company. However, no prediction as to the effect of such overhang on the market for the Common Stock of the Company can be made.

     Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks, in general, are equity securities with a market price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure statement prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, as well as the monthly account statements showing the market value of each penny stock held in the customer's account.
In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement tot he transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. It can be expected that the Company's Common Stock will, for the foreseeable future, be subject to the penny stock rules, with the result that investors in the Company's Common Stock may find it more difficult to sell their shares.

Tax Risks

     Valuation of Distribution. The Internal Revenue Service (the "Service") is not bound by the determination of fair market value of the Common Stock being distributed by ECA as a dividend to its shareholders. In the event the Service determines the Common Stock to have a higher value, the recipients may have to pay income tax on a greater amount of gain than that arising from the value attributed to the Common Stock by ECA. (See "Federal Income Taxes").

     No Internal Revenue Service Ruling. The Company has not obtained, nor does it intend to obtain, an advance ruling from the Service as to the valuation of the dividend distribution Common Stock to be distributed under this Prospectus. The absence of an advance ruling increases the chance that the Service will challenge the valuation attributed to the Common Stock received by a taxpayer. (See "Federal Income Taxes").

                        USE OF PROCEEDS

Neither the Company nor ECA will receive any proceeds from the dividend distribution to the shareholders of ECA of 360,000 shares of the Company's Common Stock.

                  INFORMATION CONCERNING ECA

General

Entertainment Corporation of America (ECA) was formed in 1987 under the laws of the State of Delaware under the name "Mulka, Inc." In February 1988, all of the shares of Mulla, Inc. were distributed to the shareholders of Forme Capital, Inc. In September 1989, Mulla, Inc. changed its name to "Entertainment Corporation of America" in connection with the current management's acquiring control. Until 1994, ECA's primary business was the operation of adult entertainment facilities. The facilities, known as The Gold Club, are located in Atlanta, Georgia, and Baton Rouge, Louisiana. In 1994, ECA sold its interest in both such facilities. Since 1994, ECA has searched for a going business to acquire.

Management

John D. Kirkendoll, Alan G. Kirkendoll and Karen M. Rhea are the directors of ECA as of the date of this Prospectus. Mr.
John Kirkendoll serves as President, Mr. Alan Kirkendoll serves as Vice President and Ms. Rhea serves as Secretary/Treasurer.

Outstanding Securities

On March 15, 1997, the record date for the distribution of Common Stock of the Company, ECA had outstanding 4,912,500 shares of its $.001 par value common stock. The common stock of ECA is not currently traded in any public market.

Prior Dividend Distribution

In August 1993, ECA distributed 300,000 shares of common stock of K.L.S. Enviro Resources, Inc. (formerly K.L.S. Gold Mining Company), a Nevada corporation ("KLS"), to its shareholders as a property dividend. The common stock of KLS currently trades on the OTC Electronic Bulletin Board under the symbol "KLSE". The closing bid price for the common stock of KLS on July 18, 1997, as reported by the OTC Electronic Bulletin Board, was $2.375 per share. There is no assurance that a market for the Common Stock of the Company will ever be established.

         DISTRIBUTION OF SECURITIES OF THE COMPANY

Background and Reasons for Distribution

The principals of the Company envisioned, as part of their overall plan for the Company, having the Company become publicly owned soon after its inception. To that end, the Company's directors investigated various methods of becoming publicly owned. After their investigation, the directors determined that the dividend distribution, or Aspin-off", method contemplated by this Prospectus would be the least expensive, least ownership-dilutive means of becoming publicly owned. Following an introduction facilitated by counsel to the Company, the Company and ECA agreed to the transaction to which this Prospectus relates.

The Board of Directors of ECA perceived a potential for added value to the ownership of ECA common stock through the dividend distribution of Company Common Stock. ECA's management anticipates that its shareholders will benefit from the dividend distribution, though there is no assurance that such will be the case. (See "Risks Concerning the Common Stock - Absence of Trading Market for the Common Stock" under "Risk Factors").

Method of Distribution and Subsequent Trading

Certificates representing 360,000 shares of the Company's Common Stock will be distributed by mail within a reasonable time after the date of this Prospectus on the basis of
 .0732824 of a share of Company Common Stock for each share of ECA common stock (approximately one share of the Company's Common Stock for each 14 shares of ECA held) to holders of ECA common stock of record on March 15, 1997. (See "Information Concerning ECA"). On March 15, 1997, there were approximately 900 shareholders of ECA; therefore, the Company will have approximately 925 shareholders after the distribution. No exchange of shares, payment or other action by holders of ECA common stock will be required. Common Stock of the Company will be distributed to the nearest number of whole shares; no fractional shares will be issued. Any such fractional interests will not be compensated by ECA.

A copy of this Prospectus will be mailed to each ECA shareholder of record as of March 15, 1997, within a reasonable time after the date of this Prospectus. Copies will also be mailed to brokers and dealers who make a market in the common stock of ECA, if any, and to other brokers and dealers who may reasonably be expected to trade or make a market in the Common Stock of the Company. There can be no assurance, however, that any market will develop in the Common Stock. The likelihood of the Common Stock of the Company being regularly traded in any market or at any particular price cannot be predicted.

                          DIVIDENDS

The Company anticipates that it will retain any profits from its operation for re-investment in the Company's business and does not anticipate paying any such dividends in the foreseeable future. (See "Risks Concerning the Common Stock
- Dividend Policy" under "Risk Factors").

                        CAPITALIZATION

The following table sets forth the capitalization of the Company as of December 31, 1996, and as of March 31, 1997.
This table should be read in conjunction with the financial statements of the Company included herein.


                                As at          As at
                               3/31/97        12/31/96
                             -----------      ---------
                             (unaudited)      (audited)

Long-Term Debt                $    ---         $    ---
Shareholders' Equity:
  Common Stock - $.0001
  par value; 100,000,000
  shares authorized,
  6,000,000 and 6,170,000
  shares issued,
  respectively                     617              600
Additional Paid-in
  Capital                      308,491          198,508
Deficit Accumulated
  During the
  Development Stage            (47,898)         (24,237)
Other                          (60,860)          (2,160)
Shareholders' Equity           200,350          172,711
Total Capitalization           200,350          172,711

                 SELECTED FINANCIAL DATA

The following selected financial data have been derived from the financial statements of the Company, Missouri Cable TV Corp. (MCTV) and Winter Entertainment, Inc. (WEI), which financial statements are included elsewhere herein. The selected financial data set forth below should be read in conjunction with such financial statements, related notes and other financial information included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

STATEMENT OF OPERATIONS DATA:

                                              The Company
                                            (WEI) from the
                                                Date of
                The Company   The Company      Inception
               For the Three    for the        (12/28/95)
               Months Ended    Year Ended         Thru
                  3/31/97       12/31/96        12/31/95
                -----------     ---------      -----------
                (unaudited)     (audited)      (unaudited)


Revenue           $   224       $ (3,337)      $  ---
Expenses           23,885         27,574          ---
Net loss          (23,661)       (24,237)         ---
Loss per share      (0.00)        (0.001)         ---

BALANCE SHEET DATA:

                         The Company         The Company
                        as at 3/31/97       as at 12/31/96
                        -------------       --------------
                         (unaudited)           (audited)

Working Capital
 (Deficit)               $  (27,113)           $  (46,077)
Total Assets                265,131               233,600
Total Current
 Liabilities                 64,781                60,889
Shareholders' Equity        200,350               172,711


     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
             CONDITION AND RESULTS OF OPERATIONS

Background

The Company, incorporated on November 1, 1996, has not engaged in active business operations. One of the Company's subsidiaries, Winter Entertainment, Inc. (WEI), acquired effective December 31, 1996, has been engaged in television broadcast operations since January 1996, while the Company's other subsidiary, Missouri Cable TV Corp. (MCTV), also acquired effective December 31, 1996, has only recently begun to attempt to attract subscribers for its wireless cable system located in Poplar Bluff, Missouri. Since its inception and in addition to the acquisitions of WEI and MCTV, the Company has acquired wireless cable channels and community (low power) television channels from its founders and others, has entered into a joint venture (known as "Web One Wireless I.S.P. - Baton Rouge, J.V.") (the Joint Venture) which is to operate as a Wireless Internet Service Provider (ISP) and has begun to seek the capital necessary to carry out its plan of business. (See "Business"). The Company's fiscal year ends December 31st. References to the "Company" include WEI, MCTV and the Joint Venture, unless the context indicates otherwise.

Because the Company, WEI and MCTV were combined in a reorganization of entities under common control, the presentation contained in the financial statements of the Company has been prepared in a manner similar to the pooling-of-interests method. In this regard, reference is made to Notes 1 and 3 of the Company's financial statements appearing elsewhere herein. The following discussion reflects such financial statement presentation.

Results of Operations

  Year Ended December 31, 1996.

    Wireless Cable Segment. For the year ended December 31, 1996 ("Fiscal 96"), the Wireless Cable Segment had no activity, other than to acquire certain assets. The Company has only recently begun to take preliminary steps to attract subscribers in one of its wireless cable markets, Poplar Bluff, Missouri. The Company's lack of funding has impaired its efforts in this regard. To date, no subscribers have been obtained.

    The Wireless Cable Segment's revenues will primarily be generated by subscription fees, pay-per-view fees and installation charges. The Company anticipates that installation fees will average $49.95 per subscriber and will begin at $5.00 for promotional specials. The Company anticipates that subscription fees will average $18.95 per month for basic programming, plus approximately $9.00 per month each for additional premium and movie channels. The
Company believes these programming fees are approximately
20% less than comparable hard wire cable prices.

    Expenses will consist primarily of service costs, selling, general and administrative expenses and depreciation and amortization. Service costs include programming costs, channel lease payments, if any, transmitter site rentals, cost of program guides and repair and maintenance expenditures. Of these, programming costs, channel lease payments and costs of program guides will be variable expenses that increase as the number of subscribers increases. Also, it is possible that the addition of subscribers will increase depreciation expense as the Company will expend approximately $300 for an analog system or $625 for a digital system to purchase and install the wireless cable receiving antenna and related equipment necessary at each subscriber's location.

    The Wireless Cable Segment's profitability will be determined by its ability to maximize revenue from subscribers while maintaining variable expenses.
Significant increases in revenues will generally come from subscriber growth. Currently, the Wireless Cable Segment has no employees, but expects to have retained three employees by the end of 1997, assuming adequate funding for planned development is obtained, of which there is no assurance. The Company does not intend to incur expenses relating to research and development during the next 12 months, except for general market research in the ordinary course of business.

    The Wireless Cable Segment's success will be dependent upon the extent to which its assumptions as to future revenues and expenses prove to be correct. These assumptions are based strictly on management's experience and judgment and certain available information concerning the wireless cable industry, in general. Because of the substantial number of variables applicable to the Wireless Cable Segment's proposed operations and the Wireless Cable Segment's lack of operating history, there can be no assurance that the Wireless Cable Segment's assumptions will prove accurate or that its plan of business will lead to future profitability. (See "Risk Factors Concerning Wireless Cable" under "Risk Factors").

    Community Television Segment. To date, the Company's only revenues have been derived from the operations of its community television station in Baton Rouge, Louisiana, call sign K13VE, Channel 13, which station has been engaged in broadcast operations since January 1996. For the year ended December 31, 1996, the Community Television Segment had revenues of $3,337 and a net loss of $1,217. K13VE is, and since the start of its broadcast operations has been, an affiliate of the Video Catalog Channel, a video merchandise sales firm. The Community Television Segment derives revenues from commissions on sales made by the Video Catalog Channel originating from zip codes within K13VE's principal broadcast coverage area. The Community Television Segment earns a commission equal to 10% of such sales (less returns) as are attributable to its broadcast area. The Company expects that K13VE will continue to operate in a similar manner through the remainder of 1997. However, should K13VE have an opportunity to become an affiliate of a national broadcast network, such as FOX or UPN, it can be expected that it would take advantage of such opportunity. To date, no such opportunity has been presented to K13VE, and there is no assurance that any such opportunity will arise. (See "Business - Community (Low Power) Television - Business Strategy" under "Business").

    The Company is currently investigating the possibility of establishing a network of independent community television stations around the U.S. There is no assurance that the Company will be successful in establishing such a television network.

    Wireless Internet Segment.  The Company did not form the
Wireless Internet Segment until after the end of Fiscal 96.

  Three Months Ended March 31, 1997, versus
  Three Months Ended March 31, 1996.

    Revenues from the Company's operations for the three months ended March 31, 1997 ("Interim 97"), were $224 (unaudited) compared to revenues of $0 (unaudited) for the three months ended March 31, 1996 ("Interim 96"). During both interim periods, all of the Company's revenues were generated by the Community Television Segment. The Company expects that, during the third quarter of 1997, the Wireless Internet Segment will begin to generate revenues from operations. However, there is no assurance in this regard.

    Wireless Cable Segment. The Company has only recently begun to take preliminary steps to attract subscribers in one of its wireless cable markets, Poplar Bluff, Missouri. The Company expects that revenues will not exceed expenditures in its Wireless Cable Segment for the remainder of the year ended December 31, 1997 ("Fiscal 97"). During Interim 97, the Wireless Cable Segment generated no revenues, while incurring $3,334 (unaudited) in operating expenses. The Company's ability to attract customers, thereby generating revenues in this segment, and to expand its Wireless Cable Segment is wholly dependent upon its obtaining adequate capital. There is no assurance that any such capital will be available to the Company.

    Community Television Segment. Revenues from the operations of the Community Television Segment for Interim 97 were $224 (unaudited) compared to revenues of $0 (unaudited) for Interim 96. The Company expects that this segment's revenues will remain at Interim 97 levels for the remainder of Fiscal 97. The Company has received FCC authorization to increase the power of its currently operating station to its maximum legal limit. Should the Company be able to obtain necessary funds, of which there is no assurance, the Company intends to commit $20,000 to increase the power of such station, which would permit the Company's broadcast signal to reach approximately 120,000 additional households. It is expected that the commissions earned by K13VE from Video Catalog Channel sales originating from its broadcast area would increase proportionately to its increased number of households reached. There is no assurance that such will be the case.

    Wireless Internet Segment. The Wireless Internet Segment has yet to generate any revenues. In January 1997, the Company entered into a joint venture known as "Web One Wireless I.S.P. - Baton Rouge, J.V." (the Joint Venture) with Web One, Inc. ("Web One"), whereby the Joint Venture will attempt to operate as a Wireless ISP in Baton Rouge, Louisiana. The Joint Venture expects to begin to solicit customers for its Wireless ISP service during July 1997. With respect to the business of the Joint Venture, the Company is dependent upon the efforts of Web One, which is the Managing Venturer of the Joint Venture. The Company has an option to acquire all of the outstanding capital stock of Web One at any time on or before August 1, 1998. If the option to acquire Web One is exercised by the Company, the Company, at its sole option, may elect to utilize cash or shares of its Common Stock in payment for the stock of Web One. The value of the stock of Web One is to be established by an independent appraiser. Should the Company elect to utilize shares of its Common Stock with which to acquire the stock of Web One, the per share value of the Company's Common Stock shall be equal to the average closing bid price of the Common Stock for the ten trading days immediately prior to the closing of such acquisition, or, should no public market for the Common Stock exist, the per share value of the Common Stock shall be established by an independent appraiser. There is no assurance that the Joint Venture will be successful.

    Pursuant to an agreement with Open Net, Inc. ("Open Net"), Sacramento, California, the Company owns an exclusive right of first refusal to utilize Open Net's Wireless Internet Access System in several U.S. cities, including, among others, Seattle, Washington, Portland, Oregon, New Orleans, Louisiana, and Dallas and Houston, Texas. The Company must pay the sum of $50,000 (for equipment and set-up services) to Open Net for each of Open Net's Wireless Internet Access Systems purchased by the Company. In addition, the Company is required to pay to Open Net a monthly customer maintenance fee of $5.00 per customer utilizing the Company's Wireless ISP services. The Company believes that it will require between $60,000 and $200,000 ($50,000 to Open Net and the balance for marketing and other general expenses), depending on the size of a particular city, to commence Wireless ISP operations in a particular city. These estimates are not based on a specific study or market research conducted by the Company, but are based, instead, on the business experience of the Company's management, as well as general market surveys conducted by the Company and others. There is no assurance that such estimates will be accurate. Should funds be available, the Company intends to commence its Wireless ISP operations in Dallas, Texas, during the third quarter of 1997. After Dallas, the Company intends to commence its Wireless ISP operations, in order, in Houston, New Orleans, Seattle and Portland. There is no assurance that the Company will possess sufficient capital with which to develop any of such markets.

    In addition, the Company is currently developing its own proprietary Wireless ISP system. It is likely that this proprietary system will be ready for commercial use by the Joint Venture, when it begins to market its Wireless ISP services in Baton Rouge, Louisiana, during July 1997.
Should the Company's Wireless ISP system prove to be commercially viable, the Company would likely elect not to exploit its agreement with Open Net. Should the Company make such an election, the Company would not incur any liability therefrom. The Company expects that the commercial viability of the Company's Wireless ISP system will be determined by the end of the third quarter of 1997. In the event the Company's Wireless ISP system proves to be viable, there is no assurance that the Company will be able to attract sufficient capital with which to exploit its system.

Liquidity and Capital Resources

  December 31, 1996.

    Since its inception, the Company has required little capital with which to operate and has had a working capital deficit throughout its history. At December 31, 1996, the Company's working capital deficit was $46,077. During Fiscal 96, one of the Company's officers, David M. Loflin, loaned to the Company a total of $68,000, which funds were used primarily for operating expenses of MCTV and for attorneys' fees and auditor's fees associated with the Registration Statement of which this Prospectus forms a part. Such loans are evidenced by promissory notes and bear interest at 8% per annum and are payable on demand. The Company does not currently possess funds necessary to repay such loans. Mr. Loflin has advised the Company that he does not intend to make demand for repayment of such loans for the foreseeable future. Nevertheless, should Mr. Loflin make such demand for repayment, the Company could be unable to satisfy such demand, which would have a materially adverse affect on the Company. In addition, none of the officers of the Company will be paid a salary, and such persons have agreed to work without pay, until such time as payment of such officers' salaries would have no materially adverse effect on the Company's financial condition. During Fiscal 96, none of the officers of the Company was paid a salary, nor did any officer's salary accrue. It is expected that the Company's extreme lack of liquidity, and the attendant working capital deficit, will continue until such time as the Company is able to secure an equity investment or bank or other loan. Without such additional funds, it is likely that the Company would be unable to implement its plan of business. There is no assurance that the Company will be able to secure necessary funds.

    During Fiscal 96, the Company utilized shares of its Common Stock to acquire all of its currently-held assets.
Specifically, the Company acquired assets as follows:


                          Number of     Appraised Value
Wireless Cable Market   Shares Issued     of Assets(1)
---------------------   -------------   ---------------

Poplar Bluff, MO            867,990        $1,004,560
Lebanon, MO               1,061,913         1,228,995
Port Angeles, WA            374,602           433,541
Astoria, OR                 336,418           389,350
Sand Point, ID              220,988           255,759
The Dalles, OR              284,074           328,770
Fallon, NV                  242,738           280,930
                          ---------        ----------
             Total        3,388,723        $3,921,905

      Community           Number of     Appraised Value
  Television Market     Shares Issued    of Assets(1)
---------------------   -------------   ---------------

Baton Rouge, LA             227,336          $263,106
Monroe/Rayville, LA          80,271            92,900
Natchitoches, LA             39,421            45,623
Bainbridge, GA              104,249           120,652
                            -------          --------
             Total          451,277          $522,281
-----------
(1) The assets acquired were appraised by Broadcast Services International, Inc. ("BSI"), a Sacramento, California-based communications appraisal firm. The report of BSI was based on 1990 Census Data. Valuation formulas for the wireless cable markets of the Company were based on initial public offerings within the wireless cable industry during the past three years. The formulas used in evaluation of the Company's broadcast channels were based on recent sales and market evaluation techniques employed by the Community Broadcasters Association, among others. (See "Certain Transactions - Appraisal").

    The Company may, when and if the opportunity arises, acquire other businesses which are related to one of the Company's current businesses. If such an opportunity arises, the Company may use a portion of its available funds, if any, shares of its Common Stock or a combination of Common Stock and cash, for that purpose. The Company has no specific arrangements with respect to any such acquisition at the present time, and is not presently involved in any negotiations with respect to any such acquisition. There can be no assurance that any such acquisitions will be made.

    Wireless Cable Systems. The Company continues to seek sources of capital with which to develop its wireless cable systems. The Company may enter into joint ventures or form general and/or limited partnerships in its efforts to construct and develop its wireless cable systems, although no agreement with any potential partner has been discussed. The development of wireless cable systems entails substantial capital investment and will require additional funding. The future availability of funding and terms of equity and debt financing cannot be predicted. The unavailability or inadequacy of financing to meet future capital needs could force the Company to modify, curtail, delay or suspend some or all of its planned wireless cable operations. The failure to obtain additional funds on a timely basis could materially adversely affect the Company and its business. The Company believes it will be able to undertake limited development of one or more of such markets (that is, with less rapid construction and less extensive marketing) without such additional financing or partners. (See "Risks Concerning the Company - Need for Future Financing" under "Risk Factors").

      Poplar Bluff, Missouri. Since the end of Fiscal 96, the Company has taken steps toward the commencement of marketing and customer installation activities for its Poplar Bluff system. Should the Company be successful in securing additional capital, of which there is no assurance, the Company intends to commit not less than $30,000 to further the development of its Poplar Bluff system. The Company expects that it will be able to obtain approximately 300 subscribers with such amount of funding. The Company anticipates that its Poplar Bluff system will generate positive cash flow shortly after it reaches 300 subscribers, although there is no assurance that such will be the case. There is no assurance that such additional funding will be available to the Company. A failure to secure additional funding would severely impede the development of the Poplar Bluff system. (See "Risks Concerning the Company - Need for Further Financing" under "Risk Factors").

      Other Systems. The Company owns rights to certain wireless cable channels in Lebanon, Missouri, Port Angeles, Washington, The Dalles, Oregon, Sand Point, Idaho, Fallon, Nevada, and Astoria, Oregon, which systems are expected to be developed in the order listed, assuming adequate funding is available, of which there is no assurance. The Company believes it will require approximately $200,000 for construction, should it determine to construct an analog-based system, or approximately $750,000 for construction, should it determine to construct a digital-based system, as well as approximately an additional $40,000 to commence marketing and customer installation activities for each system. There is no assurance that funding will be available to the Company at such times as it attempts to construct and market any one of its systems. Without adequate funding, the Company will likely be unable to develop any of its wireless cable systems.

      Also, it is the Company's intention, should funds be available, to make a $60,000 payment under a contract pursuant to which it acquired certain wireless cable channel rights in The Dalles, Oregon, Fallon, Nevada, and Sand Point, Idaho, and to renegotiate such contract at such time in accordance with an oral agreement reached with the person who sold such channel rights to the Company. Should the Company be unsuccessful in renegotiating such contract, the Company will be required, under such contract, to make a
$100,000 payment in September 1997.   The Company does not
currently possess sufficient capital with which to make such payment and there is no assurance that it will ever possess sufficient capital to make such payment.

    Community Television Stations. The Company continues to seek sources of capital with which to construct and operate its community television stations. The Company does not expect that it will seek joint venture partners or form general and/or limited partnerships in its efforts to construct and operate its community television stations. Rather, the Company intends to construct and operate its community television stations with funds derived from operations, if any, or from debt or other equity offerings. The availability or inadequacy of financing to meet future capital needs could force the Company to modify, curtail, delay or suspend some or all of its planned community television station development. The failure to obtain additional funds on a timely basis could materially adversely affect the Company and its business. The Company believes it will be able to undertake construction and limited operations of one or more of its community television stations without such additional financing, although the speed of such construction would be severely inhibited.

      Baton Rouge, Louisiana. K13VE Channel 13, the Company's Baton Rouge, Louisiana, community television station, has been broadcasting since January 1996, as an affiliate of the Video Catalog Channel. The Company's current broadcast signal reaches approximately 30,000 households. The Company is in need of approximately $20,000 in order to boost the power of such station to its maximum legal limit, which would permit the Company's broadcast signal to reach approximately 150,000 households. It is expected that the commissions earned by K13VE from Video Catalog Channel sales originating from its broadcast area will increase proportionately to its increased number of households reached. There is no assurance that such will be the case. Should the Company be successful in securing additional capital, of which there is no assurance, the Company intends to commit $20,000 to the upgrade of such television station.

      Other Stations. The Company owns the licenses to community television stations located in Monroe/Rayville, Louisiana, Natchitoches, Louisiana, and Bainbridge, Georgia, which television stations are expected to be constructed in the order listed, assuming adequate funding is available, of which there is no assurance. The Company believes it will require approximately $50,000 to construct each station so that it will be able to operate as an affiliate of the Video Catalog Channel. Should the Company desire any such station to become a fully operational television station, an additional $100,000 would be required to expand the facility. Because the Company intends to have each of its stations become an affiliate of the Video Catalog Channel immediately after construction has been completed, the Company does not expect to require additional funds for marketing. There is no assurance that funding will be available to the Company at such times as it attempts to construct any one of its community television stations. Absent additional funding, the Company will likely be unable to construct any of its community television stations.

    Cash Flows from Operating Activities. The Company's operations used $12,207 in cash during Fiscal 96. The use of cash in operations is a result of the lack of revenues compared to the operating expenses of the Company. A substantial portion of the expenses incurred during Fiscal 96 are attributable to the Company's Registration Statement of which this Prospectus forms a part. Further, the Company believes that substantially all expenses of start-up have been incurred. The Company's management does not expect that operations for all of Fiscal 97 will generate positive cash flow. However, management is unable to predict the level of cash flow to be generated during such period of time, due to the uncertainty of the level and timing of funding, if any, with which to commence its proposed Wireless Cable and Wireless Internet operations. Without any such funding, it can be expected that the Company will not be able to generate positive cash flow from operations.

    Cash Flows from Investing Activities. Investing activities of the Company used cash in Fiscal 96 of $23,291.
Cash used by investing activities was for the acquisition of licenses and rights to licenses. Management does not anticipate that investing activities will provide any cash for Fiscal 97, taken as a whole.

    Cash Flows from Financing Activities. During Fiscal 96, financing activities provided $50,000.

  March 31, 1997.

  The Company remained in a substantially illiquid position throughout Interim 97. At March 31, 1997, the Company's working capital deficit was $27,113 (unaudited). No material revenues were generated by Company operations,
during Interim 97.   During such period, one of the
Company's officers, David M. Loflin, loaned to the Company a total of $8,000, which funds were used primarily for operating expenses of the Company. Such loan is evidenced by a promissory note and bears interest at 8% per annum and is payable on demand. $5,000 of such loan was repaid during Interim 97. Subsequent to Interim 97, Mr. Loflin loaned to the Company the sum of $13,500, which funds were used for operating expenses of the Company. Such loan is evidenced by a promissory note and bears interest at 8% per annum and is payable on demand. As of the date of this Prospectus, the Company owed Mr. Loflin a total of $76,500, plus accrued and unpaid interest of approximately $1,500. The Company does not currently possess funds necessary to repay the balance of such loan. Mr. Loflin has advised the Company that he does not intend to make demand for repayment of the balance of such loan for the foreseeable future. Nevertheless, should Mr. Loflin make such demand for repayment, the Company could be unable to satisfy such demand, which would have a materially adverse effect of the Company. In addition, none of the officers of the Company will be paid a salary, and such persons have agreed to work without pay, until such time as payment of such officers' salaries would have no adverse affect on the Company's financial condition. (See "Executive Compensation" under "Management").

  Since the end of Fiscal 96, the Company has issued shares of its Common Stock on two occasions, both of which occurred during Interim 97. First, the Company entered into a Consulting and Legal Services Agreement (the "Newlan Agreement") with its legal counsel, Newlan & Newlan, Attorneys at Law. Under the Newlan Agreement, Newlan & Newlan agreed to provide legal services to the Company for a period of one year in consideration of the Company's undertaking to pay $3,500 in cash per month and the issuance to Newlan & Newlan of 150,000 shares of Company Common Stock in pre-payment of $60,000 of legal services. The Company believes it will be able to meet its obligations under the Newlan Agreement. (See "Legal Matters").

  Also, in March 1997, the Company sold 20,000 shares of its Common Stock to a single investor for $50,000 in cash. Such funds have been allocated to the Company's working capital account. Such investor, Michael Cohn, now a director of the Company, has committed to invest an additional $100,000 on the same terms during the second half of 1997. There is no assurance that such investment will be made. (See "Stock Purchase" under "Certain Transactions").

  The Company will derive no liquidity from the dividend distribution contemplated herein. (See "Distribution of Securities of the Company"). Thus, immediately after the Registration Statement of which this Prospectus forms a part is declared effective by the Commission and the distribution of Company Common Stock to the shareholders of ECA hereunder, the Company will remain in a substantially illiquid position.

  The Company is currently seeking a bank loan in the amount of $350,000 with which to commence operations in its Wireless Cable and Wireless Internet Segments. Such level of financing would permit the Company to operate for a period of at lease one year. There is no assurance that a financing source will be located. Should such a financing source not be secured, the Company can be expected to remain in a substantially illiquid position.

  It is the Company's current intention to commence a public offering of its Common Stock, in the approximate amount of $1,000,000, and to file a registration statement relating thereto immediately after the Registration Statement of which this Prospectus forms a part has been declared effective by the Commission. The Company currently is investigating its options in this regard. As of the date of this Prospectus, the Company had not reached any agreement or understanding with an underwriter. Should the Company be successful in obtaining such level of funding through its proposed public offering, it would then possess funds with which to operate for a period of not less than one year. However, there is no assurance that the Company will realize any funds from such proposed public offering. A failure in this regard will cause the Company to remain in a substantially illiquid position and unable to begin to implement its plan of business.

    Wireless ISP Markets. The Company owns the exclusive right of first refusal to operate, utilizing Open Net's Wireless Internet Access System, as a Wireless ISP in the following markets: Dallas and Houston, Texas, New Orleans, Louisiana, Seattle, Washington, and Portland, Oregon. The Company intends to develop its Wireless ISP capabilities in such markets utilizing its own funds, however derived. In addition, the Company intends to seek joint venture partners or form general and/or limited partnerships to develop its Wireless ISP capabilities in the following markets:
Alexandria, Louisiana, Astoria, Oregon, Bainbridge, Georgia, Lebanon, Missouri, Macon/Milledgeville, Georgia, Poplar Bluff, Missouri, Port Angeles, Washington, Sand Point, Idaho, and The Dalles, Oregon. It is possible that the Company will develop one or more of such Wireless ISP markets utilizing its own funds. However, no prediction can be made with respect to the order of development of such markets, nor can assurances be given that any of such markets will, in fact, be developed.

    For the development of any of its proposed Wireless ISP markets, the Company will be required to purchase $50,000 of equipment from Open Net. Thereafter, the amount of marketing funds needed will vary from market to market, depending on the size of a particular market. It can be expected, however, that the initial marketing budget will range approximately from $10,000 to $150,000. There is no assurance that funding will be available to the Company at such times as it attempts to develop any one of its Wireless ISP markets. Should the Company be successful in obtaining bank financing, of which there is no assurance, the Company would possess funds necessary to construct and develop its Wireless ISP in Dallas, Texas. However, absent such bank financing, the Company will likely be unable to exploit any of its Wireless ISP markets.

      Dallas, Texas. Should the Company be successful in securing additional capital, of which there is no assurance, the Company intends to commit not less than $100,000 to the establishment of its Wireless ISP in Dallas, Texas. The Company expects that it will be able to begin to market its Wireless ISP service in Dallas during the second quarter of 1997. The Company believes, after conducting an informal market study, that Dallas, among its other proposed Wireless ISP markets, offers the greatest opportunity for success, although there is no assurance in this regard.

    Cash Flows from Operating Activities. During Interim 97, the Company's operations used cash of $23,066 (unaudited). The use of cash in the current period is primarily due to the Company's net loss of $23,661 (unaudited). The Company's use of cash in operations during Interim 96 is attributable primarily to the Company's net loss for such interim period. The Company's management does not expect that operations for all of Fiscal 97 will generate positive cash flow. However, management is unable to predict the level of cash flow to be generated during such period of time, due to the uncertainty of the level and timing of funding, if any, with which to commence its proposed Wireless Cable and Wireless Internet operations. Without any such funding, it can be expected that the Company will not be able to generate positive cash flow from operations.

    Cash Flows from Investing Activities. Investing activities of the Company during Interim 97 used $9,259
(unaudited), including $1,759 (unaudited) for the purchase of equipment, $2,500 (unaudited) as an investment in the Joint Venture and $5,000 (unaudited) for the purchase of licenses and rights to leases of licenses. In comparison, the Company had virtually no investing activities during Interim 96. The Company's management is unable to predict whether investing activities will provide cash during the remainder of Fiscal 97. This uncertainty is caused by the lack of a commitment by an underwriter relating to the proposed future public offering of Company Common Stock or other financing commitment. Absent any such funding, it is expected that investing activities will continue to use the Company's cash.

    Cash Flows from Financing Activities. Financing activities of the Company provided $54,300 (unaudited) in cash during Interim 97, compared to Interim 96 when financing activities provided $0 (unaudited). Substantially all of the cash provided from financing activities during the current interim period was the result of the sale of 20,000 shares of Company Common Stock for a total of $50,000 in cash. It is the Company's intention to sell shares of its Common Stock as the primary means of securing capital with which to implement its plan of business. Should the Company have success in this regard, cash provided by financing activities can be expected to be substantially higher. However, no prediction as to the level of such cash can be made by management, nor can any assurance be made that any cash will be provided by financing activities.

    Non-Cash Investing Activities.  During Interim 97, the
Company's non-cash investing and financing activities included the issuance of 150,000 shares of Common Stock in consideration of consulting and legal services to be performed, which shares were valued, pursuant to arm's-length negotiations, at $60,000, in the aggregate.

Management's Plans Relating to Future Liquidity

It is management's opinion that the Company will be unable to improve its current liquidity position without an infusion of cash in an amount of not less than $200,000.
The Company's current operations will be unable, on their own, to alleviate the Company's current lack of liquidity. Once the Registration Statement of which this Prospectus forms a part has been declared effective by the Commission, management believes it will be able to mitigate the effects of its current financial condition in one or more of the following ways: (1) the Company intends to commence a public offering of its Common Stock, in the approximate amount of $1,000,000, immediately following the effective date of the Registration Statement of which this Prospectus is a part;
(2) the Company is currently seeking, and will continue in the future to seek, a bank loan in an amount of not less than $200,000; (3) the Company will attempt to locate one ore more joint venture partners with whom the Company would develop one or more of its proposed Wireless Internet markets; or (4) the Company will pursue and other means of financing its plan of business that may become available.
NO PREDICTION CAN BE MADE AS TO THE LIKELIHOOD THAT THE COMPANY WILL BE SUCCESSFUL IN OBTAINING NEEDED FINANCING. However, management believes that it will be successful in obtaining needed funding within a reasonable time following the date of this Prospectus. This belief is based on management's business experience and preliminary reaction from its potential Wireless ISP customers in Baton Rouge, Louisiana. Should one of the described financing transactions be consummated, of there is no assurance, the Company's management believes that the operations that are commenced with the obtained funds will be able to generate sufficient cash flow to sustain the Company's activities during the twelve months to end March 31, 1998. There is no assurance that such will be the case.

Capital Expenditures

During the remainder of Fiscal 97, the Company expects to apply substantially all of its available capital to the construction of one or more of its wireless cable systems
(approximately $200,000 per system), one or more of its community television stations (approximately $50,000 per station) and one or more of its Wireless ISP markets (an average of approximately $175,000 per market). There is no assurance that any of the necessary capital for such proposed activities will be available.

                        REGULATION

Wireless Cable

  General. The wireless cable industry is subject to regulation by the FCC pursuant to the Communications Act. The Communications Act empowers the FCC to issue revoke, modify and renew licenses within the spectrum available to wireless cable; to approve the assignment and/or transfer of control of such licenses; to approve the location of wireless cable systems; to regulate the kind, configuration and operation of equipment used by wireless cable systems; and to impose certain equal employment opportunity and other reporting requirements on wireless cable operators.

  In the 50 largest U.S. markets, 33 channels are available for wireless cable (in addition to local off-air VHF/UHF broadcast channels that are not re-transmitted over the microwave channels). In the Company's markets, 32 channels are available for wireless cable (in addition to local off-air VHF/UHF broadcast channels that are not re-transmitted over the microwave channels), 12 of which can be owned by for-profit entities for full-time usage without programming restrictions (multi-point distribution service [MDS] channels). Except in limited circumstances, the other
20 wireless cable channels can only be owned by qualified non-profit educational organizations, and, in general, each must be used a minimum of 20 hours per week for educational programming (instructional television fixed service [ITFS] channels). The remaining excess air time on an ITFS channel may be leased to wireless cable operators for commercial use, without further restrictions (other than the right of the ITFS license holder, at its option, to recapture up to an additional 20 hours of air time per week per channel for educational programming). Certain programming (including, among others, The Discovery Channel and Arts &
Entertainment) qualifies as educational and thereby facilitates full-time usage of an ITFS channel by commercial wireless cable operators. Additionally, a technique known as "channel mapping" permits ITFS licensees to meet their minimum educational programming requirements by transmitting educational programming over several ITFS channels at different times, which the viewer sees as just one channel.
In addition, lessees of ITFS excess air time generally have the right to transmit to their subscribers the educational programming provided by the lessor at no incremental cost.
The FCC now permits "channel loading". Channel loading permits ITFS license holders to consolidate their educational programming on one or more of their ITFS channels, thereby providing wireless cable operators leasing such channels with greater flexibility in their use of ITFS channels. The FCC's allocation of frequencies to wireless cable is subject to change and, in the future, the FCC might propose to alter the present wireless cable allocation to provide a portion of the spectrum for other emerging technologies. The FCC has formally inquired as to whether certain wireless cable frequencies should be reallocated for new computer-based communications services. It is uncertain whether any definitive action will be taken with respect to this inquiry. The Company believes that if any such action were taken to reallocate these channels, the FCC would allocate substitute frequency rights to the wireless cable industry or provide other concessions.

  As the Company expands, it may be dependent on leases with unaffiliated third parties for most of its wireless cable channel rights. Most wireless cable systems' channel leases typically cover four ITFS and/or one to four MDS wireless cable channels each. Generally, ITFS channels may only be owned by qualified non-profit educational organizations and, in general, must use a minimum of 20 hours per week per channel for educational programming. The remaining excess ITFS channel time may be leased to wireless cable operators for commercial use without further restriction. MDS channels may be owned by commercial entities and allow full-time usage without programming restrictions. The use of such channels by the license holders is subject to regulation by the FCC and a wireless cable operator's ability to continue to enjoy the benefits of its leases with channel license holders is dependent upon the continuing compliance by the channel license holders with applicable regulations, including the requirement that ITFS license holders must meet certain educational use requirements in order to lease transmission capacity to wireless cable operators. Additionally, the FCC licenses also specify construction deadlines, which, if not met, could result in the loss of the license. Requests for additional time to construct may be filed and are subject to review pursuant to FCC rules.

  Applications for wireless cable licenses are subject to approval by the FCC. There is no limit on the time that may elapse between filing the application with the FCC for a modification or new license and action thereon by the FCC. Once the FCC staff determines that the applications meet certain basic technical and legal qualifications, the staff then determines whether each application is proximate to transmit and receive-site locations of other applications. Those applications that would result in signal interference to other pending applications must then undergo a comparative selection process. The FCC's ITFS application selection process is based on a set of objective criteria that include whether an applicant is located in the community to be served and the number of students that will receive the applicant's educational programming. Thus, the outcome of the selection process when two or more qualified applicants are competing for the same channels lends itself to a degree of predictability that varies according to the circumstances. In 1985, the FCC established a lottery procedure for awarding MDS licenses. In 1990, the FCC established a filing "window" system for new multichannel MDS (MMDS) applications. The FCC's selection among more than one acceptable MMDS applications filed during the same filing window was determined by a lottery. Generally, once an MMDS application is selected by the FCC and the applicant resolves any deficiencies identified by the FCC, a conditional license is issued, allowing construction of the station to commence. Construction generally must be completed within one year of the date of grant of the conditional license, in the case of MMDS channels, or 19 months, in the case of ITFS channels. ITFS and MMDS licenses generally have terms of 10 years. Licenses must be renewed and may be revoked for cause in a manner similar to other FCC licenses. FCC rules prohibit the sale for profit of an MMDS conditional license or of a controlling interest in the conditional license holder prior to construction of the station or, in certain instances, prior to the completion of one year of operation. The FCC, however, does permit the leasing of 100% of an MMDS license holder's spectrum capacity to a third party and the granting of options to purchase a controlling interest in a license, once the required license holding period has lapsed and certain other conditions are met.

  Application for renewal of MDS and ITFS licenses must be filed within a certain period prior to expiration of the license term, and petitions to deny applications for renewal may be filed during certain periods following the filing of such applications. Licenses are subject to revocation or cancellation for violations of the Communications Act or the FCC's rules and policies. Conviction of certain criminal offenses may also render a licensee or applicant unqualified to hold a license.

  Wireless cable transmissions are governed by FCC regulations governing interference and reception quality.
These regulations specify important signal characteristics such as modulation (e.g., AM/FM) or encoding formats (e.g., analog or digital).

  The FCC also regulates transmitter locations and signal strength. The operation of a wireless cable system requires the collection of a commercially viable number of channels operating with common technical characteristics. In order to commence operations in a particular market, the Company may be required to file applications with the FCC to modify licenses for unbuilt stations. In applying for these modifications, the Company must demonstrate that its proposed signal does not violate interference standards in the FCC-protected area of another wireless cable channel license holder. A wireless cable license holder generally is protected from interference within 35 miles of the transmission site. An ITFS license holder has protection to all of its receive sites, but only a 35 mile protected service area during excess capacity use by a wireless cable operator. The Cable Act. On October 5, 1992, Congress passed the Cable Act, which imposes greater regulation on hard-wire cable operators and permits regulation of prices
in areas in which there is no "effective competition".   The
Cable Act directs the FCC to adopt comprehensive new federal standards for local regulation of certain rates charged by hard-wire cable operators. The legislation also provides for deregulation of hard-wire cable in a given market once other multi-channel video providers serve, in the aggregate, at least 15% of the cable franchise area. Rates charged by wireless cable operators, typically already lower than hard-wire cable rates, are not subject to regulation under the Cable Act.

  Under the retransmission consent provisions of the Cable Act and the FCC's implementing regulations, all multi-channel video providers (including both hard-wire and wireless cable) seeking to re-transmit certain commercial broadcast signals must first obtain the permission of the broadcast station. Hard-wire cable systems, but not wireless cable systems, are required under the Cable Act and the FCC's "must carry" rules to re-transmit a specified number of local commercial television or qualified community (low power) television signals.

  In May 1993, the FCC issued new regulations implementing the rate regulation provisions in the Cable Act. Hard-wire cable operators with rates above a price benchmark average for basic services were directed to reduce their rates by approximately 10%. In February 1994, the FCC announced that it would require hard-wire cable operators to implement a further reduction in rates of another 7%. On November 18, 1994, the FCC adopted some exceptions to its cable rate regulations. The FCC has also adopted regulations implementing the Cable Act that require hard-wire cable operators to establish standardized levels of customer service. The Company cannot predict what effect these regulations may have on the Company's price and service competitiveness in its proposed wireless cable markets.

  In February 1996, the Telecommunications Act was enacted. Pursuant to the Telecommunications Act, all cable rate regulation will be eliminated after three years, and for "small systems", as defined in the Telecommunications Act, and under certain other circumstances, rate regulation will be eliminated immediately. Until these sunset provisions go into effect, hard-wire cable operators will continue to be subject to rate regulations.

  While current FCC regulations are intended to promote the development of a competitive pay television industry, the rules and regulations affecting the wireless cable industry may change, and any future changes in FCC rules, regulations, policies and procedures could have a material adverse effect on the industry, as a whole, and on the Company, in particular. In addition, a number of legal challenges to the Cable Act and the regulations promulgated thereunder have been filed, both in the courts and before the FCC. These challenges, if successful, could substantially increase the Company's operating costs, make some programming unavailable to the Company and otherwise have a material adverse effect on the wireless cable industry, as a whole, and the Company, in particular. Specifically, those sections of the Cable Act which prohibit discriminatory or unfair practices in the sale of satellite cable and satellite broadcast programming to competing multi-channel video programming distributors have been challenged. The Company's costs to acquire satellite cable and broadcast programming may be affected by the outcome of those challenges. Other aspects of the Cable Act that have been challenged are the Cable Act's provisions governing rate regulation and customer service standards to be met by hard-wire cable companies. The Cable Act empowered the FCC to regulate the subscription rates charged by hard-wire cable operators. As described above, the FCC recently issued rules requiring such cable operators, under certain circumstances, to reduce the rates charged for basic services. The Cable Act also empowered the FCC to establish certain minimum customer service standards to be maintained by hard-wire cable operators. These standards include prompt responses to customer telephone inquiries, reliable and timely installations and repairs and readily understandable billing practices. Should these provisions withstand court and regulatory challenges, the extent to which wireless cable operators may continue to maintain an advantage over hard-wire cable operators in price and customer service practices could be diminished.

  Other Regulations. Because the use of coaxial cable by hard-wire cable operators requires a "right of way" to cross municipal streets, such operators must acquire a municipal franchise and pay municipal franchise fees. Since wireless cable uses FCC approved frequencies, no municipal right of way is required. Accordingly, wireless cable operators are not subject to municipal franchise fees. Hard-wire cable operators are also required to set aside public access channels for municipal and local resident use. Wireless cable operators are not subject to such requirements.

  Wireless cable license holders are subject to regulation by the FAA with respect to the construction of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There may also be restrictions imposed by local authorities. There can be no assurance that the Company will not be required to incur additional costs in complying with such regulations and restrictions.

Community (Low Power) Television

  General. Television broadcasting operations are subject to the jurisdiction of the FCC under the Communications Act. The Communications Act empowers the FCC, among other things, to issue, revoke or modify broadcast licenses, to assign frequencies, to determine the locations of stations, to regulate the broadcasting equipment used by stations, to establish areas to be served, to adopt such regulations as may be necessary to carry out the provisions of the Communications Act and to impose certain penalties for violation of its regulations. The Company's currently operating community television station, as well as any future stations, is subject to a wide range of technical, reporting and operational requirements imposed by the Communications Act and by FCC rules and policies.

  The Communications Act provides that a license may be granted to any applicant if the public interest, convenience and necessity will be served thereby, subject to certain limitations, including the requirement that the FCC allocate licenses, frequencies, hours of operation and power in a manner that will provide a fair, efficient and equitable distribution of service throughout the United States. Television licenses generally are issued for five-year terms. Upon application, and in the absence of a conflicting application that would require the FCC to hold a hearing, or questions as to the licensee's qualifications, television licenses have usually been renewed for additional terms without a hearing by the FCC. An existing license automatically continues in effect once a timely renewal application has been filed until a final FCC decision is issued.

  Under existing FCC regulations governing multiple ownership of broadcast stations, a license to operate a television or radio station generally will not be granted to any party (or parties under common control) if such party directly or indirectly owns, operates, controls or has an attributable interest in another television or radio station serving the same market or area. The FCC, however, is favorably disposed to grant waivers of this rule for certain radio station-television station combinations in the top 25 television markets, in which there will be at least 30 separately owned, operated and controlled broadcast licenses, and in certain other circumstances.

  FCC regulations further provide that a broadcast license will not be granted if that grant would result in a concentration of control of radio and television broadcasting in a manner inconsistent with the public interest, convenience or necessity. FCC rules generally deem such concentration of control to exist if any party, or any of its officers, directors or shareholders, directly or indirectly, owns, operates, controls or has an attributable interest in more than 12 television stations, or in television stations capable of reaching, in the aggregate, a maximum of 25% of the national audience. This percentage is determined by the DMA market ranking of the percentage of the nation's television households considered within each market. Because of certain limitations of the UHF signal, however, the FCC will attribute only 50% of a market's DMA reach to owners of UHF stations for the purpose of calculating the audience reach limits. The Company will not approach such limits for the foreseeable future. To facilitate minority group participation in radio and television broadcasting, the FCC will allow entities with attributable ownership interests in stations controlled by minority group members to exceed the ownership limits.

  The FCC's multiple ownership rules require the attribution of the licenses held by a broadcasting company to its officers, directors and certain of its shareholders, so there would ordinarily be a violation of FCC regulations where an officer, director or such a shareholder and a television broadcasting company together hold interests in more than the permitted number of stations or more than one station that serves the same area. In the case of a corporation controlling or operating television stations, such as the Company, there is attribution only to shareholders who own 5% or more of the voting stock, except for institutional investors, including mutual funds, insurance companies and banks acting in a fiduciary capacity, which may own up to 10% of the voting stock without being subject to such attribution, provided that such entities exercise no control over the management or policies of the broadcasting company.

  The FCC has recently begun a proceeding to consider liberalization of the various TV ownership restrictions described above, as well as changes (not all of which would be liberalizing in effect) in the rules for attributing the licenses held by an enterprise to various parties. The
Company is unable to predict the outcome of these proceedings.

  The Communications Act and FCC regulations prohibit the holder of an attributable interest in a television station from having an attributable interest in a cable television system located within the coverage area of that station.
FCC regulations also prohibit the holder of an attributable interest in a television station from having an attributable interest in a daily newspaper located within the predicted coverage area of that station.

  The Communications Act limits the amount of capital stock that aliens may own in a television station licensee or any corporation directly or indirectly controlling such licensee. No more than 20% of a licensee's capital stock and, if the FCC so determines, no more than 25% of the capital stock of a company controlling a licensee, may be owned or voted by aliens or their representatives. Should alien ownership exceed this limit, the FCC may revoke or refuse to grant or renew a television station license or approve the assignment or transfer of such license.

  The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without the prior approval of the FCC. Legislation was introduced in the past that would impose a transfer fee on sales of broadcast properties. Although that legislation was not adopted, similar proposals, or a general spectrum licensing fee, may be advanced and adopted in the future.
Recent legislation has imposed annual regulatory fees applicable to the Company.

  The foregoing does not purport to be a complete summary of all of the provisions of the Communications Act or regulations and policies of the FCC thereunder. Reference is made to the Communications Act, such regulations and the public notices promulgated by the FCC.

  Other Regulations. The Federal Trade Commission, among other regulatory agencies, imposes a variety of requirements that affect the business and operations of broadcast stations. From time to time, proposals for additional or revised requirements are considered by the FCC, numerous other Federal agencies and Congress. The Company is unable to predict future Federal requirements or what impact, if any, any such requirements may have on Company television stations.

                       BUSINESS

History

The Company was organized in November 1996 to act as a holding company primarily in the wireless cable and community (low power) television industries. To this end, the Company has acquired Winter Entertainment, Inc. (WEI), which owns and operates a community (low power) television station in Baton Rouge, Louisiana, and Missouri Cable TV Corp. (MCTV), which owns the licenses necessary to operate wireless cable systems in Poplar Bluff and Lebanon, Missouri, has acquired licenses and leases of licenses necessary to operate wireless cable systems in Port Angeles, Washington, Astoria, Oregon, Sand Point, Idaho, The Dalles, Oregon, and Fallon, Nevada, and has acquired licenses necessary to operate community (low power) television stations in Monroe/Rayville, Louisiana, Bainbridge, Georgia, and Natchitoches, Louisiana. In January 1997, the Company entered into a joint venture (known as "Web One Wireless I.S.P. - Baton Rouge, J.V.") (the Joint Venture) which is to operate as a Wireless Internet Service Provider (ISP) in Baton Rouge, Louisiana, and acquired the rights to utilize, on an exclusive basis, a licensed Wireless Internet Access System in several U.S. cities, including, among others, Seattle, Washington, Portland, Oregon, New Orleans, Louisiana, and Dallas and Houston, Texas. In addition, the Company intends, assuming funding is available to the Company, to become involved in the following related areas:
(1) Local Multi-Point Distribution Service (LMDS), a new spectrum anticipated to be put up for auction by the FCC during 1997; (2) the acquisition of small, hard-wire cable television systems as a means of entering the telephony-based cable market, that is, to be able to provide telephone service and ISP services in each such system's market; and (3) the establishment of a broadcast television network. References to the "Company" herein include WEI, MCTV and the Joint Venture, unless the context requires otherwise.

                 Business  - Wireless Cable

General

  Industry History - Cable Television. The cable television industry began in the late 1940's and 1950's to serve the needs of residents in predominantly rural areas with limited access to local off-air VHF/UHF broadcasts. The cable television industry expanded to metropolitan areas by offering better reception and more programming than available with off-air broadcasts. Today, cable television systems offer various types of programming, which generally include basic service, premium service and, in many instances, pay-per-view services.

  Wireless Cable Technology. Initially, most cable systems were hard-wire systems, using coaxial cable and amplifiers to transmit television signals. In 1983, the FCC allocated a portion of the radio spectrum from 2500 to 2700 MHZ, which had previously been allocated entirely for educational use, to commercial wireless cable operation. Simultaneously, the FCC also modified its rules on the usage of the remaining portion of such spectrum allocated for educational use. Nevertheless, regulatory and other obstacles impeded the growth of the wireless cable industry through the remainder of the 1980's. The FCC maintained burdensome restrictions on the commercial use of educational channel capacity. In addition, before enactment of the Cable Act (October 5, 1992), many program suppliers were unwilling to provide programming to wireless cable operators on terms comparable to those offered to hard-wire cable operators, if at all. During the 1990's, several factors have contributed to the growth of the wireless cable industry, including (I) Congressional scrutiny of the rates and practices of the hard-wire cable industry, (ii) improved technology, particularly signal encryption and signal compression, (iii) regulatory reforms by the FCC to facilitate the growth and competitive impact of the wireless cable industry, including permitting channel aggregation, (iv) increased availability of programming for wireless cable systems, (v) strong consumer demand for alternatives to hard-wire cable service and (vi) increased availability of capital to wireless cable operators in the public and private markets.

  Wireless cable systems, like hard-wire cable systems, operate from a head-end, consisting of satellite reception and other equipment necessary to receive the desired programming. Programming is then transmitted by microwave transmitters from an antenna located on a tower to a small receiving antenna located on a subscriber's rooftop. At the subscriber's location, the microwave signals are converted to frequencies that can pass through conventional coaxial cable into an addressable descrambling converter located on top of a television set. Because the microwave frequencies used by wireless cable will not pass through large trees, hills, tall buildings or other obstructions, wireless cable requires a clear line-of-sight from tower to receiving antenna. However, most signal blockages can be overcome with the use of signal boosters which retransmit an otherwise blocked signal over a limited area. Because wireless cable systems do not require an extensive network of coaxial cable and amplifiers, wireless cable operators are able to provide subscribers with a high quality picture and a reliable signal at a significantly lower per-subscriber system cost, when compared to hard-wire cable systems.

  Hard-Wire Cable Technology. Hard-wire cable operators transmit signals from a head-end, delivering local and satellite-delivered programming through a network consisting primarily of coaxial cable and amplifiers to subscribers.
As a direct result of the use of coaxial cable to deliver signals throughout a service area, hard-wire cable systems are susceptible to signal problems. Because signals can only be transmitted through coaxial cable a fixed distance without additional amplification, some degree of noise is added each time a television signal is so amplified. A series of amplifiers between the head-end and the viewer leads to progressively greater noise and, accordingly, for some viewers, a grainier picture. Also, an amplifier must be properly balanced or the signal may be improperly amplified. Failure of any one amplifier in the chain will black out an area. Substantial regular system maintenance is required due to water ingress, temperature changes and other equipment problems, all of which may affect the quality of signals delivered to subscribers. Some hard-wire cable companies have begun installing fiber optic cable networks. While this technology will substantially improve the transmission and reception problems currently experienced by most hard-wire cable systems, the high costs associated with such technology may slow the conversion to all fiber optic systems and further enhance the typical cost advantages of wireless cable.

Programming

  General. Once a wireless cable operator has obtained the right to transmit programming over specified frequencies, the operator must then obtain the right to use the programming to be transmitted. With the exception of the retransmission of local off-air VHF/UHF broadcast signals, programming is made available in accordance with contracts with program suppliers under which the system operator pays a royalty based on the number of subscribers receiving service each month. Individual program pricing varies from supplier to supplier; however, more favorable pricing for programming is generally afforded to operators with larger subscriber bases. The likelihood that program material will be unavailable to the Company has been significantly mitigated by the Cable Act and various FCC regulations issued thereunder, which, among other things, impose limits on exclusive programming contracts and prohibit cable programmers, in which a cable operator has an attributable interest, from discriminating against cable competitors with respect to the price, terms and conditions of programming. Because only a few of the industry's programming services are not currently directly owned by vertically integrated multiple cable system operators, the Company expects little difficulty in arranging satisfactory programming contracts. The basic programming package expected to be offered in each of the Company's markets can be expected to be comparable to that offered by the local hard-wire cable operators.

  Copyright. Under the Federal copyright laws, permission from the copyright holder generally must be secured before a video program may be retransmitted. Under Section 111 of the Copyright Act, certain "cable systems" are entitled to engage in the secondary transmission of programming without the prior permission of the holders of copyrights in the programming. In order to do so, a cable system must secure a compulsory copyright license. Such a license may be obtained upon the filing of certain reports and the payment of certain fees set by the Copyright Royalty Tribunal.

  Wireless cable operators may rely on Section 111 of the Copyright Act. The United States Congress recently enacted legislation that confirmed the ability of wireless cable operators to obtain the benefit of the compulsory copyright license. Periodically, Congress has considered proposals to phase out the compulsory license.

  Local broadcasters may require that cable operators obtain their consent before re-transmitting local off-air VHF/UHF broadcasts. The FCC has exempted wireless cable operators from the re-transmission consent rules if the receive-site antenna is either owned by the subscriber or within the subscriber's control and available for purchase by the subscriber upon the termination of service. In all other cases, wireless cable operators must obtain consent to re-transmit local broadcast signals. The Company will attempt to obtain such consents in each of its markets where it will be re-transmitting on a wireless cable channel. There can be no assurance that the Company will be able to obtain such consents on terms satisfactory to the Company, if at all.

  Contract Programming. In each of its wireless cable systems, the Company will be required to enter into agreements with program suppliers, such as ESPN, CNN, HBO and MTV. The Company has not yet determined the mix of programming that will be offered in any of its wireless cable systems. Thus, no agreements with program suppliers have been made. It can be expected that such program agreements will have three-year terms, with provisions for automatic renewals, and be subject to termination for breach of the agreement, including non-payment. As a rule, the programming agreements can be expected to provide for royalty payments based upon the number of Company subscribers receiving the programming each month.
Individual program prices vary from supplier-to-supplier, and more favorable pricing sometimes is afforded to operators with larger subscriber bases; however, the Cable Act requires cable programming to be made available for purchase by all system operators at competitive pricing.

  Pay-Per-View Services. The Company intends to offer "pay-per-view" services that will enable customers to order, and pay for, one program at a time. Pay-per-view services have, in the past, been successful for specialty events, such as wrestling and heavyweight prize fights, concerts and early-release motion pictures. It is possible that the Company will promote the purchase of movies on a pay-per-view basis in competition with video rental stores. Pay-per-view requires the subscriber to have an "addressable converter". An addressable converter allows the cable company to control what the subscriber watches without having to visit the subscriber location to change equipment. The Company intends to utilize addressable converters in all of its systems. However, for customers to order pay-per-view events conveniently, an impulse pay-per-view converter is required. An impulse pay-per-view converter, which has a return frequency (in a wireless system) to the operator's computer system, enables a subscriber to make a telephone call to order an event. The Company intends to have impulse capability in all of its systems, but it does not intend to offer impulse pay-per-view in the foreseeable future.

Pay Television Industry Trends

The Company's business will be affected by pay television industry trends and, in order to maintain and increase its subscriber base in the years ahead, the Company will need to adapt rapidly to industry trends and modify its practices to remain competitive. Due to the limited number of physical components of the wireless transmission system, the Company believes it will be less expensive for it to adapt to coming industry trends than for hard-wire cable operators. The cost of such adaptation by the Company could, nonetheless, be substantial.

  Signal Compression. Several decoder manufacturing companies are developing digital compression technology, which would allow several programs to be carried in the amount of bandwidth where only one program is carried now. Manufacturers have projected varying compression ratios for future equipment, with more conservative estimates ranging from 3-to-1 to 10-to-1. The Company believes second-generation 6-to-1 signal compression technology will be available within three months. It is generally expected that such digital compression technology would have at least two major effects: (1) such technology will permit wireless cable systems to be launched in a particular market with far fewer channels having been licensed or leased, thereby reducing start-up and operating costs; and (2) such technology will permit dramatic expansion of pay-per-view video services, thereby increasing the potential of greater revenues for a particular system's operator. The Company believes hard-wire cable companies will be required to expend significant funds on upgrading current systems in order to utilize digitally-compressed signals, the costs of which may be prohibitive.

  Addressability and Pay-Per-View. "Addressability" means the ability to implement specific orders from, or send other communications to, each subscriber, without having to modify a subscriber's equipment. "Impulse addressability" allows a subscriber to select specialized programming, such as pay-per-view, on an immediate basis, simply through the remote control. While the Company, like many wireless cable operators, expects that it will use impulse-addressable set-top converters, only approximately 35% of hard-wire cable operators use addressability and only approximately 5% use impulse-addressability. Without addressability, a hard-wire customer not subscribing to a premium channel must make two trips to the hard-wire cable operator's offices, once to obtain the descrambling device and once to return it. A customer subscribing to a premium channel must telephone the hard-wire cable operator in advance. The Company believes this lack of convenience has substantially hindered pay-per-view sales. Pay-per-view is expected to become more popular as additional events become available for distribution exclusively on pay-per-view. Compression technology will greatly expand the channel capacity available for such programming. The Company believes that the use of digital compression technology will provide an additional advantage over most hard-wire cable operators, because impulse-addressable set-top converters provide greater convenience for subscribers. Hard-wire cable operators will incur significant expenditures to upgrade their systems to be able to offer impulse addressability.

  Advertising. Until recently, most advertising on cable has been sold by program suppliers, who sell national advertising time as part of the signal they deliver to cable operators. Recently, however, advertisers have begun placing advertisements on channels dedicated exclusively to advertising, as well as in local available time (typically, two minutes each hour) set aside by program suppliers for local insertions in their programming of advertisements sold by cable operators. The Company expects that digital compression technology will allow substantial flexibility in the expansion of advertising sales, due to the increased
number of programming channels available.   (See "Business
Strategy" hereunder).

  Interactivity. Certain hard-wire cable operators have announced their intentions to develop interactive features for use by their subscribers. Interactivity would allow subscribers to utilize their televisions for two-way communications, such as video games and home shopping, among others. Wireless cable operators will be able to utilize a frequency which the FCC has made available for interactive communications. At this time, the Company believes the commercial viability of interactivity in the Company's markets is at least several years away.

Business Strategy

The Company's primary business objective in the wireless cable industry is to develop, own and operate wireless cable television systems in markets in which the Company believes it can achieve positive cash flow and operating income rapidly after system launch. This period of development would be followed by consolidation of its subscriber base and expansion of programming.

  Rural Market Focus. The Company intends to aggregate wireless cable channel rights and to locate operations in small to mid-size markets that have a substantial number of households not currently passed by hard-wire cable and lack off-air VHF/UHF broadcast channels. The Company believes that this size market typically has a stable economic base, less competition from alternative forms of entertainment and other conditions conducive to wireless cable transmissions.

  Market Penetration. Because the Company's officers will be involved in each system launch in a hands-on manner, the Company believes it will be able to achieve positive monthly operating cash flow upon obtaining between 350 and 400 subscribers within a particular system. Initially, the Company will direct its marketing at unpassed households. Accordingly, the Company believes it will be able to launch service successfully in most of its markets with approximately 12 channels of programming, allowing it to contain system launch costs and achieve positive cash flow with a lower number of subscribers. The Company expects that it will be able to achieve this level of programming in each of its markets. It is the Company's plan that, once a system achieves positive cash flow, the Company would expand the channel offering and add subscribers. There is no assurance that any of the Company's proposed systems will ever generate positive cash flow or earn a profit. (See "Risk Factors").

  Low Cost Infra-Structure. Wireless cable systems typically cost significantly less to build and operate than hard-wire cable systems, for many reasons. First, while both hard-wire cable operators and wireless cable operators must construct a head-end, hard-wire cable operators must also install an extensive network of coaxial cable and amplifiers in order to transmit signals from the head-end to subscribers. In a wireless cable system, once the head-end is constructed, the Company estimates that each additional wireless cable subscriber will require an incremental capital expenditure by the Company of approximately $200. Such incremental capital expenditures are variable costs and will be partially offset by installation fees to be paid by subscribers. Second, without an extensive co-axial cable network to maintain, wireless cable operators typically incur lower system maintenance costs and depreciation expense. Third, programming is generally available to hard-wire and wireless cable operators on comparable terms, although operators that have a smaller number of subscribers often are required to pay higher per-subscriber fees. Finally, the Company expects that it will, based on industry averages, experience a lower rate of subscriber turnover, as compared to the "churn" rate of approximately 3% per month typically experienced by hard-wire cable operators, although no assurances can be made in this regard. Reduced subscriber turnover can be expected to reduce installation and marketing expenses.

  Development Priority. The Company currently intends to exploit its wireless cable markets in the following order:
(1) Poplar Bluff, Missouri, which is built out and will become operational at such time as needed marketing funds are obtained, of which there is no assurance; (2) Lebanon, Missouri; (3) Port Angeles, Washington; (4) The Dalles,
Oregon; (5) Sand Point, Idaho; (6) Fallon, Nevada; and (7)
Astoria, Oregon. There is no assurance that the Company will be able to launch any of its proposed wireless cable systems. (See "Company Markets" hereunder).

  Marketing and Customer Support. The Company intends primarily to utilize door-to-door marketing, as well as media advertising, telemarketing and direct mail, to gain a subscriber base in each of its wireless cable markets. The Company also intends to run promotional pricing campaigns and take advantage of public relations opportunities. In this regard, the Company expects that substantial consumer education regarding wireless cable will be necessary in each of its markets, which could slow the growth of its subscriber base.

  The Company believes that it will offer its subscribers competitively priced installation and subscription fees. Several points will be emphasized in the Company's advertising, as discussed below. The Company anticipates that installation fees will average $49.95 per subscriber and begin at $5.00 for promotional specials, while monthly subscription fees are expected to start at $18.95 for basic programming. Pay-per-view stations may be made available in the future at no additional charge. It can be expected that the Company will offer specially-priced packages during promotional periods. Hard-wire cable customer charges are subject to local franchise taxes, whereas wireless cable customers do not pay any franchise taxes. A focus on the value received for the price paid, together with an emphasis on increased programming availability, are expected to provide a competitive choice to potential customers. There is, however, no assurance that the Company will be successful in attracting subscribers.

  The Company intends to provide 24-hour-per-day service, with rapid response time on subscriber telephone calls, uniformed field personnel and flexible installation scheduling. The Company will emphasize its picture quality and reliability of its wireless transmission. The Company believes that, within its signal pattern, its picture quality will be as good or better than that received by hard-wire cable subscribers because, absent any line-of-sight obstruction, there is less opportunity for signal degradation between transmitter and the subscriber. Also, wireless cable service has proven very reliable, primarily due to the absence of certain distribution system components that can fail and thereby cause outages. The Company intends to position itself as a reliable, cost-effective alternative to hard-wire cable operations by delivering a high-quality signal throughout its signal area and personal service to its subscribers.
  Equipment Reliability and Picture Quality. Several manufacturers produce the equipment used in the wireless cable systems, from transmitters to the set-top converters which feed the signal to the television set. Because the signal is broadcast over the air directly to a receiving antenna, wireless cable does not experience the problems caused by amplifying signals over long distances experienced by some hard-wire cable subscribers. Amplification of signals can lead to greater signal noise and, accordingly, a grainier picture for some subscribers. Also, the transmission of wireless signals is not subject to the problems caused by deteriorating underground cables used in hard-wire cable systems. As a result, wireless cable is sometimes more reliable than hard-wire cable, and picture quality is generally equal to or better than hard-wire cable. In addition, extreme weather conditions typically do not affect wireless cable transmitters, so customers seldom experience outages sometimes common with hard-wire cable systems.

  Signal security is provided by encoding each wireless cable channel and equipping the converter with a unique decoding device that responds to a pilot signal carrying a data stream, with authorizations instructions. Thus, the system is fully "addressable". The converter boxes will not be usable until they are authorized for service by each system's central computer. All channels, both basic and premium, are scrambled. Because the wireless cable system is addressable, it can also accommodate pay-per-view service.

  Advertising. The Company will attempt to generate advertising sales revenue in each of its proposed wireless cable markets, through the use of surplus channels, that is, channels on which the Company is not broadcasting regular programming. It is expected that the Company would sell space on such surplus channels to distributors of so-called "infomercials", which can be expected to generate additional revenues for the Company. In addition, it is possible that the Company will establish a program production unit, which would produce, among other types of programming, infomercials for its own use, as well as for sale to other systems in need of additional programming. There is no assurance that the Company will be successful in this regard.

Company Markets

  General. The Company currently holds the rights to wireless cable channels in the following cities:

                                      Estimated
                          Estimated   Total Line-
                          Total       of-Sight     Current
    City      Population  Households  Households   Channels
------------- ----------  ----------  ----------   --------
Poplar Bluff,
 Missouri       120,710     54,590       51,136    26,28,31,
                                                   35,56,59,
                                                   61,68*
Lebanon,
 Missouri       135,474     75,979       74,092    18,29,31,
                                                   40,51,53,
                                                   55,59*
Port Angeles,
 Washington      64,553     30,085       25,141    H1-2-3
The Dalles,
 Oregon          59,945     27,328       20,232    B1-2-3;
                                                   C1-2-3
Sand Point,
 Idaho           46,750     25,510       15,739    B1-2-3;
                                                   C1-2-3
Fallon,
 Nevada          27,943     11,506        9,288    E1-2-3-4;
                                                   H3
Astoria,
 Oregon          57,213     31,663       23,960    H2-3
                -------    -------      -------
      Totals    512,588    256,661      219,588
------------
Source: 1990 Census Data.
* Each of these channels is a low power television channel, not a channel in the FCC-allocated wireless cable frequencies (2500-2700 MHZ).

  The Company currently intends to exploit its wireless cable markets in the order of the above presentation. Such order of development was determined after an assessment of the business potential of each of the markets based upon the number of homes within the radius of the proposed transmit site, the number of homes passed by hard-wire cable and other demographic factors. Except where noted below, the Company will seek additional financing, either equity or debt, or form partnerships for the development of its markets. The Company does not currently have such financing or partners in place. The Company believes such financing will be available on a market-by-market basis, especially for the incremental capital needed as a particular wireless cable system adds revenue-producing subscribers; however, there can be no assurance that it will be able to obtain such financing or partners on a timely basis and on satisfactory terms and conditions, if at all. The failure to obtain additional funds or partners on a timely basis could materially adversely affect the Company and its business. Nevertheless, the Company believes it will be able to undertake limited development of one or more of its markets (that is, with less rapid construction and less extensive marketing) without such additional financing or partners.

    Poplar Bluff, Missouri. The Company's wireless cable system in Poplar Bluff is based on low power television channels rather than on the 2500-2700 MHZ channels specifically allocated by the FCC to wireless cable. That is, the low power television channels have been built-out for wireless cable operations, with full encryption and signal compression capability. The Company believes this style of wireless cable system to be superior to a "traditional" wireless cable system, inasmuch as the low power television broadcast signal is not limited by "line-of-sight" concerns associated with microwave
(2500-2700 MHZ) transmissions. Thus, terrain, large trees and buildings cause far less signal interference.

    Pursuant to separate Assignment and Assumption Agreements, the Company holds the rights to leases of eight low power television channels in the Poplar Bluff area. Specifically, the Company holds the rights to channels 26, 28, 31, 35, 56, 59, 61, 68. The Company is obligated to pay monthly fees of $.14 per subscriber for channels 26 and 31, and $.10 per subscriber for the remainder of the channels. The term of each of such agreements is 10 years, commencing October 17, 1996, which term shall renew automatically for an additional 10 years, at the Company's option.

    Should funds be available, of which there is no assurance, the Company intends to commit $100,000 to the initial marketing and development efforts in Poplar Bluff.
The Company expects that it will be able to secure approximately 300 subscribers with the expenditure of such funds. There is no assurance that such will be the case.
(See "Management's Discussion and Analysis of Financial
Condition and Results of Operations").

    The hard-wire cable system in Poplar Bluff carries approximately 25 channels. The Company will offer 12 channels (including available off-air VHF/UHF channels), and will charge approximately 20% less per month for programming services than does the local hard-wire operator. In addition, there are a large number of unpassed (by hard-wire cable) residences in the Poplar Bluff area, which is the market segment on which the Company will concentrate initially. The Company expects to achieve market penetration in the unpassed residences in the Poplar Bluff area at a rate that meets or exceeds the national average. However, no assurances can be given in this regard.

    The Company will utilize door-to-door marketing, newspaper and radio advertising to advertise its wireless cable services. Other forms of advertising may be used, should cost factors be acceptable. The Company's officers expect to oversee installation and sales efforts. Once the Poplar Bluff system is established, the Company expects to employ one full-time and one part-time employee there.

    Lebanon, Missouri. The Company's Lebanon, Missouri, wireless cable system will contain the same feature as its Poplar Bluff, Missouri, wireless cable system, that is, transmission of programming will emanate from low power television stations rather than a microwave transmitter. Pursuant to separate Assignment and Assumption Agreements, the Company holds the rights to leases of eight low power television channels in the Lebanon area. Specifically, the Company holds the rights to channels 18, 29, 31, 40, 51, 53, 55 and 59. The Company is obligated to pay monthly fees of $.10 per subscriber. The term of each of such agreements is 10 years, commencing October 17, 1996, which term shall renew automatically for an additional 10 years, at the Company's option. The Company is currently unable to predict when it will begin to construct its Lebanon system, although the Company does not anticipate that it will commence construction prior to 1998, at the earliest. The Company does not currently possess capital sufficient to commence construction of such wireless cable system. There is no assurance that the Company will ever possess capital with which it would be able to construct its Lebanon system.

    Port Angeles, Washington. The Company holds the rights to leases of three wireless cable channels in Port Angeles, Washington, channels H1, H2 and H3. The Company is currently unable to predict when it will begin to construct such wireless cable system. Nevertheless, should funding of approximately $200,000 be available, the Company anticipates that it will begin construction of such wireless cable system during the first quarter of Fiscal 98. There is no assurance that such level of funding for construction of such wireless cable system will be available. In addition, the Company will be required to acquire more channel rights and/or utilize available signal compression technologies, in order to be in position to offer a viable wireless cable alternative. There is no assurance that the Company will be able to acquire any additional channel rights or acquire the rights to utilize any signal compression technologies.

    The Dalles, Oregon. The Company holds the rights to leases of six wireless cable channels in The Dalles, Oregon, channels B1-2-3 and C1-2-3. The Company is currently unable to predict when it will begin to construct such wireless cable system, inasmuch as the Company does not currently possess capital with which to commence construction. There is no assurance that funding for construction of such wireless cable system will be available.

    Sand Point, Idaho. The Company holds the rights to leases of six wireless cable channels in Sand Point, Idaho, channels B1-2-3 and C1-2-3. The Company is currently unable to predict when it will begin to construct such wireless cable system, inasmuch as the Company does not currently possess capital with which to commence construction. There is no assurance that funding for construction of such wireless cable system will be available.

    Fallon, Nevada. The Company holds the rights to leases of five wireless cable channels in Fallon, Nevada, channels
E1-2-3-4 and H3. The Company is currently unable to predict when it will begin to construct such wireless cable system, inasmuch as the Company does not currently possess capital with which to commence construction. There is no assurance that funding for construction of such wireless cable system will be available.

    Astoria, Oregon. The Company holds the rights to leases of two wireless cable channels in Astoria, Oregon, channels H2 and H3. The Company is currently unable to predict when it will begin to construct such wireless cable system, inasmuch as the Company does not currently possess capital with which to commence construction. There is no assurance that funding for construction of such wireless cable system will be available. In addition, the Company will be required to acquire more channel rights and/or utilize available signal compression technologies, in order to be in position to offer a viable wireless cable alternative.
There is no assurance that the Company will be able to acquire any additional channel rights or acquire the rights to utilize any signal compression technologies.

Competition

In addition to competition from established hard-wire cable television systems, wireless cable television operators face competition from numerous other sources, including potential competition from emerging technologies in the pay-television industry, certain of which are described below.

  Satellite Receivers. Satellite receivers are generally seven to 12 foot dishes mounted in the yards of homes to receive television signals from orbiting satellites. Until the implementation of encryption, these dishes enabled reception of any and all signals without payment of fees. Having to purchase decoders and pay for programming has reduced their popularity, although the Company will, to some degree, compete with these systems in marketing its wireless cable services.

   Direct Broadcast Satellite (DBS). DBS involves the transmission of an encoded signal direct from a satellite to a customer's home. Because the signal is at a higher power level and frequency than most satellite transmitted signals, its reception can be accomplished with a relatively small (18-inch) dish. DBS cannot, for technical and legal reasons, provide local VHF/UHF broadcast channels as part of its service, although many DBS subscribers receive such channels through the use of standard over-air receive antennas. Moreover, DBS may provide subscribers with access to broadcast network distant signals only when a subscriber resides in areas unserved by any broadcast station. The cost to a DBS subscriber for equipment and service is generally substantially higher than similar costs to wireless cable subscribers. Several DBS services currently
are available nationwide.   DBS currently has approximately
four million subscribers nationwide. At present, the Company does not believe that, in the near-term, DBS will constitute significant competition in the markets in which the Company operates, due primarily to its cost and failure to provide access to local VHF/UHF broadcast channels.

  Satellite Master Antenna Television (SMATV). SMATV is a multi-channel television service offered through a wired plant quite similar to a hard-wire cable system, except that it operates without a franchise from a local authority. SMATV operates under an agreement with a private landowner to service a specific multiple-dwelling unit (e.g., apartment complex). The FCC has recently amended its rules to provide point-to-point delivery of video programming by SMATV operators and other video delivery systems in the 18 gigahertz band.

  Telephone Companies. Under the Communications Act, local exchange carriers (LECs) are currently prohibited from providing video programming directly to subscribers in their respective telephone service areas. The FCC has recently ruled, however, that LECs may acquire wireless cable operations. Moreover, certain U.S. District Courts and Courts of Appeal have held that the "telco-cable cross-ownership ban" abridges the First Amendment rights of LECs to free expression under the U.S. Constitution. Such rulings are currently under appeal or are expected to be appealed. The Telecommunications Act lifts barriers to the provision of cable television service by telephone companies. The FCC already permits LECs to provide "video dial-tone" service, thereby allowing such carriers to make available to multiple service providers, on a nondiscriminatory common carrier basis, a basic platform that will permit end users to access video program services provided by others.

  While the competitive effect of the entry of telephone companies into the video programming business is still uncertain, the Company believes that wireless cable systems will continue to maintain a cost advantage over video dial-tone service and fiber optic distribution technologies. However, due to rapid technological advancements and the capital resources of LECs, no assurances can be made in this regard.

  Video Stores. Retail stores rent VCRs and/or video tapes, and are a major participant in the television program delivery industry. According to Paul Kagan Associates, Inc., there are over 75.5 million households with VCRs now in use in the United States. This segment of the television program delivery industry represents significant competition for pay-per-view sales and premium programming channels.

  Local Off-Air VHF/UHF Broadcasts. Local off-air VHF/UHF broadcasts (such as ABC, NBC, CBS, FOX, UPN and WB) provide a free programming alternative to the public. Prior to October 1993, wireless cable systems could re-transmit these broadcast signals without permission. However, with the enactment of the Cable Act, local broadcasters may require that cable operators obtain their consent before re-transmitting local off-air VHF/UHF broadcasts. The Company will attempt to obtain such consents in each of its markets where the Company is re-transmitting on a wireless cable channel.

  Local Multi-Point Distribution Service. In 1993, the FCC proposed to re-designate the 28 gigahertz band to create a new video programming delivery service referred to as local multipoint distribution service (LMDS). Final rules for LMDS have not been established. Auctions for the LMDS-related channels are not expected to begin until the middle of 1997, and the Company does not expect to possess sufficient capital to participate in such auction.

  Community (Low Power) Television. Community Television utilizes a limited portion of the spectrum allocated by the FCC for local off-air VHF/UHF broadcasts, but Community
Television utilizes lower power transmission equipment than local off-air VHF/UHF broadcasts and its signal may be encrypted. Community Television requires a separate transmitter for each channel and a standard antenna at the receiving site.

        Business - Community (Low Power) Television

General

  Industry History. Community, or low power, television is a relatively new broadcasting category created by the FCC in the early 1980's. Community television stations, with their narrow geographic coverage, usual unaffiliated status and local programming focus, are becoming a more important part of the current broadcasting mix. While able to cover, on average, only between five and 20 miles radius (15-62 square miles) with their signals, community television stations have been able to expand greatly their coverage by having their signals included in local and regional cable systems. Entry into the community television industry requires substantially less capital than entry into the high-power television industry. There are currently approximately 1,700 community television stations licensed by the FCC, with approximately the same number of applications for new licenses now pending with the FCC.

  Community television stations may be either affiliated with one of the national networks (ABC, NBC, CBS, FOX, UPN or WB) or may be independent. The Company does not anticipate that its community television stations will become network affiliates in the near term. However, it is expected that, once operational, each of the Company's stations will become an affiliate of the Video Catalog Channel, a merchandise sales operation. The Company's only operational station, Call sign K13VE, Channel 13, in Baton Rouge, Louisiana, has been an affiliate of the Video Catalog Channel since going on the air in January 1996. (See "Business Strategy" hereunder).

Programming

Lacking a national network affiliation, independent community (low power) television stations, in general, depend heavily on independent third parties for programming. Programs obtained from independent sources consist primarily of syndicated television shows, many of which have been shown previously on a network, and syndicated feature films, which were either made for network television or have been exhibited previously in motion picture theaters (most of which films have been shown previously on network and cable television). Syndicated programs are sold to individual stations to be broadcast one or more times. Independent television stations generally have large numbers of syndication contracts; each contract is a license for a particular series or program that usually prohibits licensing the same programming to other television stations in the same market. A single syndication source may provide a number of different series or programs.

Licenses for syndicated programs are often offered for cash sale or on a barter or cash-plus-barter basis to stations. In the case of a cash sale, the station purchases the right to broadcast the program, or a series of programs, and sells advertising time during the broadcast. The cash price of such programming varies, depending on the perceived desirability of the program and whether it comes with commercials that must be broadcast (a cash-plus-barter basis). Bartered programming is offered to stations without charge, but comes with a greater number of commercials that must be broadcast, and, therefore, with less time available for sale by the station. Recently, the amount of bartered and cash-plus-barter programming broadcast industry-wide has increased substantially.

For the foreseeable future, however, the Company anticipates that each of its community television stations will be an affiliate of the Video Catalog Channel, deriving all of its programming therefrom. (See "Business Strategy" hereunder, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations").

Community Television Industry Trends

The Company believes that community television is in the right position at a very dynamic time in the television broadcasting market place. With the ever-growing number of cable (hard-wire and wireless) channels in most markets, coupled with the lack of programming available for channel slots past the 70-channel mark, there appears to be room available on such cable systems for additional stations. This availability of channel room on cable systems has the effect of giving community television far greater area coverage than could be achieved solely by broadcasting a signal. The potential for community television stations to achieve historically high revenues exists, if a particular market and/or region can be exploited effectively. There is no assurance that the Company will be able to exploit each of its community television markets.

Business Strategy

It is the Company's current intention for each of its community television stations, as soon as it becomes operational, to become an affiliate of the Video Catalog Channel, a merchandise sales operation. It is the Company's experience, from the operations of its Baton Rouge, Louisiana, community television station, that this strategy generates positive cash flow, from inception of broadcasting. From such financial position, a station's advertising sales efforts will be increased in an effort to exploit such station's coverage area. Also, the Company will attempt to secure a channel on each of the cable systems within a particular market. There is no assurance that the Company will be able to exploit effectively any of its community television markets. It is possible that one or more of the Company's community television stations could, in the future, become an affiliate of one of the national networks, such as FOX, UPN or WB. However, no prediction in this regard can be made.

Company Markets

  General. The Company currently operates a community television station in Baton Rouge, Louisiana, and holds the rights to community television stations in other cities, as follows:

                                       Estimated
                          Total          Total
       City             Population     Households   Channel
------------------      ----------     ----------   -------

Baton Rouge,
 Louisiana                 637,555       252,106       13
Monroe/Rayville,
 Louisiana                 235,394        92,900       26
Bainbridge,
 Georgia                   298,215       120,688       36
Natchitoches,
 Louisiana                  97,764        45,730       38
                         ---------       -------
          Totals         1,268,928       511,424
------------
Source: 1990 Census Data.

  The Company currently intends to establish its Community Television stations in the order of the above presentation. Such order of development was determined after an assessment of the business potential of each of the markets based upon the number of homes within the radius of the proposed transmit site, as well as other demographic factors. Except where noted below, the Company will seek additional financing, either equity or debt, or form partnerships for the development of its markets. The Company does not currently have such financing or partners in place. The Company believes such financing will be available on a station-by-station basis; however, there can be no assurance that it will be able to obtain such financing or partners on a timely basis and on satisfactory terms and conditions, if at all. The failure to obtain additional funds or partners on a timely basis could materially adversely affect the Company and its business.

    Baton Rouge, Louisiana. K13VE, Channel 13, the Company's Baton Rouge, Louisiana, community television station, has been broadcasting since January 1996, as an affiliate of the Video Catalog Channel. The Company's current broadcast signal reaches approximately 30,000 households. Should the Company obtain necessary funds, of which there is no assurance, the Company intends to commit $20,000 to increase the power of such station to its maximum legal limit, which would permit the Company's broadcast signal to reach approximately 150,000 households. It is expected that the commissions earned by K13VE from Video Catalog Channel sales originating from its broadcast area will increase proportionately to its increased number of households reached. There is no assurance that such will be the case.

    Other Stations. The Company owns the licenses to community television stations located in Monroe/Rayville, Louisiana, Natchitoches, Louisiana, and Bainbridge, Georgia, which television stations are expected to be constructed in the order listed, assuming adequate funding is available, of which there is no assurance. The Company believes it will require approximately $50,000 to construct each station. Because the Company intends to have each of its stations become an affiliate of the Video Catalog Channel immediately after construction has been completed, the Company does not expect to require additional funds for marketing. There is no assurance that funding will be available to the Company at such times as it attempts to construct any one of its community television stations. Absent additional funding, the Company would likely be unable to construct any of its community television stations.

Competition

Community television stations compete for advertising revenue in their respective markets, primarily with other broadcast television stations and cable television channels, and compete with other advertising media, as well. Such competition is intense. In addition, competition for programming, management personnel and network affiliations is severe. There is no assurance that the Company's community television channels, once built, of which there is no assurance, will be able to compete effectively in their respective markets. (See "Risk Concerning Community (Low Power) Television - Competition" under "Risk Factors").

                  Business - Wireless Internet

General

Wireless Internet is a new type of communications spectrum recently designated by the FCC. The FCC has designated the 900 MHZ band for Wireless Internet use. Wireless Internet requires a transmission facility maintained by the Wireless ISP and the user's modem equipped with an antenna. Wireless Internet capability allows users to access the Internet from a stationary computer or from a mobile, lap-top computer located within the Wireless ISP's transmission area; that is, a user can travel in a car, bus, train, etc., within the Wireless ISP's transmission area and maintain constant Internet access. The Company believes that businesses, particularly service businesses, once made aware of the Wireless Internet technology, will readily subscribe to the Company's Wireless ISP service, although no assurance can be made in this regard.

During the second quarter of 1997, the Wireless Internet technology to be employed by the Company will have been developed so as to allow the user's connection to be the equivalent of a traditional ISDN telephone line. This type of connection permits much more efficient access to the Internet than does a traditional (non-ISDN) telephone line.
The Company believes its Wireless ISP service will be extremely competitive in its markets. However, there is no assurance that such will be the case, inasmuch as the Wireless ISP is a new technology and the Company has conducted no formal market research in any of its proposed
Wireless ISP markets.  (See "Business Strategy" hereunder).

Business Strategy

  General. It is the Company's intention to develop its Dallas Wireless ISP as quickly as possible. Assuming funding is available, of which there is no assurance, the Company intends to commit $200,000 to this end. Should the Company be successful in obtaining bank financing, the Company intends to begin to develop its Dallas Wireless ISP as quickly as possible, a goal of commencement of customer solicitation during the second quarter of 1997. Assuming such financing is available, of which there is no assurance, the Company intends to begin to develop its Houston Wireless ISP as soon as its Dallas Wireless ISP's monthly revenues exceed its monthly expenditures. No prediction can be made with respect to when the Company's Dallas Wireless ISP will begin to generate positive cash flow. There is no assurance that the Company will successfully exploit any of its Wireless ISP markets. (See "Competition" hereunder). The Company's Baton Rouge, Louisiana, Wireless ISP has not yet begun to solicit customers; thus, no determination of consumer acceptance can yet be made. However, another Wireless ISP in Monroe, Louisiana, utilizing the same Wireless Internet Access System as the Company, reports that consumer acceptance appears to be excellent. There is no assurance that the Company will experience similar results.

  Marketing. In marketing its Wireless ISP services, the Company will emphasize the superior connection to the Internet offered by its equipment, the low price relative to the quality of the Internet connection, the mobility of the Internet connection and the ability to gain access to the Internet without dealing with the local telephone company. There is no assurance that this method of marketing will be successful.

Competition

Traditional (telephone-line dependent) Internet Service Providers are currently engaged in severe competition for market share, particularly in the larger markets of the U.S. It can be expected that many competitors will possess far greater resources, financial and otherwise, than does the Company. There is no assurance that the Company will be able to compete successfully in any of its Wireless ISP markets. (See "Risk Factors Concerning Wireless Internet - Competition" under "Risk Factors").

Company Employees

The Company currently has no salaried employees. However, the Company's officers are performing all required business and administrative functions without pay. Should the Company be successful in securing funding, it is expected that the Company would employ approximately 25 persons by the close of 1997. The industries in which the Company operates require a high level of expertise in many positions. The Company does not anticipate any difficulty in retaining necessary personnel.

Company Properties

The Company leases approximately 1,200 square feet for its executive offices in Baton Rouge, Louisiana, for a monthly rental of $1,600. The Company expects to lease additional office space, as well as necessary transmitter space, as it launches each wireless cable system, each community television station and Wireless ISP.

                         MANAGEMENT

Directors and Officers

The following table sets forth the officers and directors of the Company as of the date of this Prospectus.

      Name              Age            Position(s)
--------------------    ---      -------------------------
David M. Loflin(1)      39       President and Director
Waddell D. Loflin(1)    47       Vice President, Secretary
                                  and Director
Richard N. Gill         39       Director
Ross S. Bravata         38       Director
Michael Cohn            39       Director
------------
(1) David M. Loflin and Waddell D. Loflin are brothers.

The current officers and directors of the Company serve until the next annual meeting or until their respective successors are elected and qualified. All officers serve at the discretion of the Board of Directors. The family relationships between the Company's officers and directors are noted in the table above. Certain information regarding the backgrounds of each of the officers and directors of the Company is set forth below.

  David M. Loflin, President and Director of the Company, has, for more than the past five years, owned and operated
Gulf Atlantic Communications, Inc. ("Gulf-Atlantic"), a
Baton Rouge, Louisiana-based wireless technology firm specializing in development of wireless cable systems and broadcast television stations. Gulf Atlantic has designed, constructed and operated two wireless cable systems: (1)
Baton Rouge, Louisiana, and (2) Selma, Alabama. Mr. Loflin developed and currently operates one television station, WTVK-TV11, Inc. (a Warner Brothers Network affiliate),
Channel 11 in Baton Rouge, Louisiana.  For over ten years,
Mr. Loflin has served as a consultant for Wireless One, one of the largest wireless communications firms in the United
States.  Mr. Loflin is a member of the Wireless Cable
Association International and the Community Broadcasters
Association.

  Waddell D. Loflin, Vice President, Secretary and Director of the Company, has, for more than the past five years, served as Vice President of Operations and Treasurer of Gulf Atlantic Communications, Inc. and WTVK-TV11, Inc., both in Baton Rouge, Louisiana. In addition, Mr. Loflin serves as Production Manager and Film Director for WTVK-TV11, Inc.
Mr. Loflin served as General Manager for Baton Rouge Television Company, Baton Rouge, Louisiana, a wireless cable system, where he directed the development and launch of such wireless cable system. Also, Mr. Loflin has devoted over five years to demographic research relating to the wireless cable industry. Mr. Loflin is a member of the Wireless Cable Association International and the Community Broadcasters Association. Mr. Loflin holds a B.A. degree in Social Sciences from Oglethorpe University, Atlanta, Georgia.

  Richard N. Gill, Director of the Company, has, for more than the past five years, served as Chairman of the Board, President and General Manager of Campti-Pleasant Hill Telephone Company, Inc., a Pleasant Hill, Louisiana-based independent telecommunications company involved in the cellular telephone service industry, the wireless cable industry and the Internet service provider industry. Mr. Gill currently serves on the Board of Directors of Artcrete, Inc., and is on the Advisory Board of Peoples State Bank, Pleasant Hill, Louisiana. Mr. Gill received a degree from the University of Southwestern Louisiana, Lafayette, Louisiana, where he currently serves as a member of the Industry Telecommunication Advisory Committee for the Electrical Engineering Department. Mr. Gill is a past-Chairman and current member of the Louisiana Telephone Association. Mr. Gill is also a member of the United States Telephone Association and the National Telephone Cooperative Association.

  Ross S. Bravata, Director of the Company, has, since 1981, worked for Novartis (formerly Ciba Corporation), in various positions, and currently serves as a Senior Control Systems Technician. In such capacity, Mr. Bravata supervises the service and maintenance of electronic instrumentation.
Since 1988, Mr. Bravata has served as a director and principal financial officer of CG Federal Credit Union, Baton Rouge, Louisiana. Also, Mr. Bravata has, since its inception in 1994, served as a director of Trinity's Restaurant, Inc. in Baton Rouge, Louisiana.

  Michael Cohn, Director of the Company, has, for 20 years, owned and operated Arrow Pest Control, Inc., Baton Rouge, Louisiana. In addition, Mr. Cohn owns Arrow Pest Control of New Orleans, Wilson and Sons Exterminating in Mobile, Alabama, and Premier Termite and Pest Control in Florida.

Executive Committee

The Board of Directors of the Company has created an Executive Committee to facilitate Company management between regularly scheduled and special meetings of the full Board of Directors. David M. Loflin, Waddell D. Loflin and Ross
S. Bravata comprise the Executive Committee of the Board of Directors. The Company's Bylaws (Section 5.1) provide that the Executive Committee has the authority to exercise all powers of the Board of Directors, except the power to declare dividends, issue stock, recommend to shareholders any matter requiring shareholder approval, change the membership of any committee, fill the vacancies therein or discharge any committee member. The Executive Committee has taken action by unanimous written consent in lieu of a meeting once, since its creation.

Executive Compensation

None of the Company's officers is expected to receive any cash, or other, compensation during Fiscal 97. Further, no Company officer will begin to receive cash compensation until such time as the payment of such compensation would not adversely affect the Company's operations and proposed development and expansion. No prediction can be made as to when cash compensation will begin to be paid to the Company's officers. It is expected that Mr. David M. Loflin, the Company's President, will be paid an annual salary of $120,000, at such time as the Company possesses adequate funds. Any other cash compensation paid to Company officers will be determined by the Board of Directors.

Indemnification of Directors and Officers

The Company currently is seeking officer and director liability insurance, though none has been obtained as of the date of this Prospectus.

Article X of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X of the Company's Articles of Incorporation is that Company directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                    CERTAIN TRANSACTIONS

Founders

In November 1996, the Company's officers purchased a total of 1,800,000 shares of Company Common Stock for cash at $.10 per share, a total consideration of $1,800. Specifically, David M. Loflin, President and a director of the Company, purchased 1,600,000 shares and Waddell D. Loflin, Vice President, Secretary and a director of the Company, purchased 200,000 shares of Company Common Stock.

Joint Venture

In January 1997, the Company entered into a joint venture, known as "Web One Wireless I.S.P. - Baton Rouge, J.V." (the Joint Venture), with Web One, Inc. (Web One), a Louisiana corporation owned by David M. Loflin (50%) and Ross S. Bravata (50%), whereby the Joint Venture will operate as a Wireless Internet Service Provider (ISP) in Baton Rouge, Louisiana. The Joint Venture Agreement by which the Joint Venture was formed requires that the Company and Web One each contributed $5,000 to the capital of the Joint Venture. As of the date of this Prospectus, the Company has only satisfied $2,500 of its required capital contribution. The Company will be unable to complete its capital contribution obligation until such time as it has secured financing. No prediction in this regard can be made. Nevertheless, Web One has advised the Company that it will continue to make allocations in accord with the provisions of the Joint Venture Agreement. Since the formation of the Joint Venture, each of Messrs. Loflin and Bravata has loaned a total of $7,500 to the Joint Venture, which loans bear interest at 8% per annum and are due on demand. Messrs. Loflin and Bravata have advised the Joint Venture that they have no intention of demanding payment of such loans for the foreseeable future. It is expected that each of Messrs. Loflin and Bravata will make similar loans to the Joint Venture during the next six months, up to an additional $7,500. However, there is no guaranty that Messrs. Loflin and Bravata will make any such additional loans. Should such additional loans not be made, it can be expected that the Joint Venture's ability to achieve successful operations would be severely impaired.

Under the Joint Venture Agreement, all net income and net losses from Joint Venture operations shall be allocated 50% to the Company, 50% to Web One; all net gains and net losses of the Joint Venture in connection with the licensing or sale of assets shall be allocated 50% to the Company, 50% to Web One; and all net gains and net losses of the Joint Venture in connection with the dissolution and termination of the Joint Venture shall be allocated 50% to the Company, 50% to Web One. Cash distributions may, in the discretion of Web One, as Managing Venturer, be made, on a quarterly basis, 50% to the Company, 50% to Web One; provide, however, that, upon the dissolution and termination of the Joint Venture, cash distributions shall be made, first, to repay any unpaid loans, including accrued and unpaid interest, made by the Company or Web One to the Joint Venture, and, next, 50% to the Company, 50% to Web One.

Web One, as Managing Venturer of the Joint Venture, has exclusive and complete discretion in the management and control of the Joint Venture; provided, however, that Web One, as Managing Venturer, may not, without the consent of the Company, do any act in contravention of the Joint Venture Agreement, do any act which would make it impossible to carry on the ordinary business of the Joint Venture, confess a judgment against the Joint Venture, possess Joint Venture property, or assign any rights in specific Joint Venture property for other than a Joint Venture purpose and change or reorganize the Joint Venture into any other legal form.

The Joint Venture Agreement provides that Web One, as Managing Venturer of the Joint Venture, will not be liable, responsible or accountable in damages or otherwise to the Company for any acts performed by it, or for its failure to act, in good faith and within the scope of the Joint Venture Agreement, and not attributable to gross negligence, malfeasance, fraud, breach of fiduciary duty or breach of any express warranty or representation contained in the Joint Venture Agreement; and the Joint Venture, but not the Company, shall indemnify and hold harmless Web One, as Managing Venturer, from any loss, damage, liability, cost or expense arising out of any act or failure to act by it, if such act or failure to act is in good faith, within the scope of the Joint Venture Agreement, and is not attributable to gross negligence, malfeasance, fraud, breach of fiduciary duty or breach of express warranty or representation contained in the Joint Venture Agreement.

The Joint Venture shall be dissolved and its business wound up, upon the earliest to occur of : (1) December 31, 1997;
(2) the written consent of the Company and Web One; (3) the bankruptcy or insolvency of Web One; or (4) the sale of all or substantially all of the Joint Venture's assets.

Web One serves as Managing Venturer of the Joint Venture pursuant to a Joint Venture Management Agreement. In consideration of the services to be rendered by Web One pursuant to the Joint Venture Management Agreement, Web One shall receive a management fee of $3,000 per month;
provided, however, that the management fee shall not begin to be paid (and none will accrue) until the calendar month immediately following the calendar month for which the Joint
Venture's revenues exceed cash expenses by an amount in excess of $3,000. The Joint Venture has not yet paid Web
One any management fees, nor have any management fees accrued. The Joint Venture Management Agreement is for an initial term of five years and shall renew automatically for an additional five-year term, unless the Joint Venture elects to the contrary. Also, Web One may terminate the Joint Venture Management Agreement at any time, upon 60-days' written notice. Notwithstanding the foregoing, the Joint Venture may terminate the Joint Venture Management Agreement at any time for just cause, including Web One's failure to implement lawful policies or directions of the Joint Venture, conduct of Web One that results in a material adverse effect on the Joint Venture, Web One's intentionally causing damage to any property of the Joint Venture and any act of Web One, or one of its agents, involving personal dishonesty or criminal conduct against the Joint Venture.
The Joint Venture Management Agreement may not be assigned by Web One, without the consent of the Joint Venture.

The effect of the provisions of the Joint Venture Agreement and the Joint Venture Management Agreement is that the Company is dependent upon the efforts of Web One for the success of the Joint Venture. There is no assurance that Web One will operate the Joint Venture in a successful manner.

The Company has an option to acquire all of the outstanding capital stock of Web One at any time on or before August 1, 1998. If the option to acquire Web One is exercised by the Company, the Company, at its sole option, may elect to utilize cash or shares of its Common Stock in payment for the stock of Web One. The value of the stock of Web One is to be established by an independent appraiser. Should the Company elect to utilize shares of its Common Stock with which to acquire the stock of Web One, the per share value of the Company's Common Stock shall be equal to the average closing bid price of the Common Stock for the ten trading days immediately prior to the closing of such acquisition, or, should no public market for the Common Stock exist, the per share value of the Common Stock shall be established by an independent appraiser.

Loans by Officers

In October 1996, David M. Loflin loaned, on two separate occasions, a total of $40,000 to MCTV, which loan is evidenced by a promissory note, bears interest at eight percent per annum and is payable on demand. In November
1996, Mr. Loflin loaned the sum of $20,000 to MCTV, which loan is evidenced by a promissory note, bears interest at eight percent per annum and is payable on demand.

In January 1997, Mr. Loflin loaned the sum of $8,000 to the Company, which loan is evidenced by a promissory note, bears interest at eight percent per annum and is payable on demand. $5,000 of such loan has been repaid.

In June 1997, Mr. Loflin loaned the sum of $13,500 to the Company, which loan is evidenced by a promissory note, bears interest at eight percent per annum and is payable on demand.

Mr. Loflin has advised the Company that he does not intend to demand payment of such loans until such time as repayment would not adversely affect the financial position of the Company.

Subscription Agreements

Effective December 20, 1996, the Company entered into a Subscription Agreement with its President, David M. Loflin, whereby the Company issued 1,578,512 shares of Common Stock to Mr. Loflin in exchange for assignments of licenses and leases of licenses of television channels and wireless cable television channels and options to acquire such assets, as follows:

           Community TV Market          Channel
        --------------------------      -------

        Monroe/Rayville, Louisiana        26
        Natchitoches, Louisiana           38

          Wireless Cable Market         Channels
        --------------------------      --------

        Port Angeles, Washington        H1-2-3
        Astoria, Oregon                 H2-3
        Sand Point, Utah                B1-2-3;
                                        C1-2-3
        The Dalles, Oregon              B1-2-3;
                                        C1-2-3
        Fallon, Nevada                  E1-2-3-4;
                                        H3

The assets acquired by the Company under such Subscription Agreement were valued at $1,826,873, which value was determined pursuant to a market report and appraisal as of December 20, 1996 (the "Appraisal"), delivered to the Company by Broadcast Services International, Inc., Sacramento, California. (See "Appraisal" hereunder for a full discussion of the Appraisal). Mr. Loflin's total acquisition costs of the assets underlying such Subscription Agreement are unknown. Accordingly, the financial statements of the Company attribute no value to such assets. See the second paragraph under "Appraisal" hereinbelow for a discussion of Mr. Loflin's acquisition costs of the assets vis-a-vis the appraised value of such assets.

Effective December 20, 1996, the Company entered into a Subscription Agreement with its Vice President, Waddell D. Loflin, whereby the Company issued 104,249 shares of Common Stock to Mr. Loflin in exchange for an assignment of the license of television channel 36 in Bainbridge, Georgia.
The assets acquired by the Company under such Subscription Agreement were valued at $120,652, which value was
determined pursuant to the Appraisal.   Mr. Loflin's
acquisition costs of the assets underlying such Subscription Agreement are unknown. Accordingly, the financial statements of the Company attribute no value to such assets. See the second paragraph under "Appraisal" hereinbelow for a discussion of Mr. Loflin's acquisition costs of the assets vis-a-vis the appraised value of such assets.

Reorganizations

Effective December 31, 1996, the Company entered into an Agreement and Plan of Reorganization (the "WEI Reorganization") among the Company, Winter Entertainment, Inc., a Delaware corporation (WEI), and David M. Loflin, as WEI's sole shareholder, pursuant to which transaction WEI became a wholly-owned subsidiary of the Company. WEI owns and operates K13VE Channel 13 in Baton Rouge, Louisiana. Under the WEI Reorganization, Mr. Loflin received 227,336 shares of Company Common Stock in exchange for his shares of WEI common stock. The shares of WEI common stock acquired by the Company in the WEI Reorganization were valued at $263,106, which value was determined pursuant to the Appraisal. WEI's acquisition costs relating to the rights to K13VE Channel 13 were $6,750. In addition, WEI has capitalized a total of $10,587 in exploiting such channel rights, including station construction costs. See the second paragraph under "Appraisal" hereinbelow for a discussion of WEI's acquisition costs relating to K13VE Channel 13 vis-a-vis the appraised value thereof.

Effective December 31, 1996, the Company entered into an Agreement and Plan of Reorganization (the "MCTV Reorganization") among the Company, Missouri Cable TV Corp., a Louisiana corporation (MCTV), and the shareholders of MCTV, pursuant to which transaction MCTV became a wholly-owned subsidiary of the Company. MCTV owns licenses and leases of licenses of wireless cable television channels in Poplar Bluff, Missouri, which system is ready for broadcast operations, and Lebanon, Missouri, which system has yet to be developed. Under the MCTV Reorganization, David M. Loflin, as a shareholder of MCTV, received 1,179,389 shares of Company Common Stock in exchange for his shares of MCTV common stock. The shares of MCTV common stock acquired by the Company from Mr. Loflin in the MCTV Reorganization were valued at $1,364,553. Also under the MCTV Reorganization, Ross S. Bravata, a director of the Company, received, as a shareholder of MCTV, 42,887 shares of Company Common Stock in exchange for his shares of MCTV common stock. The shares of MCTV common stock acquired by the Company from Mr. Bravata were valued at $49,620. In addition, Michael Cohn, a director of the Company, received, as a shareholder of MCTV, 53,608 shares of Company Common Stock in exchange for his shares of MCTV common stock. The shares of MCTV common stock acquired by the Company from Mr. Cohn were valued at $62,024. The value of the shares of MCTV common stock acquired by the Company from Messrs. Loflin, Bravata and Cohn under the MCTV Reorganization was determined pursuant to the Appraisal. MCTV acquired substantially all of its assets from Mr. David Loflin, whose acquisition costs of such assets were $179,611. The other shareholders of MCTV received their shares of MCTV common stock for nominal consideration.
Since acquiring its assets from Mr. Loflin, MCTV has capitalized an additional $22,722 in exploiting such assets. See the second paragraph under "Appraisal" hereinbelow for a discussion of Mr. Loflin's acquisition costs relating to MCTV's assets vis-a-vis the appraised value thereof.

Stock Purchase

In March 1997, one of the Company's directors, Michael Cohn, purchased 20,000 shares of Company Common Stock for cash in the amount of $50,000. Mr. Cohn has advised the Company that he intends to purchase, within 30 days from the date of this Prospectus, an additional 40,000 shares for cash in the amount of $100,000. However, there is no assurance that such investment will be made.

Appraisal

  Background. The Appraisal was delivered to the Company by Broadcast Services International, Inc., a Sacramento, California-based communications appraisal firm. The report of BSI was based on 1990 Census Data. With respect to the wireless cable markets, the engineering studies relied upon by BSI indicate the number of households within the broadcast radius using the 1200 MHZ frequency. The 1200 MHZ frequency was assumed, due to BSI's experience that, given all of the variables that may be present in a market-by-market system build-out, the actual benchmark performance is more truly reflected by using the higher (1200 MHZ) frequency, such that the signal attenuation is not over-stated. Valuation formulas for the wireless cable markets of the Company were based on initial public offerings within the wireless cable industry during the past three years. The formulas used in evaluation of the Company's broadcast channels are based on recent sales and market evaluation techniques employed by the Community Broadcasters Association, among others.

  Use of Appraisal. At the Company's inception, the Company's Board of Directors adopted a plan that provided for the initial capitalization of the Company to be 6,000,000 shares of Common Stock. 1,800,000 of such shares were sold as founders' stock. The balance of such shares, 4,800,000 shares, were to be utilized to acquire the Company's assets, which assets were acquired pursuant to the Subscription Agreements with Mr. David Loflin and Mr. Waddell Loflin, the WEI Reorganization and the MCTV Reorganization. The Board of Directors utilized the Appraisal as a means to allocate the 3,840,000 shares among the assets underlying the referenced Subscription Agreements, the WEI Reorganization and the MCTV Reorganization, as follows:

                Appraised
                Value of       Shares         Historical
                Assets        of Common      Cost of Assets
Transaction     Acquired     Stock Issued      Appraised
-------------   ----------   ------------    --------------

Subscription
 Agreement
 with David M.
 Loflin         $1,826,873     1,578,512        Unknown

Subscription
 Agreement
 with Waddell
 D. Loflin         120,652       104,249        Unknown

WEI Reorgan-
 ization           263,106       227,336       $ 17,337

MCTV Reorgan-
 ization         2,233,555     1,929,903       $202,333
                ----------     ---------       --------
       Totals   $4,444,186     3,840,000       $219,670

The appraised value of the assets described above bears no relationship to the costs of such assets to the affiliates from whom they were acquired. Prospective purchasers of Company Common Stock should note that it is possible that the Company would be unable to realize any of such asset's appraised value in a sale transaction.

                  PRINCIPAL SHAREHOLDERS

On the date of this Prospectus, there were 6,170,000 shares of Company Common Stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of Company Common Stock as of the date of this Prospectus, and after giving effect to the dividend distribution of Company Common Stock to the shareholders of ECA, by (i) persons known to the Company to be beneficial owners of more than 5% of the Common Stock of the Company,
(ii) each of the Company's officers and directors and (iii) the officers and directors of the Company as a group.

  Name and       Shares               Shares
 Address of      Owned                Owned
 Beneficial      Bene-      Percent   Bene-    Percent
   Owner         ficially    Owned    ficially    Owned
-----------      --------   -------   --------    -------

David M. Loflin  4,585,237   74.31%   4,585,237    74.31%
8478 Quarters
 Lake Rd.
Baton Rouge,
 LA 70809

Waddell D.
 Loflin            304,249    4.93%     304,249     4.93%
8478 Quarters
 Lake Rd.
Baton Rouge,
 LA 70809

Entertainment
 Corporation
 of America        360,000    5.83%        ---       ---
727 Iberville
New Orleans,
 LA 70130

Ross S. Bravata     42,887      *        42,887       *
8478 Quarters
 Lake Road
Baton Rouge,
 LA 70809

Michael Cohn        73,608    1.19%      73,608     1.19%
8748 Quarters
 Lake Road
Baton Rouge,
 LA 70809

All officers
 and directors
 as a group
 (5 persons)     5,005,981   81.13%   5,005,981    81.13%
------------
 *  Less than 1%.
(1) Based on 6,170,000 shares outstanding and prior to the dividend distribution described herein.
(2) Based on 6,170,000 shares outstanding and after giving effect to the dividend distribution described herein.

                      FEDERAL INCOME TAXES

The summary discussion below is based on the Internal
Revenue Code of 1986, as amended (the "Code"), various regulations promulgated pursuant to the Code, interpretations published by the Internal Revenue Service
(the "Service") and court decisions.

This section was prepared by the law firm of Newlan & Newlan ("Counsel") and reflects the opinions of such firm regarding the material federal income tax consequences arising from the distribution of the Company's Common Stock as described in this Prospectus. All opinions of Counsel rely upon the accuracy of the information submitted and the representations made by ECA. Such opinion is not binding on the Service or on the courts. Accordingly, no assurance can be given that the Service will agree with the opinions expressed hereinbelow.

ECA will report the distribution of the Company's Common Stock as a distribution subject to the provisions of Section 301 of the Internal Revenue Code of 1986, as amended (the "Code"). ECA will recognize gain as a result of the distribution to the extent the fair market value of the Common Stock exceeds the adjusted basis of such Common Stock
in the hands of ECA.   ECA can recognize no loss as a result
of the distribution. The fiscal year of ECA ends July 31 and the Company's fiscal year ends December 31.

Holders of ECA common stock will be taxed on the dividend distribution as ordinary income to the extent of ECA's current and accumulated earnings and profits, computed as of the close of the tax year during which the distribution occurs. A portion of the distribution, if any, which exceeds ECA's current and accumulated earnings and profits will reduce a shareholder's adjusted basis in his ECA common stock, but not below zero. To the extent of any such reduction in basis, the distribution will not be currently taxable. If the amount of the distribution would have the effect of reducing a shareholder's adjusted basis in his ECA common stock below zero, the excess will be treated as a gain from the sale or exchange of property. If the ECA common stock is a capital asset in the hands of the shareholder, the gain will be a capital gain, either long-term or short-term, depending on whether the shareholder has held his ECA common stock for more than one year.

Non-corporate shareholders will be treated as having received a distribution equal in value to the fair market value, at the date of the distribution, of the Common Stock they receive. Corporate shareholders will generally be treated as having received a distribution in an amount equal to the lesser of (I) ECA's adjusted basis in the Common Stock immediately prior to the distribution, increased by the amount of any gain recognized by ECA on the distribution, or (ii) the fair market value of the Common Stock on the date of the distribution. However, corporate shareholders may be entitled to the dividends-received deduction, which would generally allow them a deduction, subject to certain limitations, from their gross income of 80% of the amount of the dividend.

A non-corporate shareholder's tax basis in the Common Stock will equal the fair market value of the Common Stock on the date of the distribution and a corporate shareholder's tax basis in the Common Stock will generally equal the lesser of the fair market value of the Common Stock on the date of the distribution or the adjusted basis of the Common Stock in the hands of ECA immediately prior to the distribution, increased in the amount of any gain recognized to ECA on the distribution.

The holding period of a corporate shareholder of ECA attributable to the Common Stock of the Company will commence on the date of the distribution. If gain is recognized on the distribution by ECA, as will be the case if the fair market value of the Common Stock distributed exceeds its adjusted basis, a corporate shareholder's holding period will begin on the date of the distribution.

If gain is not recognized by ECA on the distribution and the basis of the Common Stock in the hands of the corporate shareholder is determined under Code Section 301(d)(2)(B), then (except for gain from certain sales or exchanges of stock in foreign corporations) such corporate shareholder will not be treated as holding the Common Stock distributed during any period before the date on which such corporate shareholder's holding period in its Common Stock began.

In the absence of a trading market for the Common Stock, "fair market value" is to be calculated in accordance with Internal Revenue Service Revenue Ruling 59-60, 1959-1C.B.237, which sets forth certain factors for such a determination (for example, the nature of the business, its history, the general economic outlook, book value of the Company, earnings capacity, dividend paying capacity, existence of good will and recent sales of Company shares). Neither ECA nor the Company will advise the shareholders what the "fair market value" of the Common Stock will be on the distribution date. Each shareholder must make his own determination. ECA intends to send to shareholders and the Service, however, IRS Form 1099 DIV which will indicate a value of the dividend distribution equal to the fair market value of the Common Stock on the date of the dividend distribution, in the opinion of ECA. Any portion of the distribution which has the effect of reducing a shareholder's adjusted basis below zero will be treated as a gain from the sale or exchange of property.

The preceding discussion is a general summary of current federal income tax consequences of the dividend distribution as presently interpreted, and a shareholder's particular tax consequences may vary depending on his individual circumstances. Shareholders are encouraged to consult their own tax counsel concerning the treatment of the distribution on their income tax returns.

                         LITIGATION

The Company is not currently involved in any legal proceeding.

                  DESCRIPTION OF SECURITIES

Authorized Capital Stock

The authorized capital stock of the Company consists of One
Hundred Million (100,000,000) shares of Common Stock, $.0001 par value per share. As of the date of this Prospectus, there were 6,170,000 shares of Company Common Stock outstanding.

Description of Common Stock

Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities.

Transfer Agent and Registrar

The Company has retained Securities Transfer Corporation,
Dallas, Texas, as transfer agent and registrar for the Common Stock of the Company.

                        LEGAL MATTERS

The law firm of Newlan & Newlan, Dallas, Texas, has acted as legal counsel for the Company in connection with the Registration Statement of which this Prospectus forms a part and related matters. As of the date of this Prospectus, Newlan & Newlan owned 150,000 shares of Company Common Stock.
                          EXPERTS

The financial statements of the Company included in this Prospectus and Registration Statement have been audited by Weaver and Tidwell, L.L.P., independent auditor, for the period indicated in its report thereon which appear elsewhere herein and in the Registration Statement. The financial statements audited by Weaver and Tidwell, L.L.P., have been included in reliance on its reports given as its authority as an expert in accounting and auditing.

INDEPENDENT AUDITOR'S REPORT


To the Board of Director's and Stockholders
Media Entertainment, Inc.

We have audited the accompanying consolidated balance sheet of Media Entertainment Inc., and subsidiaries (a development stage company) as of December 31, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Media
Entertainment, Inc. and subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage and has no operating revenue. In addition, the Company has limited capital resources and a loss from operations since inception, all of which raise substantial doubt about its ability to continue as a going concern.
Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
April 3, 1997

        MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
               (a development stage company)
                 CONSOLIDATED BALANCE SHEET



                       December 31,      December 31,      March 31,
                              1995              1996           1997
                                                         (unaudited)
                      ------------      ------------     -----------
ASSETS

CURRENT ASSETS
  Cash                $         0       $     14,502     $    36,533
  Accounts
   receivable                   0                310             225
  Prepaid expenses              0                  0             910

    Total current
     assets                     0             14,812          37,668

PROPERTY AND
 EQUIPMENT,
 net of accumulated
 depreciation of
 $0, $706 and $882,
 respectively             10,587             196,214         197,796

INVESTMENT IN
 JOINT VENTURE                 0                   0           2,500

INTANGIBLES
  Organization
   costs,
   net of accumu-
   lated amortiza-
   tion of $0, $19
   and $47,
   respectively                0                 550            522
  Licenses and
   rights to leases
   of licenses, net
   of accumulated
   amortization of
   $0, $725 and
   $1,105,
   respectively            6,750              22,024         26,645

                           6,750              22,574         27,167

      Total
       assets        $    17,337       $     233,600    $   265,131



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable
   to stockholder     $        0       $      50,000    $    53,000
  Accounts payable             0                   0            532
  Accounts pay-
   able - affiliate            0              10,069         10,069
  Accrued interest             0                 820          1,180

      Total current
       liabilities             0              60,889         64,781

STOCKHOLDERS' EQUITY
  Common stock,
   $.0001 par value,
   100,000,000
   shares author-
   ized, 227,336,
   6,000,000 and
   6,170,000 shares
   issued and
   outstanding,
   respectively              23                  600           617
  Additional paid-
   in capital            17,314              198,508       308,491
  Retained deficit            0            (  24,237)    (  47,898)
  Subscriptions
   receivable                 0            (   2,160)    (     860)
  Deferred
   compensation               0                    0     (  60,000)

                         17,337              172,711       200,350

TOTAL LIABILITIES
 AND STOCKHOLDERS'
 EQUITY             $    17,337       $      233,600    $  265,131


The Notes to Consolidated Financial Statements are an integral part of this statement.

         MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
               (a development stage company)
            CONSOLIDATED STATEMENT OF OPERATIONS

                                              Cumulative
                                              Since
                                  Three       Inception
                                  Months      (December 28,
                                  Ended       1995) to
                   Year Ended     March 31,   March 31,
                   December 31,   1997        1997
                   1996           (unaudited) (unaudited)

Revenue             $ 3,337        $   224      $ 3,561

General and
 administrative
 expenses            27,574         23,885       51,459

    Net loss       ($24,237)      ($23,661)    ($47,898)

    Loss per
    common share     ($0.04)        ($0.00)      ($0.13)

Weighted average
 number of shares
 outstanding        631,622      6,117,000      369,361


The Notes to Consolidated Financial Statements are an integral part of this statement.

         MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
                (a development stage company)
              CONSOLIDATED STATEMENT OF CHANGES
                   IN STOCKHOLDERS' EQUITY
          PERIOD FROM INCEPTION (December 28, 1995)
                   TO DECEMBER 31, 1996 AND
         THREE MONTHS ENDED MARCH 31, 1997 (unaudited)


                                          Deficit
                                            Accumu-
                                            lated      Stock
                                  Addi-     During     Sub-
                                  tion      the        scrip-     Def-
                            al    Paid      Develop-   tions      erred
               Common    Stock    in Cap-   ment       Receiv-    Compen-
               Shares    Amount   ital      Stage      able       sation

Balance
 at in-
 ception,
 December
 28, 1995           0   $    0    $     0    $     0    $    0      $    0

 Issuance
  of
  common
  stock
  for
  assets      227,336       23     17,314          0         0           0

 Net
  income
  (loss)            0        0          0          0         0           0

Balance,
 Decem-
 ber 31,
 1995         227,336       23     17,314          0         0           0

 Issuance
  of
  common
  stock
  for
  as-
  sets      1,929,903      193    179,418          0         0           0

 Issuance
  of
  common
  stock
  for
  sub-
  scrip-
  tion
  receiv-
  able      2,160,000      216      1,944           0    (2,160)        0

 Issuance
  of
  common
  stock
  for
  assign-
  ment of
  licenses
  and
  leases    1,682,761      168     (  168)          0         0         0

 Net loss           0        0          0     (24,237)        0         0

Balance,
 Decem-
 ber 31,
 1996       6,000,000      600    198,508     (24,237)  ( 2,160)        0

Unaud-
ited
 Issuance
 of
 common
 stock
 for cash      20,000        2     49,998          0         0         0

 Payment
 on
 subscrip-
 tion re-
 ceivable           0        0          0          0     1,300         0

 Issuance
  of
  common
  stock
  for
  future
  services    150,000       15     59,985          0         0    (60,000)

 Net loss           0        0          0    (23,661)        0          0

Balance,
March 31,
1997        6,170,000   $  617  $ 308,491   ($47,898)    ($860)  ($60,000)

The Notes to Consolidated Financial Statements are an integral part of this statement.

        MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
               (a development stage company)
           CONSOLIDATED STATEMENT OF CASH FLOWS

                                                      Cumulative
                       Period                         Since
                       From           Three           Inception
                       Inception      Months          (December
                       December       Ended           28, 1995) to
                       28, 1995)      March 31,       March 31,
                       to Decem-      1997            1997
                       ber 31,1996    (unaudited)     (unaudited)

CASH FLOWS FROM
OPERATING ACTIVITIES
  Net loss               ($24,237)      ($23,661)        ($47,898)

  Adjustment to
   reconcile net
   loss to net cash
   used in operating
   activities

  Depreciation                706            176              882
  Amortization                745            407            1,152
  Decrease (increase)
   in accounts
   receivable            (    310)            85         (    225)
  Increase in
   prepaids                     0       (    910)        (    910)
  Increase in
   accounts payable
   and accruals            10,889            892           11,781
      Net cash used
       in operating
       activities        ( 12,207)      ( 23,011)        ( 35,218)

CASH FLOWS FROM
INVESTING ACTIVITIES
  Purchase of
   equipment             (  6,722)      (  1,758)        (  8,480)
  Investment in
   joint venture                0       (  2,500)        (  2,500)
  Purchase of
   organization costs    (    569)             0         (    569)
  Purchase of
   licenses and
   rights to leases
   of licenses           ( 16,000)      (  5,000)        ( 21,000)

      Net cash used
       in investing
       activities        ( 23,291)      (  9,258)        ( 32,549)

CASH FLOWS FROM
FINANCING ACTIVITIES
  Increase in note
   payable to
   stockholder             50,000          3,000           53,000
  Issuance of
   common stock                 0         50,000           50,000
  Decrease in
   subscriptions
   receivable                   0          1,300            1,300

      Net cash
       provided by
       financing
       activities          50,000         54,300          104,300

      Net increase
       in cash             14,502         22,031           36,533

Cash, beginning
 of period                      0         14,502                0

Cash, end of
 period                   $14,502        $36,533          $36,533

Noncash investing and financing activities for the year ended December 31, 1996 include $179,611 of equipment given as paid-in capital by majority shareholder, subscriptions receivable of $2,160 for services rendered, and $16,737 in exchange for common stock to majority shareholder.

Noncash investing and financing activities for the three months ended March 31, 1997 (unaudited) include 150,000 shares issued for consulting and legal services to be performed valued at $60,000.

The Notes to Consolidated Financial Statements are an integral part of this statement.

        MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
                (a development stage company)
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.   NATURE OF BUSINESS, ORGANIZATION
          AND BASIS OF PRESENTATION

Media Entertainment, Inc., (MEI) was incorporated in the State of Nevada on November 1, 1996, to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry.

Effective December 31, 1996, MEI acquired all of the outstanding common stock of Winter Entertainment, Inc., a Delaware corporation incorporated on December 28, 1995
(WEI), and Missouri Cable TV Corp., a Louisiana corporation incorporated on October 9, 1996 (MCTV). WEI operates a community television station in Baton Rouge, Louisiana; MCTV owns wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri, which has yet to be constructed. The acquisition of WEI and MCTV by Media was accounted for as a reorganization of companies under common control. The assets and liabilities acquired were recorded at historical cost in a manner similar to a pooling of interests. Therefore, these financial statements include the operations of MEI and its predecessors from inception of WEI on December 28, 1995. WEI had no operations or cash flows for the period ended December 31, 1995. Therefore, statements of operations and cash flows for the three days ended December 31, 1995 are not presented.

The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, insignificant revenue and a loss from operations since its inception. The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise capital by obtaining financing and, eventually, through public offerings. Management intends to use the proceeds from any borrowings to increase the broadcast signal of WEI's community television station, to start operation of MCTV's wireless cable channels in Poplar Bluff, Missouri and to provide working capital. The
Company believes that these actions will enable the Company to carry out its business plan and ultimately to achieve profitable operations.

        MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
               (a development stage company)
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include all the accounts of MEI and its wholly owned subsidiaries, WEI and MCTV, since inception of WEI. All intercompany transactions and balances have been eliminated in consolidation. The consolidated group is referred to as the "Company".

Broadcast Equipment

Equipment is recorded at cost. Depreciation will be calculated using a straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of ninety days or less from the date of purchase to be cash equivalents.

Income Taxes

The Company provides deferred taxes for the tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. As of December 31, 1996, there are no significant differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future.

As of March 31, 1997 (unaudited), there were no significant deferred tax assets or liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Pronouncements

The FASB has issued SFAS 128, "Earnings Per Share" which establishes a new standard for computing and presenting earnings per share (EPS). Under SFAS 128, basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. It also requires dual presentation of basic and diluted EPS for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur if all dilutive potential common shares had been issued. The Company is required to adopt SFAS 128 for periods ending after December 15, 1997. Earlier adoption is not permitted.

The Company anticipates that there will be no material impact on implementation of this standard.

         MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
               (a development stage company)
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
           continued

Loss Per Common Share

Loss per common share is computed based on the loss for the period divided by the weighted average number of common shares outstanding during the period.

Amortization

Organization costs are being amortized on a straight-line basis over 60 months. Licenses and rights to leases of licenses will be amortized on a straight-line basis over the license and lease rights periods expected to be 5 to 15 years.

NOTE 3.   ACQUISITIONS

Effective December 31, 1996, the Company acquired WEI and
MCTV by issuing 2,157,239 shares of common stock in exchange for all the common stock of each company. The majority stockholder of the Company was also the sole stockholder of WEI and the majority stockholder of MCTV.
Therefore, the acquisitions have been accounted for at historical cost in a manner similar to a pooling of interests. The consolidated statement of operations includes the Company and its predecessors WEI and MCTV from inception of WEI. Proforma financial information of the previously separate enterprises for the period before the combination was consummated that are included in current operations is as follows:

                           WEI         MCTV

     Revenue               $3,337      $    0

     Operating expense      4,787       7,763

     Net loss             ($1,217)    ($7,763)

         MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
                  (a development stage company)
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4.   LICENSES AND RIGHTS TO LEASES OF LICENSES

The Company owns licenses or rights to leases of licenses in the following wireless cable and community television markets:

Wireless Cable Market           Expiration Date

Poplar Bluff, Missouri          October 16, 2006
Lebanon, Missouri               October 16, 2006
Port Angeles, Washington        December 21, 2003
Astoria, Oregon                 December 21, 2003
Sand Point, Idaho               August 09, 2006
The Dalles, Oregon              August 09, 2006
Fallon, Nevada                  August 09, 2006

Community Television Market

Baton Rouge, Louisiana          July 01, 2007
Monroe/Rayville, Louisiana      July 01, 2007
Natchitoches, Louisiana         July 01, 2007
Bainbridge, Georgia             July 01, 2007

Application for renewal of licenses must be filed within a certain period prior to expiration.


NOTE 5.  NOTES PAYABLE STOCKHOLDER

Notes payable to majority
stockholder, interest accrues at 8%,
due on demand and unsecured                   $50,000


NOTE 6.  SUBSEQUENT EVENTS

In January 1997, the Company entered into an agreement with Web One, Inc. forming Web One Wireless I.S.P. - Baton Rouge, J.V. (the "Joint Venture"). The Joint Venture was created to operate as a Wireless Internet Service Provider in Baton Rouge, Louisiana. The agreement gives the Company the option to buy all the outstanding capital stock of Web One, Inc. at any time on or before August 1, 1998. The option price is to be based on an appraisal of Web One, Inc.

          MEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
                (a development stage company)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6.  SUBSEQUENT EVENTS - continued

In addition, the Company entered into an agreement with Open Net, Inc. whereby the Company has an exclusive right of first refusal to utilize Open Net's wireless internet access system in several U.S. cities. The Company must pay to Open Net $50,000 for each such system purchased by the Company.

Since December 31, 1996, the Company has issued 150,000 shares of common stock to prepay legal services valued at $60,000. The Company has also sold 20,000 shares of common stock for $50,000, and has issued options to purchase another 40,000 shares for $100,000.


NOTE 7.  JOINT VENTURE (unaudited)

During the three months ended March 31, 1997, the Company incurred $2,500 in costs relating to the acquisition of the Joint Venture. As of March 31, 1997, the Joint Venture has had no operations.


NOTE 8.  FINANCIAL INSTRUMENTS

Financial instruments of the Company consist principally of cash, accounts payable, and notes payable. Recorded values approximate fair values due to the short maturities of these instruments.

INDEPENDENT AUDITOR'S REPORT


To the Board of Director's and Stockholder
Missouri Cable TV Corporation

We have audited the accompanying balance sheet of Missouri Cable TV Corporation, (a development stage company) as of December 31, 1996 and the related statements of operations, changes in stockholder's equity and cash flows for the period from inception (October 9, 1996) to December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Missouri Cable TV Corporation as of December 31, 1996, and the results of its operations and its cash flows for the period from inception (October 9, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage and has no operating revenue. In addition, the Company has limited capital resources and a loss from operations since inception, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
April 3, 1997

2893

               MISSOURI CABLE TV CORPORATION
               (a development stage company)
                        BALANCE SHEET


                                           March 31,
                          December 31,       1997
                             1996         (unaudited)

ASSETS

CURRENT ASSETS
  Cash                     $ 13,742         $     63
  Due from affiliate         15,000           18,234
  Prepaid expenses                0              910

    Total current assets      8,742           19,207

PROPERTY AND EQUIPMENT      186,333          188,091

LICENSES AND RIGHTS TO
 LEASES OF LICENSES, net
 of accumulated amorti-
 zation of $225 and $492,
 respectively                15,774           20,508

TOTAL ASSETS               $230,849         $227,806


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Note payable to
   stockholder             $ 50,000         $ 50,000
  Accounts payable            8,181            8,181
  Accrued interest              820            1,121

    Total current
     liabilities             59,001           59,302

STOCKHOLDER'S EQUITY
  Common stock, no par
  value 1,800,000 shares
  authorized, issued and
  outstanding               179,611          179,611
  Deficit accumulated
   during the development
   stage                  (   7,763)       (  11,107)

                            171,848          168,504

TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY       $230,849         $227,806



The Notes to Financial Statements are an integral part of this statement.

               MISSOURI CABLE TV CORPORATION
               (a development stage company)
                  STATEMENT OF OPERATIONS

                                                 Cumulative
                         Period                  Since
                         from        Three       Inception
                         Inception   Months      (October 9,
                         (October    Ended       1996) to
                         9, 1996)    March 31,   March 31,
                         to Decem-   1997        1997
                         ber 31,1996(unaudited)  (unaudited)

Revenue                   $     0     $     0     $     0

Operating expenses            225           0         225

    Operating loss        (   225)          0      (  225)

General and
 administrative
 expenses                   6,718       3,344      10,062

Interest expense              820           0         820

    Net loss              ($7,763)    ($3,344)  ($ 11,107)

    Loss per
     common share          ($0.00)     ($0.00)     ($0.00)


The Notes to Financial Statements are an integral part of this statement.

              MISSOURI CABLE TV CORPORATION
              (a development stage company)
       STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
          PERIOD FROM INCEPTION (OCTOBER 9, 1996)
           TO DECEMBER 31, 1996 AND THREE MONTHS
              ENDED MARCH 31, 1997 (unaudited)

                                             Deficit
                                             Accumulated
                                             During the
                     Common Stock            Development
                 Shares        Amount        Stage

Balance at
 inception,
 (October 9,
 1996)                0        $      0      $         0

  Contribution
   of
   equipment
   for
   common
   stock      1,800,000         179,611                0

  Net loss            0               0      (     7,763)

Balance,
 December
 31, 1996     1,800,000         179,611      (     7,763)

Unaudited

  Net loss            0               0      (     3,344)

Balance,
 March 31,
 1997
 (unaudited)  1,800,000        $179,611      ($   11,107)


The Notes to Financial Statements are an integral part of this statement.

                MISSOURI CABLE TV CORPORATION
                (a development stage company)
                   STATEMENT OF CASH FLOWS
           PERIOD FROM INCEPTION (OCTOBER 9, 1996)
            TO DECEMBER 3,1 1996 AND THREE MONTHS
               ENDED MARCH 31, 1997 (unaudited)

                                                 Cumulative
                          Period                 Since
                          from        Three      Inception
                           Inception  Months     (October 9,
                          (October    Ended      1996) to
                          9, 1996)    March 31,  March 31,
                          to December 1997       1997
                          31, 1996    (unaudited)(unaudited)


CASH FLOWS FROM
OPERATING ACTIVITIES
  Net loss                ($  7,763)  ($ 3,344)  ($ 11,107)

  Adjustments to
   reconcile net
   loss to net
   cash used in
   operating
   activities

  Amortization                  225        266         491
  Increase in due
   from affiliate         (  15,000)  (  3,234)  (  18,234)
  Increase in
   prepaids                       0   (    910)  (     910)
  Increase in
   accounts
   payable and
   accruals                   9,001        301       9,302

    Net cash used
     in operating
     activities           (  13,537)   ( 6,921)  (  20,458)

CASH FLOWS FROM
INVESTING ACTIVITIES
  Purchase of equipment   (   6,721)   (  1,758) (   8,479)
  Purchase of licenses
   and rights to
   leases of licenses     (  16,000)   (  5,000) (  21,000)

    Net cash used in
     investing
     activities           (  22,721)   (  6,758) (  29,479)

CASH FLOWS FROM
FINANCING ACTIVITIES
  Proceeds from
   borrowings                50,000           0     50,000

    Net cash provided
     by financing
     activities              50,000           0     50,000

    Net increase
     (decrease)
     in cash                 13,742   (  13,679)        63

Cash at beginning
 of period                        0      13,742          0

Cash at end of period      $ 13,742   $      63  $      63

NONCASH INVESTING ACTIVATES
  Contribution of
   equipment for
   common stock            ($179,611) $       0  ($179,611)

The Notes to Financial Statements are an integral part of this statement.

                  MISSOURI CABLE TV CORPORATION
                  (a development stage company)
                  NOTES TO FINANCIAL STATEMENTS


NOTE 1.   NATURE OF BUSINESS, ORGANIZATION
           AND BASIS OF PRESENTATION

Missouri Cable TV Corporation (MCTV), was incorporated in the state of Louisiana on October 9, 1996 to operate in the wireless cable television industry. The original stockholders contributed equipment to MCTV upon incorporation on October 9, 1996 in exchange for all of the common shares of MCTV. MCTV owns licenses or rights to leases of licenses to wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri, which has yet to be constructed.

Effective December 31, 1996, the Company was acquired by Media Entertainment, Inc. (Media). The stockholders of MCTV exchanged their shares of MCTV for stock in Media. The majority stockholder of MCTV at the time of the exchange is also the majority stockholder of Media. MCTV will operate as a wholly owned subsidiary of Media pursuant to the acquisition.

The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, insignificant revenue and a loss from operations since its inception. The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise capital by obtaining financing and, eventually, through public or private offerings. Management intends to use a portion of the proceeds from financing to begin marketing and installation activities and to provide working capital. Management believes that these actions will enable the Company to carry out its business plan and ultimately to achieve profitable operations.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Broadcast Equipment

Equipment is recorded at cost. Depreciation will be calculated using a straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years.

               MISSOURI CABLE TV CORPORATION
               (a development stage company)
               NOTES TO FINANCIAL STATEMENTS

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
           continued

Cash Equivalents

The Company considers all highly liquid investments with original maturities of ninety days or less from the date of purchase to be cash equivalents.

Income Taxes

The Company provides deferred taxes for the tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. As of December 31, 1996, there are no significant differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future.

As of March 31, 1997 (unaudited), there were no significant deferred tax assets or liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Common Share

Loss per common share is computed based on the loss for the period divided by the weighted average number of common shares outstanding during the period.

Amortization

Licenses and rights to leases of licenses are being amortized on a straight-line basis over the licenses and lease rights periods of 5 to 15 years.

Recently Issued Pronouncements
The FASB has also issued SFAS 128, "Earnings Per Share" which establishes a new standard for computing and presenting earnings per share (EPS). Under SFAS 128, basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. It also requires dual presentation of basic and diluted EPS for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur if all dilutive potential common shares had been issued. The Company is required to adopt SFAS 128 for period ending after December 15, 1997. Earlier adoption is not permitted.

The Company anticipates that there will be no material impact on implementation of this standard.

              MISSOURI CABLE TV CORPORATION
              (a development stage company)
              NOTES TO FINANCIAL STATEMENTS


NOTE 3.   FINANCIAL INSTRUMENTS

Financial instruments of the Company as of March 31, 1997 (unaudited) and December 31, 1996, consist principally of cash, due from affiliate, accounts payable and note payable to stockholder. Recorded values approximate fair values due to the short maturities of these instruments.


NOTE 4.   LICENSES AND RIGHTS TO LEASES OF LICENSES

The Company owns licenses or rights to leases of licenses in the following wireless cable markets:

 Wireless Cable Market                 Expiration Date

Poplar Bluff, Missouri                October 16, 2006
Lebanon, Missouri                     October 16, 2006

Application for renewal of the license must be filed within a certain period prior to expiration.


NOTE 5.   NOTES PAYABLE  STOCKHOLDER

                              December 31,      March 31,
                                 1996             1997
                                               (unaudited)

Notes payable to majority
stockholder, interest
accrues at 8%, due on
demand and unsecured           $50,000          $50,000


NOTE 6.   RELATED PARTY TRANSACTIONS

Due from affiliate at December 31, 1996 consists of $15,000 advance to Winter Entertainment, Inc., a company related through common ownership.

Due from affiliate as of March 31, 1997 (unaudited), consists of advances to Winter Entertainment, Inc. and to Media of $15,000 and $3,234, respectively.

INDEPENDENT AUDITOR'S REPORT


To the Board of Director's and Stockholder
Winter Entertainment, Inc.

We have audited the accompanying balance sheets of Winter Entertainment Inc., (a development stage company) as of December 31, 1996 and 1995 and the related statements of operations, changes in stockholder's equity and cash flows for the year ended
December 31, 1996 and the period from inception
(December 28, 1995) to December 31, 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winter Entertainment, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended
December 31, 1996 and the period from inception
(December 28, 1995) to December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage and has insignificant operating revenue. In addition, the Company has limited capital resources and a loss from operations since inception, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
April 3, 1997

2882

                 WINTER ENTERTAINMENT, INC.
               (a development stage company)
                       BALANCE SHEETS


                                               March 31,
                    December      December       1997
                    31, 1995      31, 1996    (unaudited)

ASSETS

CURRENT ASSETS
  Cash              $     0       $   760       $   702
  Due from
   affiliate              0        15,997        16,212

    Total current
     assets               0        16,757        16,914

PROPERTY AND
EQUIPMENT
  Broadcast
   equipment, net
   of accumulated
   depreciation
   of $0, $706
   and $882,
   respectively      10,587         9,881         9,705

LICENSE, net of
 accumulated
 amortization of
 $0, $500, and
 $613, respectively   6,750         6,250         6,137

TOTAL ASSETS        $17,337       $32,888       $32,756


LIABILITIES AND
STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable  $     0       $ 1,768       $ 1,768
  Due to affiliate        0        15,000        15,000

    Total current
     liabilities          0        16,768        16,768

STOCKHOLDER'S EQUITY
  Common stock, no
   par value, 1,500
   shares author-
   ized, issued
   and outstanding   17,337        17,337        17,337
  Deficit accum-
   ulated during
   the  develop-
   ment stage             0      (  1,217)     (  1,349)

                     17,337        16,120        15,988

TOTAL LIABILITIES
AND STOCKHOLDER'S
EQUITY              $17,337       $32,888       $32,756


The Notes to Financial Statements are an integral part of these statements.

                   WINTER ENTERTAINMENT, INC.
                 (a development stage company)
                    STATEMENTS OF OPERATIONS


                                                Cumulative
                                                Since
                                    Three       Inception
                                    Months      (December
                                    Ended       28, 1995) to
                    Year Ended      March 31,   March 31,
                    December 31,    1997        1997
                       1996        (unaudited)  (unaudited)

Revenue               $3,337         $ 224        $3,561

Operating Expenses     4,543             0         4,543

  Operating income
   (loss)            ( 1,206)          224         ( 982)

General and
 administrative
 expenses                 11           356           367

  Net income (loss)  ($1,217)       ($ 132)      ($1,349)

Loss per
 common share         ($0.81)       ($0.09)       ($0.90)


The Notes to Financial Statements are an integral part of these statements.

                 WINTER ENTERTAINMENT, INC.
                (a development stage company)
        STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
         PERIOD FROM INCEPTION (DECEMBER 28, 1995) TO
       DECEMBER 31, 1995, YEAR ENDED DECEMBER 31, 1996,
       AND THREE MONTHS ENDED MARCH 31, 1997 (unaudited)


                                                 Deficit
                                                 Accumulated
                                                 During the
                        Common Stock             Development
                     Shares    Amount         Stage

Balance at
 inception,
 (December 28,
 1995)                   0        $    0          $    0

  Contribution
   of equipment
   for common
   stock             1,500        17,337               0

  Net loss               0             0               0

Balance,
 December 31,
 1995                1,500        17,337               0

  Net loss               0             0         ( 1,217)

Balance,
 December 31,
 1996                1,500        17,337         ( 1,217)

Unaudited

  Net loss               0             0         (   132)

Balance,
 March 31,
 1997                1,500       $17,337         ($1,349)


The Notes to Financial Statements are an integral part of these statements.

                 WINTER ENTERTAINMENT, INC.
               (a development stage company)
                 STATEMENTS OF CASH FLOWS


                                                 Cumulative
                                                 Since
                                      Three      Inception
                                      Months     (December
                            Year      Ended      28, 1995)
                            Ended     March 31,  to March
                         December 31, 31, 1997   1997
                            1996     (unaudited) (unaudited)

CASH FLOWS FROM
OPERATING ACTIVITIES

Net income (loss)         ($ 1,217)    ($132)     ($1,349)

Adjustment to
 reconcile
 net income
 (loss) to
 net cash
 provided
 by operating
 activities

Depreciation
 and amortization            1,206       289        1,495
Increase in accounts
 receivable               ( 15,997)    ( 215)    ( 16,212)
Increase in accounts
 payable                     1,768         0        1,768
Increase in due to
 affiliate                  15,000         0       15,000

  Net cash provided
   by (used in)
   operating activities        760     (  58)         702

  Net increase (decrease)
   in cash                     760     (  58)         702

Cash at beginning of
 period                          0       760            0

Cash at end of period     $    760     $ 702     $    702

Noncash investing activities for the period of inception
(December 28, 1995) to December 31, 1995, consisted of contribution of equipment and license agreement for common stock valued at $17,337. There were no other cash activities for the period then ended.


The Notes to Financial Statements are an integral part of these statements.

                 WINTER ENTERTAINMENT, INC.
               (a development stage company)
               NOTES TO FINANCIAL STATEMENTS


NOTE 1.   NATURE OF BUSINESS, ORGANIZATION
           AND BASIS OF PRESENTATION

Winter Entertainment, Inc. (WEI), was incorporated in the State of Delaware on December 28, 1995, to operate as a community television station in Baton Rouge, Louisiana. The original stockholder contributed equipment and a license agreement to WEI upon incorporation on December 28, 1995 in exchange for all of the common shares of WEI. Operations did not commence until February of 1996, therefore, no operations were shown prior to that date.

Effective December 31, 1996, the Company was acquired by
Media Entertainment, Inc. (Media).  The sole stockholder of
WEI exchanged his shares of WEI for stock in Media. The sole stockholder of WEI at the time of the exchange is also the majority stockholder of Media. WEI will operate as a wholly owned subsidiary of MEDIA pursuant to the acquisition.

The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, insignificant revenue and a loss from operations since its inception. The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise capital by obtaining financing and, eventually, through public or private offerings. Management intends to use a portion of the proceeds from financing to increase the broadcast signal of the Company's community television station and to provide it with working capital. Management believes that these actions will enable the Company to carry out its business plan and ultimately to achieve profitable operations.


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Broadcast Equipment

Equipment is recorded at cost. Depreciation will be calculated using a straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years.

                  WINTER ENTERTAINMENT, INC.
                (a development stage company)
                NOTES TO FINANCIAL STATEMENTS


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
           continued

Cash Equivalents

The Company considers all highly liquid investments with original maturities of ninety days or less from the date of purchase to be cash equivalents.

Income Taxes

The Company provides deferred taxes for the tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. As of December 31, 1996, there are no significant differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. As of March 31, 1997 (unaudited), there were no significant deferred tax assets or liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Common Share

Loss per common share is computed based on the loss for the period divided by the weighted average number of common shares outstanding during the period.

Amortization

Licenses are being amortized on a straight-line basis over the license period of 5 years.

Recently Issued Pronouncements

The FASB has issued SFAS 128, "Earnings Per Share" which establishes a new standard for computing and presenting earnings per share (EPS). Under SFAS 128, basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. It also requires dual presentation of basic and diluted EPS for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur if all dilutive potential common shares had been issued. The Company is required to adopt SFAS 128 for period ending after December 15, 1997. Earlier adoption is not permitted.

The Company anticipates that there will be no material impact on implementation of this standard.

                  WINTER ENTERTAINMENT, INC.
                (a development stage company)
                NOTES TO FINANCIAL STATEMENTS


NOTE 3.   FINANCIAL INSTRUMENTS

Financial instruments of the Company consist principally of cash, accounts receivable and accounts payable. Recorded values approximate fair values due to the short maturities of these instruments.


NOTE 4.   LICENSES AND RIGHTS TO LEASES OF LICENSES

The Company owns a license to community television channels in Baton Rouge, Louisiana which expires on July 1, 2007.

Application for renewal of the license must be filed within a certain period prior to expiration.


NOTE 5.  RELATED PARTY TRANSACTIONS

Due from affiliate consists primarily of legal fees paid on behalf of Media, the Company's parent. Due to affiliate of $15,000 consists of an advance to the Company from Missouri
Cable TV Corporation, a company related through common ownership.

Due from affiliate as of March 31, 1997 (unaudited), consists of legal fees paid on behalf of Media. Due to affiliate of $15,000 consists of an advance to the Company from Missouri Cable TV Corporation.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date.

TABLE OF CONTENTS


                                    Page

Additional Information
Prospectus Summary
The Company
Risk Factors
Use of Proceeds
Information Concerning ECA
Distribution of Securities
 of the Company
Dividends
Capitalization
Selected Financial Data
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations
Regulation
Business
Management
Certain Transactions
Principal Shareholders
Federal Income Taxes
Litigation
Description of Securities
Legal Matters
Experts
Index to Financial Statements       F-1
360,000 Shares

Common Stock
$.0001 par value




Media Entertainment, Inc.




Prospectus





______, 1997
                            PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Estimated expenses payable by the Company in connection with the registration of Common Stock covered hereby are as follows:

Registration fee                                    $100.00
Underwriter's unaccountable expense allowance          0.00
Printing and engraving expenses                    3,000.00*
Legal fees and expenses                           27,500.00
Accounting fees and expenses                       7,500.00
Blue Sky fees and expenses
   (including legal fees)                               0.00
Transfer agent and registrar fees and expenses     5,000.00
Miscellaneous                                        750.00*
---------------                                   ---------
(* estimate)               Total                 $43,850.00*

Item 14.  Indemnification of Directors and Officers.

Registrant is a Nevada corporation. Section 78.751 of Nevada Revised Statutes (the "Nevada Act") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity as directors and officers. The Nevada Act further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of the shareholders or otherwise.

Section VIII of Registrant's Bylaws, included as Exhibit 3.2 filed herewith, which provides for the indemnification of directors and officers, is incorporated herein by reference.

Registrant has purchased no insurance for indemnification of its officers and directors, agents, etc., nor has there been any specific agreement for indemnification made between Registrant and any of its officers and directors, or others, with respect to indemnification for them arising out of their duties to Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Nevada Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

1. (a) Securities Sold. On November 1, 1996, a total of 1,800,000 shares of Company Common Stock were sold.
    (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to David M. Loflin (1,600,000 shares) and Waddell D. Loflin (200,000 shares).
    (c) Consideration. Such shares of Common Stock were sold for cash at a price of $.10 per share, or $1,800.00 in the aggregate.
    (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of
Section 4(2) thereof, as a transaction not involving a public offering.
2. (a) Securities Sold. On November 15, 1996, a total of 360,000 shares of Company Common Stock were sold.
    (b) Underwriter or Other Purchasers. Such shares of Common Stock were sold to Entertainment Corporation of America, a Delaware corporation.
    (c) Consideration. Such shares of Common Stock were sold for cash at a price of $.10 per share, or $360.00 in the aggregate.
    (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of
Section 4(2) thereof, as a transaction not involving a public offering.
3. (a) Securities Sold. On December 20, 1996, 1,578,512 shares of Company Common Stock were issued.
    (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to David M. Loflin.
    (c) Consideration. Such shares of Common Stock were issued in exchange for assignments of licenses and leases of licenses of wireless cable channels and low power television stations, pursuant to a Subscription Agreement, at a value of $1.157 per share, or $1,826,873, in the aggregate.
    (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of
Section 4(2) thereof, as a transaction not involving a public offering.
4. (a) Securities Sold. On December 20, 1996, 104,249 shares of Company Common Stock were issued.
    (b) Underwriter or Other Purchasers. Such shares of Common Stock were isssued to Waddell D. Loflin.
    (c) Consideration. Such shares of Common Stock were issued in exchange for an assignment of a license to operate a television station, pursuant to a Subscription Agreement, at a value of $1.157 per share, or $120,652, in the aggregate.
    (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of
Section 4(2) thereof, as a transaction not involving a public offering.
5. (a) Securities Sold. On December 31, 1996, 227,336 shares of Company Common Stock were issued.
    (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to David M. Loflin.
    (c) Consideration. Such shares of Common Stock were issued in exchange for all of the capital stock of Winter Entertainment, Inc., a Delaware corporation, pursuant to an Agreement and Plan of Reorgainzation, at a value of $1.157 per share, or $263,106, in the aggregate.
    (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of
Section 4(2) thereof, as a transaction not involving a public offering.
6. (a) Securities Sold. On December 20, 1996, 1,929,903 shares of Company Common Stock were issued.
    (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to David M. Loflin (1,179,389 shares), Alvin J. Bernard (21,443 shares), Clyde and Linda Bunker (32,165 shares), Ross and Becky Bravata (42,887 shares), Curtis Bunyett (10,722 shares), Mike and Lori Cohn (53,608), Denis Mantei (21,443 shares), Sareth Morm and Saoeth Im (32,165 shares), Nancy McRae L.T. dtd-12/4/86 (16,082 shares), Harold Miller (21,443 shares) Arthur Rodriguez (21,443 shares), Don Reid (214,434 shares), Linda Simmons (10,722 shares), David and Lynne Stenske (21,443 shares), Michael Stecher (26,804 shares), Glen and Maria Thomas (21,443 shares), Gilbert and Eliza Tobon (16,082 shares), Carlton P. Weise (32,165 shares), Dunn Revocable Trust (42,887 shares), Evangelical Center (26,804 shares), Ted L. Flory Revocable Trust (21,443 shares), Ross Carey Trust (21,443 shares) and 1993 Robbins Revocable Trust (21,443 shares)
    (c) Consideration. Such shares of Common Stock were issued in exchange for all of the capital stock of Missouri Cable TV Corp., a Louisiana corporation, pursuant to an Agreement and Plan of Reorganization, at a value of $1.157 per share, or $2,233,555, in the aggregate.
    (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of
Section 4(2) thereof, as a transaction not involving a public offering.
7. (a) Securities Sold. On February 1, 1997, 150,000 shares of Company Common Stock were issued.
    (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.
    (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting and Legal Services Agreement, at a value of $.40 per share, or $60,000, in the aggregate.
    (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of
Section 4(2) thereof, as a transaction not involving a public offering.
8. (a) Securities Sold. On March 7, 1997, 20,000 shares of Company Common Stock were sold.
    (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Michael Cohn.
    (c) Consideration. Such shares of Common Stock were sold for cash pursuant to a Stock Purchase Agreement, at a price of $2.50 per share, or $50,000, in the aggregate.
    (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of
Section 4(2) thereof, as a transaction not involving a public offering.

Item 16.  Exhibits and Financial Statements Schedules.

     1.  Exhibits.

     Exhibit No.      Description
     -----------      -----------

     #  2.1           Agreement and Plan of Reorganization,
                      dated as of December 31, 1996, among
                      Registrant, Winter Entertainment,
                      Inc., a Delaware corporation,
                      and its Shareholder.
     #  2.2           Agreement and Plan of Reorganization,
                      dated as of December 31, 1996, among
                      Registrant, Missouri Cable TV Corp.,
                      a Louisiana corporation,
                      and its Shareholders.
     #  3.1           Articles of Incorporation of
                      Registrant.
     #  3.2           Bylaws of Registrant.
     *  3.3           Bylaws of Executive Committee of the
                      Board of Directors of Registrant.
     *  4.1           Specimen Common Stock Certificate.
     #  5.1           Opinion of Newlan & Newlan, Attorneys
                      at Law, re: Legality.
     #  8.1           Opinion of Newlan & Newlan, Attorneys
                      at Law, re: Taxes.
     #  10.1          Letter Agreement, dated November 15,
                      1996, between Registrant and
                      Entertainment Corporation of America.
     *  10.2          Subscription Agreement, dated as of
                      December 20, 1996, between Registrant
                      and David M. Loflin.
     *  10.3          Subscription Agreement, dated as of
                      December 20, 1996, between Registrant
                      and Waddell D. Loflin.
     #  10.4          Office Lease, dated as of December 2,
                      1996, between Registrant and
                      8674 Corporation.
     #  10.5          Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K26EC, Poplar Bluff, Missouri.
     #  10.6          Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K31EB, Poplar Bluff, Missouri.
     #  10.7          Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K56FP, Poplar Bluff, Missouri.
     #  10.8          Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K61FY, Poplar Bluff, Missouri.
     #  10.9          Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K59FE, Poplar Bluff, Missouri.
     #  10.10         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K35EP, Poplar Bluff, Missouri.
     #  10.11         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K28ED, Poplar Bluff, Missouri.
     #  10.12         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K68FL, Poplar Bluff, Missouri.
     #  10.13         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K18EK, Lebanon, Missouri.
     #  10.14         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K29DA, Lebanon, Missouri.
     #  10.15         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K31EC, Lebanon, Missouri.
     # 10.16          Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K40EP, Lebanon, Missouri.
     #  10.17         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K51ES, Lebanon, Missouri.
     #  10.18         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K53FK, Lebanon, Missouri.
     #  10.19         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K55HD, Lebanon, Missouri.
     #  10.20         Assignment and Assumption Agreement,
                      dated as of October 17, 1996, between
                      Northeast Telecom, Inc. and Missouri
                      Cable TV Corp., relating to Channel
                      K59FD, Lebanon, Missouri.
     #  10.21         Assignment of Contract for
                      Programming, dated as of December 1,
                      1995, between Gulf Atlantic
                      Communications, Inc. And Winter
                      Entertainment, Inc., relating to
                      television station K13VE,
                      Baton Rouge, Louisiana.
     #  10.22         Letter of Understanding, dated as of
                      January 6, 1997, between Registrant
                      and Open Net, Inc., relating to
                      wireless internet territory rights.
     #  10.23         Joint Venture Agreement, dated as of
                      January 24, 1997, between Registrant
                      and Web One, Inc., relating to a
                      joint venture to operate as a
                      wireless internet service provider.
     #  10.24         License Agreement, dated as of
                      February 1, 1996, between Registrant
                      and Web One, Inc., relating to the
                      licensing of a trademark.
     #  10.25         Consulting and Legal Services
                      Agreement, dated as of February 1,
                      1997, between Registrant and Newlan
                      & Newlan, Attorneys at Law, relating
                      to the performance of consulting
                      and legal services.
     #  10.26         Stock Purchase Agreement, dated as of
                      March 10, 1997, between Registrant
                      and Michael Cohn, relating to the
                      sale of Common Stock.
     #  10.27         Promissory Note, face amount $25,000,
                      dated October 14, 1996, with
                      Missouri Cable TV Corp. as maker
                      and David M. Loflin as payee.
     #  10.28         Promissory Note, face amount $15,000,
                      dated October 22, 1996, with
                      Winter Entertainment, Inc. as maker
                      and David M. Loflin as payee.
     #  10.29         Promissory Note, face amount $20,000,
                      dated November 15, 1996, with
                      Missouri Cable TV Corp. as maker
                      and David M. Loflin as payee.
     #  10.30         Promissory Note, face amount $8,000,
                      dated January 31, 1996, with
                      Registrant as maker and David
                      M. Loflin as payee.
     #  10.31         Agreement Appointing Securities
                      Transfer Corporation as Transfer
                      Agent and Registrar, dated February
                      6, 1997, between Registrant and
                      Securities Transfer Corporation.
     *  10.32         Promissory Note, face amount $13,500,
                      dated June 9, 1997, with
                      Registrant as maker and David
                      M. Loflin as payee.
     #  22.1          Subsidiaries of Registrant.
     *  23.1          Consent of Weaver and Tidwell, L.L.P.,
                      independent auditor.
     #  23.2          Consent of Newlan & Newlan, Attorneys
                      at Law.
     *  23.3          Consent of Broadcast Services
                      International, Inc., independent
                      appraiser.
--------------------
#  Filed previously.
*  Filed herewith.

     2.  Financial Statement Schedules.

     All schedules are omitted since they are furnished elsewhere in the Prospectus.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (I)  To included any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended
(the "Act);

               (II) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (III)   To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on July 18, 1997.

                 MEDIA ENTERTAINMENT, INC.

                 By: /s/ David M. Loflin
                     David M. Loflin
                     President

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form
S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signatures            Title                   Date
----------            -----                   ----

/s/ David M. Loflin   President (Principal    July 18, 1997
David M. Loflin       Executive Officer and
                      Principal Accounting
                      Officer) and Director

/s/ Waddell D. Loflin Vice President,         July 18, 1997
Waddell D. Loflin     Secretary and
                      Director

/s/ Richard N. Gill   Director                July 18, 1997
Richard N. Gill


/s/ Ross S. Bravata   Director                July 18, 1997
Ross S. Bravata


/s/ Michael Cohn      Director                July 18, 1997
Michael Cohn

                      ----------------------
                         INDEX TO EXHIBITS
                      ----------------------

Exhibit No.      Description
-----------      -----------

  3.3            Bylaws of Executive Committee of the
                 Board of Directors of Registrant.

  4.1            Specimen Common Stock Certificate.

  10.2           Subscription Agreement, dated as of
                 December 20, 1996, between
                 Registrant and David M. Loflin.

  10.3           Subscription Agreement, dated as of
                 December 20, 1996, between
                 Registrant and Waddell D. Loflin.

  10.32          Promissory Note, face amount $13,500,
                 dated June 9, 1997, with Registrant
                 as maker and David M. Loflin as payee.

  23.1           Consent of Weaver and Tidwell,
                 L.L.P., independent auditor.

  23.3           Consent of Broadcast Services
                 International, Inc., independent
                 appraiser.

          ________________________________

                    EXHIBIT 3.3
          ________________________________


              MEDIA ENTERTAINMENT, INC.

             EXECUTIVE COMMITTEE BYLAWS

I.     NUMBER AND TERM OF OFFICE

The number of directors who shall constitute the whole Executive Committee of the Board of Directors
(the "Executive Committee") shall be three; each member shall be a director of the Corporation.
Each Executive Committee Member shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

II.    VACANCIES

If the office of any Executive Committee Member becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the Executive Committee Members remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected an qualified.

III.   REGULAR MEETINGS

Regular meetings of the Executive Committee shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Executive Committee and publicized among all Executive Committee Members.
A notice of each regular meeting shall not be required.

IV.    SPECIAL MEETINGS

Special meetings of the Executive Committee may be called by one or more of the Executive Committee
Members then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date and time of each such special meeting shall be given each Committee Member by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting or by communicating via telephone or telecopier with the same not less than eight (8) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all lawful business may be transacted at a special meeting.

V.     QUORUM

At any meeting of the Executive Committee, a majority of the members shall constitute a quorum for all purposes.

VI.    PARTICIPATION IN MEETING BY
        CONFERENCE TELEPHONE

Members of the Executive Committee may participate
in a meeting of such committee by means of
conference telephone or similar communications
equipment that enables all persons participating in
the meeting to hear each other.   Such
participation shall constitute presence in person at such meeting.

VII.   CONDUCT OF BUSINESS

At any meeting of the Executive Committee, business shall be transacted in such order and manner as the Committee may from time to time determine, and all matters shall be determined by the vote of a majority of the members present, except as otherwise provided herein or required by law.
Action may be taken by the Executive Committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee.

VIII.  POWERS

The Executive Committee may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Board of Directors, except the following:

     A.  Declare dividends;

     B.  Issue Stock;

     C.  Recommend to shareholders any action
         requiring their approval; and

     D.  Change the membership of any committee,
         fill the vacancies thereon or discharge
         any committee.

               ---------------------------------
                           EXHIBIT 4.1
               ---------------------------------


COMMON STOCK                             PAR VALUE $.0001

        Number                              Shares
      MEI ______

This certificate is trans-             See Reverse Side for
ferable in Dallas, Texas.              certain Definitions.

                  MEDIA ENTERTAINMENT, INC.
                    a Nevada corporation

                                        CUSIP 482530 10 2

This Certifies That


is the record holder of

Fully paid and non-assessable shares of common stock of
                  MEDIA ENTERTAINMENT, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This
Certificate and the Shares represented hereby are issued under and shall be subject to all of the provisions of the Articles of Incorporation and Bylaws of the Corporation.
This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof, the said Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

/s/ David M. Loflin                      Dated:
      President
                          SEAL        Countersigned and
/s/ Waddell D. Loflin                 Registered:
      Secretary                       Securities Transfer
                                      Corporation, Transfer
                                      Agent and Registrar
                                      By:
                                       Authorized Signature

            MEDIA ENTERTAINMENT, INC.

The Corporation will furnish to the record holder of this certificate without charge on written request to the Corporation at its principal place of business a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights.

Ths following abreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

UNIF GIFT MIN ACT - ____ custodian ____
                (custodian)      (minor)
under Uniform Gifts to Minors Act ________
                                  (State)

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of
         survivorship and not as tenants
         in common

Additional abbreviations may also be used though not in the above list.

For value received __________, hereby sell, assign and transfer unto _________________

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: __________________

                                     X _______________
Notice: the Signature(s) to this
assignment must correspond with
the name(s) written on               X________________
the face of the certificate in
every particular without
alteration or enlargement or
any change whatever.

                          The signature(s) should be guaranteed by an eligible Guarantor institution pursuant to SEC Rule 17AD-15

                          Signature(s) guaranteed by:


                 ------------------------
                       EXHIBIT 10.2
                 ------------------------



                  SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into as of December 20, 1996, by and between Media Entertainment, Inc., a Nevada corporation, ("MEI"), and David M. Loflin, an individual resident of the State of Louisiana ("Loflin"), in light of the following facts:

1. MEI is a development-stage communications company operating primarily within the wireless cable and community television industries; and

2. Loflin is the owner of certain assets useful in the wireless cable and community television industries; and

3. Loflin desires to sell such assets in exchange for Common
Stock of MEI.

                        WITNESSETH:

THEREFORE, the agreement of the parties, the promises of each being consideration for the promises of the other:

I.  DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below:

     a. "Agreement" shall mean this Subscription Agreement and all exhibits hereto or amendments hereof.

     b. "Loflin" shall mean David M. Loflin, an individual resident of the State of Louisiana.

     c. "MEI" shall mean Media Entertainment, Inc., a Nevada corporation with offices in Baton Rouge, Louisiana.

     d. "Knowledge of MEI" or matters "known to MEI" shall mean matters actually known to the Board of Directors or officers of MEI, or which reasonably should be or should have been known by them upon reasonable investigation.

     e. "Securities Act" shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as such shall then be in effect.

     f. "Louisiana Act" shall mean the Securities Act of Louisiana, and includes the rules and regulations of the Louisiana Securities Commission promulgated thereunder, as such shall then be in effect.

Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (i) the context in which such term is used, or (ii) the definition provided for such term in the place in this Agreement at which such term is first used.

II.  DISCLOSURES

MEI is a development stage company with no history of operations and which has not yet begun to do business in its chosen field of endeavor. It intends to operate as a holding company in the wireless cable and community television industries, among other endeavors.

III.  PURCHASE AND SALE

Loflin hereby sells to MEI and MEI hereby buys from Loflin all of the assets set forth in Exhibit "A" attached hereto and incorporated herein by this reference in consideration of 1,578,512 shares of the $.0001 par value Common Stock of MEI, at the price set forth below, subject to all of the terms and conditions set forth herein.

IV.  PURCHASE PRICE - PAYMENT

Loflin shall deliver to MEI assignments conveying each of the assets listed in Exhibit "A" hereto, for a price of $1,826,873, payable by issuance and delivery by MEI to Loflin of 1,578,512 shares of the $.0001 par value Common
Stock of MEI, a consideration of $1.157 per share.

V.  THE EXCHANGE

Loflin agrees to deliver to MEI assignments conveying each of the assets listed in Exhibit "A" hereto, wherein title in and to all of the assets is transferred to MEI. Upon delivery of such assignments by Loflin, MEI shall deliver to Loflin a certificate representing 1,578,512 shares of the $.0001 par value Common Stock of MEI, properly executed and issued.

VI.  REPRESENTATIONS AND WARRANTIES OF MEI

MEI represents and warrants to Loflin:

     a. Organization and Corporate Authority. MEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. MEI has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

     b. Issuance of the Common Stock. The shares of $.0001 par value Common Stock of MEI to be issued hereunder, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of MEI, will be issued in compliance with applicable state and federal laws.

     c. Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which MEI is a party.

     d. Authorization. All corporate action on the part of MEI and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of MEI's obligations hereunder and for the issuance and delivery of the $.0001 par value Common Stock of MEI. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of MEI.

     e. Legality of Share Issuance. MEI warrants that the Common Stock to be issued hereto will be legally issued without registration under the Securities Act or the Louisiana Act pursuant to applicable exemptions from registration thereunder.

VII.  REPRESENTATIONS AND WARRANTIES OF LOFLIN

     a. Title to Assets. Loflin owns each of the assets listed in Exhibit "A" hereto, free and clear of adverse claims, liens or encumbrances.

     b. Legal Capacity. Loflin is under no legal disability with respect to the execution and performance of this Subscription Agreement.

     c. Investment Intent of Shareholder. Loflin represents and warrants that the shares of MEI Common Stock acquired hereunder by Loflin are being purchased by him solely for his own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others.

     d. Restrictive Legend. Loflin further consents to the placement of the following legend, or a legend similar thereto, on the certificate or certificates representing shares of MEI Common Stock deliverable hereunder:

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE
EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2)
OF THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
TRANSFERRED WITHOUT AN OPINION OF COUNSEL
SATISFACTORY TO
THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED
TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS,
RULES
AND REGULATIONS.

VIII.     MISCELLANEOUS

Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Louisiana.

Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors or assigns of the parties hereto.

Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

MEDIA ENTERTAINMENT, INC.
(a Nevada corporation)


By: /s/ Waddel D. Loflin
    Waddell D. Loflin
    Vice President


/s/ David M. Loflin
David M. Loflin, individually


                 ---------------------------
                         EXHIBIT "A"
                             TO
                   SUBSCRIPTION AGREEMENT

                 ---------------------------

1. All right, title and interest under (a) that certain MDS Channel Lease Agreement (ANNEX I hereto) between Gateway Partners, as lessor, and Gulf Atlantic Communications, Inc., as lessee, and (b) that certain Transfer and Assignment for Forgiveness of Debt (ANNEX II hereto) between Gulf Atlantic Communications, Inc. and David M. Loflin, the subject of such lease and forgiveness agreement being 2 H-Group Channels located in Astoria, Oregon.

2. All right, title and interest under (a) that certain MDS Channel Lease Agreement (ANNEX III hereto) between Gateway Partners, as lessor, and Gulf Atlantic Communications, Inc., as lessee, and (b) that certain Transfer and Assignment for Forgiveness of Debt (ANNEX II hereto) between Gulf Atlantic Communications, Inc. and David M. Loflin, the subject of such lease and forgiveness agreement being 3 H-Group Channels located in Port Angeles, Washington.

3.  All right, title and interest under that certain
Transfer and Assignment Agreement (ANNEX IV hereto) between
K&D Partners, as lessor, and David M. Loflin, as lessee, the subject of such agreement being 4 C-Group Channels located in The Dalles, Oregon.

4.  All right, title and interest under that certain
Transfer and Assignment Agreement (ANNEX IV hereto) between
K&D Partners, as lessor, and David M. Loflin, as lessee, the subject of such agreement being 4 E-Group Channels located in Fallon, Nevada.

5.  All right, title and interest under that certain
Transfer and Assignment Agreement (ANNEX IV hereto) between
K&D Partners, as lessor, and David M. Loflin, as lessee, the subject of such agreement being 4 B-Group and 4 C-Group
Channels located in Sand Point, Idaho.

6.  All right, title and interest under that certain Lease
Agreement (ANNEX V hereto) between Don Rayburn, Jr., as lessor, and David M. Loflin, as lessee, the subject of such agreement being Channel 26 located in Rayville, Louisiana.

7.  All right, title and interest under that certain Low
Power Television/Television Translator Broadcast Station
Construction Permit, the subject of such permit being Channel 36 located in Natchitoches, Louisiana.


                 -------------------------
                         ANNEX I
                            TO
                       EXHIBIT "A"
                            TO
                  SUBSCRIPTION AGREEMENT

                 -------------------------


                MDS CHANNEL LEASE AGREEMENT

This H-Group Channel Lease Agreement (the "Agreement") executed as of the 10th day of September, 1993, by Gateway
Partners ("Carrier") and Gulf Atlantic Communications, Inc.
("Customer") witnesses that the Parties have made the recitals and agreements set out below.

                         RECITALS

     A. WHEREAS, Gateway Partners has received a valid conditional license (the "Conditional License") issued by the Federal Communications Commission, and agency of the Unites States government (the "FCC"), to construct a station for the operation of the 2 H-Group channels specified in 47 C.F.R. Paragraph 21.901(b) (the "Channels"), in the Chinook/Astoria, OR, Metropolitan Statistical Area (the "Market"); and,

     B. WHEREAS, Carrier intends to have constructed said station and to receive a permanent operating license therefor from the FCC (the "License"); and,

     C. WHEREAS, Customer desires to have the use of all of the Carrier's capacity on the Channels, including the associated subcarriers, vertical blanking intervals and response channels (the "Channel Capacity"), and Carrier is willing to lease such Channel Capacity to Customer for all lawful purposes consistent with the License, as same may be modified from time to time.

NOW, THEREFORE, in consideration of the recitals and the mutual promises set forth below, the Parties agree as follows:

     1. Definitions. As used in the Agreement, the following terms shall have the meanings indicated:

          1.1.  "Business" or "MMDS Service" means the
Multichannel Multipoint Distribution Service, as defined in the rules and regulations of the FCC, provided by Customer to subscribers in the Market.

          1.2. "License Date" means the date Carrier files an FCC Form 494A Certificate of Construction (or successor thereto) upon completion of the construction of the ( ) channel station herein contemplated.

          1.3.  "Transmission Facility" means the
transmission site equipment and facilities used solely to transmit the Channels, to be owned by Customer, leased by Carrier, and used by Customer in its Business.

          1.4.  "Final Order" means Public Notice of an
order or action by the FCC that is not and cannot be subject to any timely filed or taken petition for reconsideration, application for review, appeal, stay or set aside sua sponte.

     2. Term. The term of this Agreement shall begin on the date of execution of this Agreement and shall continue for a period of sixty (60) months following the License Date. Assuming that Carrier's authorization to operate the Channels has been renewed as necessary by the FCC, this Agreement shall be automatically renewed for three (3) additional sixty (60) month consecutive terms under the same terms and conditions as contained herein provided the Customer is not in default, unless the Customer delivers to Carrier a notice of termination no later than one hundred and twenty (120) days prior to the end of the then existing term, in which event this Agreement shall terminate as of the end of the term during which such notice is delivered.

     3. Lease of the Channels. Commencing on the License Date, Carrier hereby leases to Customer all of the Channel Capacity for the Channels on the terms and conditions set forth in this Agreement. For this purpose, Channel Capacity shall include all rights to transmit, video, audio, and data programming over Carrier's entire frequency spectrum.

     4. Control of Facilities. Notwithstanding anything in this Agreement to the contrary, Carrier, as the FCC licensee of the Channels, shall be responsible for the compliance with all applicable FCC rules and policies. Carrier will have control, in accordance with FCC rules and policies, of the construction, operation, management and maintenance of the Transmission Facilities to the extent necessary to comply with such rules and regulations.

     5. Payments. In consideration of Carrier's agreement to lease the Channels, Customer agrees to make the following payments to Carrier:

          5.1. Recurring "Monthly Fee". In consideration of the service to be provided hereunder by Carrier, and commencing the earlier of one year from the License Date, or when Customer has ten (10) paying subscribers in its MDS Service, and continuing thereafter for the initial Term of this Agreement and any renewal term thereof, Customer agrees to pay to Carrier a recurring Monthly Fee determined as follows: the greater of (1) Two Hundred ($200) or 0.10 per subscriber per channel.

          5.2.  Cost-of-Living Adjustment.  The minimum
Monthly Fee shall be adjusted upward or downward for each renewal Term based upon the percentage change in the Consumer Price Index as reported by the U.S. Department of Labor (1967=100) from the base year of 1992 through the end of the prior Term.

          5.3. Late Fee and Interest. Monthly Fees are due and payable on the fifteenth (15th) of the following month. On the first of the next monthly, the payment will be considered past due, and a late fee of 5% of the amount due will be assessed. At that point until paid, a one and one-half percent (1.5%) per month finance charge from the due date will be assessed in addition to the late fee. Example would be May's activity is due June 15th, a late fee would be assessed on July 1st and finance charges would start to accrue from June 15.

          5.4. Taxes. The Monthly Fee set out in this Agreement is the net charge to Customer. If Federal, state or local taxes (other than taxes on the income of Carrier) are applicable, or become applicable to this Fee, it will be the responsibility of the Customer to pay these taxes and to accept the liability of any unpaid taxes which may subsequently become applicable retroactively.

          5.5. Audit. Customer shall provide to Carrier a certified gross revenue and subscriber statement prepared by a mutually agreeable certified public accountant within ninety (90) days following the end of each business year. The audit would include a calculation of the fees owed on the revenue under this Agreement and compared with actual payment made. In the event that there is an underpayment of fees owed, Customer shall pay to Carrier a penalty equal to five percent (5%) of the amount of such underpayments. Any underpayment, including penalties, or excess would then be paid by Customer or Carrier within 30 days of audit report.

          5.6. Prorations. Al payments made under this Agreement shall be prorated for the rendering of the Channel
Capacity as being unusable by way of FCC actions or inactions as it applies to the Channels involved herein, and/or economically unreasonable cost requirements to accommodate other frequency users.

          5.7. Reimbursement of Expenses. Unless otherwise expressly stated herein, Customer shall reimburse Carrier for Carrier's actual costs and expenses, including necessary legal, consulting, engineering, and FCC filing fees, incurred by Carrier subsequent to the date of this Agreement, to obtain the initial or subsequent FCC authorizations necessary to construct and operate the Transmission Facilities, or to prepare, file and prosecute amendments, applications, modifications or notifications related thereto. Such reimbursement shall take place within thirty (30) days of written request thereof to Customer, along with adequate documentation to substantiate Carrier's expenses.

     6. Liability Insurance. It is agreed that Carrier shall be insured as a third party named insured under any liability insurance obtained by Customer. The liability insurance maintained by Customer shall contain minimum limits of at least $1,000,000/$2,000,000 for bodily injury and $300,000 for property damage. Customer shall maintain liability, property damage and errors and omissions insurance, in amounts judged adequate by industry standard, to cover its obligations to Carrier and other s under this Agreement, including Section 11 indemnification. Customer shall furnish Carrier, annually, an insurance certificate showing coverages and Carrier as an additional insured under all such policies. All insurance must be placed and maintained with an insurance company having an A rating by Best Insurance Reports.

     7. Construction. The Parties agree to determine and specify as soon as possible the Transmission Facilities and a site which will be required to commence operation of Customer's MDS Service, and meet from time to time thereafter as mutually agreed to determine and specify such Transmission Facilities or site as may be appropriate to improve Customer's MDS Service. Upon such determination and specification, Carrier will use its best efforts to obtain a Conditional License for the use of such Transmission Facilities and site from the FCC. Customer, not Carrier, shall be responsible for all costs, including but not limited to consultant, design, engineering and site costs, legal fees, and licensing fees to the FCC, associated with the construction, relocation and engineering of the Transmission Facilities described and specified in this
Section 7, and any licenses, permits, authorizations, or approvals necessary to acquire transmitter sites or obtain the use of such sites. Upon the FCC's grant of a Conditional License to Carrier for the Transmission Facilities and site described and specified in this Section 7 and the satisfaction of all other applicable regulatory requirements, Customer shall, at its sole cost and expense, commence construction and complete construction of the Transmission Facilities as authorized by the FCC, and in accordance with Section 2.1.

          7.1. Lease of Transmission Facilities to Carrier. Subject to an Event of Default, for the sum of One dollar ($1.00) per year, and the other recitals and terms and conditions of this Agreement, the receipt and sufficiency of which are hereby acknowledged by Customer, Customer shall lease the Transmission Facilities to Carrier for a term equal to the duration of this Agreement, including renewal terms thereof, plus one hundred twenty (120) days. In the event Customer finances the Transmission Facilities, it is agreed that such financing agency shall agree to give third party notification of default and sale of financed equipment to Carrier hereunder, with the opportunity, but not the obligation, for Carrier to cure any such defaults within a reasonable time before such sale. Customer shall not pledge the License owned by Carrier.

          7.2. Operation and Maintenance. Subject to the provisions of Section 4, Customer shall, at its sole cost and expense, operate and maintain the Transmission Facilities in good operating condition and repair with Carrier being notified of all such repairs. All persons performing maintenance, repairs, or any other duties at the Transmission Facilities shall be technically qualified and properly licensed to perform such duties and shall work under Customer's direct and continuing supervision and in accordance with good engineering practices consistent with industry standards and FCC requirements. In the event transmission service is interrupted for any reason for a period exceeding 24 hours, Customer shall notify Carrier within 24 hours of such interruption. In addition, Customer shall ensure that all FCC tower lighting and painting requirements are followed, and shall hold Carrier harmless for any violations related thereto.

          7.3. Purchase of Equipment under Default. In the event of Default by Customer as defined in Section 10, Carrier shall have the right to purchase Customer's channel transmitting equipment, subject to any and all rights of secured party, for the fair market value of such equipment.

          7.4.  Reception Equipment.  If requested by
Carrier in writing after the License Date, within sixty (60) days after Customer's receipt of such request, Customer agrees to install equipment, selected by Customer, at its own expense, to receive transmissions over the Channels at up to two (2) receive sites located at private residential single family houses in the Market, to be used for the exclusive use of Carrier's monitoring of the quality of such transmissions and compliance with FCC rules. Title to all equipment provided by Customer hereunder shall remain with Customer. Subject to Carrier's ultimate control, such reception equipment shall be installed, maintained, operated and controlled by Customer to the extent required by the FCC's rules at the sole expense of Customer.

          7.5. [deleted]

     8. Governmental and Third Party Authorizations. Carrier shall use its best efforts, and Customer shall cooperate with Carrier, to obtain any all FCC licenses, permits authorizations or approvals required to carry out the transactions contemplated by this Agreement and to operate the Business; provided, however, that Carrier shall not be required to pay for the reallocation, reconstruction, or similar costs related to the waiver of the Instructional Television Fixed Services ("ITFS"), as authorized under Part good offices to assist Carrier in obtaining necessary clearances from co-channel and adjacent channel ITFS operators as necessary. Carrier shall use its best efforts to acquire and maintain the License for the Channels in effect. At the end of the term of the License, Carrier shall use its best efforts to cause such License to be renewed.

     9.  Representations and Warranties of Customer.
Customer represents and warrants as follows:

          9.1. Organization. Customer warrants that it is duly organized, validly existing and in good standing under the laws of the State of Louisiana. Customer is qualified or otherwise entitled to do business in all jurisdictions in which such qualification or entitlement is required by reason of its business, activities, or ownership of property. Customer has all requisite power and authority to own its properties and to carry on its business. Customer has all requisite power to execute, deliver, and, subject to the regulatory authority of the FCC, perform this Agreement.

          9.2. Authorization. All necessary actions on the part of Customer to authorize the execution and deliver of this Agreement, and the performance of the obligations of Customer herein, have been taken. This Agreement is valid and legally binding on Customer and enforceable in accordance with its terms insolvency or the laws relating to the enforcement of creditor's rights or by the application of equitable principles.

          9.3. No Violation. The execution, delivery and performance of this agreement and all actions and transactions contemplated hereby: (I) will not violate any provision of law or of the Articles of Incorporation or Bylaws of Customer, any order of any court or other agency of government to which Customer is party or by which it or any of its properties is bound, and (ii) will not violate, be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any applicable law, order or regulation, indenture, agreement or other instrument to which Customer is a party or by which it or any of its properties is bound and which has not been waived or consented to, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets.

          9.4. Reliance. Carrier would not enter into this Agreement but for its reliance upon the foregoing representations and warranties of the Customer.

     10. Defaults. For purposes of this Agreement, it shall be an "Event of Default" hereunder if:

          10.1.  Payment.  Customer fails to make any
payment due and payable under this Agreement within thirty
(30) days after the date upon which a payment is due hereunder; or

          10.2. Representations and Warranties. If any of the material "Representations and Warranties" of this Customer or Carrier prove at any time to be incorrect as of the date of this Agreement; or

          10.3.  Breach of Covenant.  Either party
materially breaches any covenant or agreement herein or fails to comply with any material provision of this Agreement, and such breach or failure continues for thirty
(30) days after written notice thereof shall have been sent by the nonbreaching party to the breaching party.

          10.4.  Loss of FCC License.  Carrier shall
forfeit, surrender, submit for cancellation, suffer the revocation of , or suffer or accept the adverse modification of the License, such default having no cure period, and considered fully matured as of the last day that the Carrier may lawfully operate the facilities or, if adversely modified, may lawfully operate the facilities as authorized prior to modification.

          10.5. Rights in Event of Default. In the Event of Default under this Section 10, and in addition to all other remedies available in law or equity, the nondefaulting party, if not itself in default, shall be entitled to terminate this Agreement, at its sole and exclusive election, upon written notice to the other party, and all rights and obligations hereunder shall cease as of such notice date.

     11. Indemnification. Customer shall indemnify, defend and hold Carrier harmless from any and all claims, damages, causes of action, penalties, statutory damages, interest, and costs and expenses, including attorney's fees and court costs, arising out of any transmission over the Transmission Facilities prohibited by Section 7.5 or that violates applicable federal or state lottery laws, the Communications Act of 1934, as amended, or the rules and policies of the FCC, or that infringes in any respect the copyright, trademark, property or other rights of any person, or resulting from Customer's breach of this Agreement or from any negligence, omission or wrongful act by Customer, its agents or employees. This indemnification shall include the providing of full legal defense on behalf of Carrier, including Carrier's right to select counsel, and to have all of Carrier's reasonable attorney's fees and reasonable costs, taxable and nontaxable to be paid by Customer.

     12.  Representations, Warranties and Covenants of
Carrier.  Carrier represents and warrants as follows:

          12.1.  Authorization.  Carrier has all requisite
Carrier has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of Carrier.

          12.2.  The execution and delivery of this
Agreement by Carrier and the performance of Carrier's obligations hereunder are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms or provisions of any note, debt instrument, security agreement or mortgage or any other contract or agreement, written or oral to which Carrier is a party or by which any of its assets or properties are bound and will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default or acceleration or authority or court, whether federal, state or local, at law or in equity, and applicable to Carrier and will not result in the creation or imposition of any lien (whether or not perfected), encumbrance, equity or restriction in favor or any third person upon any of the properties of Carrier; provided, however, that the Carrier shall not be in default of this provision if the FCC determines that any provision of this Agreement, or the Agreement as a whole, violates FCC rules or policies or the Communications Act of 1934, as amended. In such event, the Parties shall negotiate in good faith such changes to the Agreement so as to effect compliance with FCC requirements and, so nearly as is possible, retain the status quo hereunder.

     13. Carrier Access to Records. From time to time and upon reasonable notice to Customer, Carrier or its accountants or attorneys shall have the right to request information or be permitted at all reasonable times to inspect and copy any and all records of Customer which Carrier or its accountants or attorneys reasonably consider necessary to verify Customer's compliance with the terms and provisions of this Agreement. It is understood by Carrier that such information is to be held in confidence and not disclosed to any third parties without prior consent of Customer. In the event that there is discovered an underpayment of the Monthly Fee, as defined in Section 5.2, Customer shall immediately pay to Carrier the amount of each such underpayment along with a penalty equal to five percent (5%) of such underpayment.

     14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be effective upon receipt, in each case addressed:

   If to Carrier, to:   Gateway Partners
                        3534 Remco Street
                        Castro Valley, CA 94546

   If to Customer, to:  Gulf Atlantic Communications, Inc.
                         P.O. Box 40483
                         Baton Rouge, LA 70835

   With a copy to:      Lyn Guin
                        c/o Broadcast Services Int'l
                        2618 J Street, Suite 3
                        Sacramento, CA

provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.

     15. Waivers. Any waiver by any Party of any breach of or failure to comply with any provision of this Agreement by the other Party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other provision of this Agreement. All waivers must be in writing and signed by the waiving Party.

     16. Complete Agreement. This Agreement sets forth the entire understanding of the Parties hereto and supersedes all prior agreements, covenants, arrangement, communications, representations or warranties, whether oral or written, by any Party or any officer, employee or representative of any Party.

     17. Governing Law. This agreement shall be construed and interpreted in accordance with and governed by the laws of the State of California and of the United States of America. The heading of the Sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof. Unless otherwise stated, references in this Agreement to sections refer to the Sections of this Agreement.

     18. Force Majeure. If by reason of force majeure either party is unable in whole or in part to carry out its obligations hereunder, said party shall not be deemed in violation or default during the continuance of such inability. The term "Force Majeure", as used herein, shall mean the following: acts of God; acts of public enemies; orders of any kind of the government of the United State of America or of any individual state or any of their departments, agencies, political subdivisions, or officials; or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; volcanic activity; storms of extraordinary force; floods; washouts; droughts; civil disturbances; explosions; or any other cause or event not reasonably within the control of the adversely affected party.

     19. Amendment. This Agreement may be amended or terminated only by an instrument in writing duly executed by the Parties.

     20. Counterparts. More than one counterpart of this Agreement may be executed by the Parties hereto, and each fully executed counterpart shall be deemed an original.

     21. Dealings with Third Parties. Neither Party is, nor shall either Party hold itself out to be, vested with any power or right to contractually bind, act on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other Party's assets or property, contracting for or in the name of the other party, or making any contractually binding representations as to the other Party which shall be deemed representations contractually binding such Party.

     22. Severability. If any provision of this Agreement is declared void by any court of competent jurisdiction, the validity of any other provision of this Agreement shall not be affected.

     23. Survival. This Agreement shall be binding upon the inure to the benefit of the Parties hereto, and their respective assigns, heirs, successors and legal representatives.

     24. Assignment. This Agreement may be assigned by Carrier or Customer, provided that that Party obtains the prior written consent of the other Party, which consent shall not be unreasonably withheld.

     25. Time of Essence. Whenever this Agreement shall set forth any time for the performance of an act, such time shall be deemed of the essence.

     26. Attorney's Fees. If it shall be necessary for either the Carrier of the Customer to employ an attorney to enforce their respective rights pursuant to this Agreement because of the Default of the other Party, the defaulting
Party shall reimburse the prevailing Party for reasonable attorney's fees.

     27. Independent Relationships. Nothing in this contract shall be construed as creating an employer-employee relationship by and between Carrier and Customer, and Carrier shall not be held or responsible for the acts or omissions of the Customer.

     28. Option. Carrier hereby grants customer, or its assignee, an option (the "Option") to acquire by assignment the License for the Channels. The price for the assignment
(the "Option Price") shall be Ten Thousand Dollars
($10,000.00).

          28.1.  Option Timing.  This Option may be
exercised by written notice thereof, subject to Section 28.2 hereunder, anytime after one year from the License Date.

          28.2. Assignment of License upon Option Exercise. Each of Carrier and Customer shall join in and file such applications, notices and reports as may be required or requested by the FCC to gain its consent to the assignment to Customer of such FCC license. The application therefor shall be prepared and filed within thirty (30) days of Carrier's receipt of Customer's notice of Option exercise, and each party shall bear its own costs and fees therefor. The License shall be assigned to Customer and Customer shall pay Carrier the Option Price by agreement of assignment reasonably satisfactory in form and substance to Customer, within thirty (30) days of the FCC's grant of its consent to assignment is a Final Order.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

"CARRIER":                "CUSTOMER":

GATEWAY PARTNERS          GULF ATLANTIC COMMUNICATIONS,
INC.

By: /s/ Richard Samaras   By: /s/ David M. Loflin
    Richard Samaras           David M. Loflin
    Managing Partner          President

                 -------------------------
                         ANNEX II
                            TO
                       EXHIBIT "A"
                            TO
                  SUBSCRIPTION AGREEMENT
                 -------------------------


                TRANSFER AND ASSIGNMENT FOR
                    FORGIVENESS OF DEBT

This Transfer and Assignment for Forgiveness of Debt
Agreement is entered into this 8th day of November, 1996, by and between Gulf Atlantic Communications, Inc. and David M.
Loflin.

                       WITNESSETH:

WHEREAS, Gulf Atlantic Communications, Inc. is a corporation organized under the laws of and doing business in the State of Louisiana, Parish of East Baton Rouge (hereinafter
"Gulf"), herein represented by its duly authorized agent and/or employee; and

WHEREAS, David M. Loflin is the holder of a Note dated Sept.
4, 1996 (hereinafter "David").

Now, therefore, in consideration of representations, warranties, covenants, conditions and terms of this Agreement, and for other consideration, the receipt and adequacy of which is hereby acknowledged, Gulf and David M.
Loflin hereby agree as follows:

1. Gulf is the holder/lessee of certain MMDS channel leases more completely described as follows:

Date of Lease/City       Channels         Owner
------------------       --------         -----

09-10-93/Astoria, OR     H2-3/WNTM826     Gateway Partners
09-10-93/Port Angeles,   H1-2-3/WNTM957   Gateway Partners
           WA

(hereinafter collectively referred to as the "leases").

2. David is the holder and owner for value of certain notes made payable to any future holder by Gulf, which notes are more completely described in Exhibit "A" that is attached hereto and made a part hereof by reference thereto.

3. Gulf does hereby transfer, set over and assign, with full warranty of title, all of its right, title and interest in and to the leases to David, his successors and assigns, in return for the forgiveness of the obligations represented by the notes described in Exhibit "A".

4. David hereby accepts the assignment of the lease from Gulf and hereby forgives, acquits and releases Gulf, its successors and assigns, from any and all obligations evidenced by the note described in Exhibit "A".

5. Gulf, in furtherance of this assignment and without the necessity of any additional compensation being paid or tendered by David agrees to execute any and all documentation that is reasonably requested of it by David to evidence the transfer of the leases from Gulf to David.

6. The parties agree that this instrument comprises the complete agreement between themselves and that there can be no modification of same without both parties agreeing to such a modification in writing.

7. The parties agree that should this Agreement be placed in the hands of an attorney for the purposes of the enforcement of any of its terms or conditions than then the prevailing party shall be entitled to the reimbursement of all costs and attorney's fees relating in any way to such enforcement effort.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GULF ATLANTIC COMMUNICATIONS, INC.

By: /s/ David M. Loflin
    David M. Loflin
    President

/s/ David M. Loflin
David M. Loflin

                 ---------------------------
                         EXHIBIT "A"
                             TO
                   TRANSFER AND ASSIGNMENT
                   FOR FORGIVENESS OF DEBT
                 ---------------------------

                             NOTE

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

September 4, 1996

For value received, the makers, jointly, severally, and in solido, promise to pay to the order of any future holder the sum of Ten Thousand ($10,000) Dollars, together with interest thereon at a rate of ten (10%) percent per annum from date; payable:

     ON DEMAND, Sixty (60) days after date.

Upon failure to make any payment on its due date, the remaining principal balance with any accrued interest, at the option of the holder, shall become immediately due and payable in its entirety. Should this note be placed in the hands of an attorney-at-law for collection, suit or for the enforcement of any of its terms, then the maker hereby agrees to pay in addition to any principal and interest owed on the Note the sum of ten (10%) percent of said principal and interest as attorney's fees, plus all costs of any suit or collection effort.

The maker does hereby waive presentment for payment, demand, notice of non-payment, protest, and all pleas of discussion and division, and agrees that the payment hereof may be extended from time to time, one or more times, and that delay may be granted for the performance of any of the other obligations of this Note, all at the option of the holder hereof without notice to the maker.

GULF ATLANTIC COMMUNICATIONS, INC.

By: /s/ David M. Loflin
    Its President

                 -------------------------
                        ANNEX III
                            TO
                       EXHIBIT "A"
                            TO
                  SUBSCRIPTION AGREEMENT
                 -------------------------


                MDS CHANNEL LEASE AGREEMENT

This H-Group Channel Lease Agreement (the "Agreement") executed as of the 10th day of September, 1993, by Gateway
Partners ("Carrier") and Gulf Atlantic Communications, Inc.
("Customer") witnesses that the Parties have made the recitals and agreements set out below.

                         RECITALS

     A. WHEREAS, Gateway Partners has received a valid conditional license (the "Conditional License") issued by the Federal Communications Commission, and agency of the Unites States government (the "FCC"), to construct a station for the operation of the 3 H-Group channels specified in 47 C.F.R. Paragraph 21.901(b) (the "Channels"), in the Port Angeles, WA, Metropolitan Statistical Area (the "Market"); and,

     B. WHEREAS, Carrier intends to have constructed said station and to receive a permanent operating license therefor from the FCC (the "License"); and,

     C. WHEREAS, Customer desires to have the use of all of the Carrier's capacity on the Channels, including the associated subcarriers, vertical blanking intervals and response channels (the "Channel Capacity"), and Carrier is willing to lease such Channel Capacity to Customer for all lawful purposes consistent with the License, as same may be modified from time to time.

NOW, THEREFORE, in consideration of the recitals and the mutual promises set forth below, the Parties agree as follows:

     1. Definitions. As used in the Agreement, the following terms shall have the meanings indicated:

          1.1.  "Business" or "MMDS Service" means the
Multichannel Multipoint Distribution Service, as defined in the rules and regulations of the FCC, provided by Customer to subscribers in the Market.

          1.2. "License Date" means the date Carrier files an FCC Form 494A Certificate of Construction (or successor thereto) upon completion of the construction of the ( ) channel station herein contemplated.

          1.3.  "Transmission Facility" means the
transmission site equipment and facilities used solely to transmit the Channels, to be owned by Customer, leased by Carrier, and used by Customer in its Business.

          1.4.  "Final Order" means Public Notice of an
order or action by the FCC that is not and cannot be subject to any timely filed or taken petition for reconsideration, application for review, appeal, stay or set aside sua sponte.

     2. Term. The term of this Agreement shall begin on the date of execution of this Agreement and shall continue for a period of sixty (60) months following the License Date. Assuming that Carrier's authorization to operate the Channels has been renewed as necessary by the FCC, this Agreement shall be automatically renewed for three (3) additional sixty (60) month consecutive terms under the same terms and conditions as contained herein provided the Customer is not in default, unless the Customer delivers to Carrier a notice of termination no later than one hundred and twenty (120) days prior to the end of the then existing term, in which event this Agreement shall terminate as of the end of the term during which such notice is delivered.

     3. Lease of the Channels. Commencing on the License Date, Carrier hereby leases to Customer all of the Channel Capacity for the Channels on the terms and conditions set forth in this Agreement. For this purpose, Channel Capacity shall include all rights to transmit, video, audio, and data programming over Carrier's entire frequency spectrum.

     4. Control of Facilities. Notwithstanding anything in this Agreement to the contrary, Carrier, as the FCC licensee of the Channels, shall be responsible for the compliance with all applicable FCC rules and policies. Carrier will have control, in accordance with FCC rules and policies, of the construction, operation, management and maintenance of the Transmission Facilities to the extent necessary to comply with such rules and regulations.

     5. Payments. In consideration of Carrier's agreement to lease the Channels, Customer agrees to make the following payments to Carrier:

          5.1. Recurring "Monthly Fee". In consideration of the service to be provided hereunder by Carrier, and commencing the earlier of one year from the License Date, or when Customer has ten (10) paying subscribers in its MDS Service, and continuing thereafter for the initial Term of this Agreement and any renewal term thereof, Customer agrees to pay to Carrier a recurring Monthly Fee determined as follows: the greater of (1) Two Hundred ($200) or 0.10 per subscriber per channel.

          5.2.  Cost-of-Living Adjustment.  The minimum
Monthly Fee shall be adjusted upward or downward for each renewal Term based upon the percentage change in the Consumer Price Index as reported by the U.S. Department of Labor (1967=100) from the base year of 1992 through the end of the prior Term.

          5.3. Late Fee and Interest. Monthly Fees are due and payable on the fifteenth (15th) of the following month. On the first of the next monthly, the payment will be considered past due, and a late fee of 5% of the amount due will be assessed. At that point until paid, a one and one-half percent (1.5%) per month finance charge from the due date will be assessed in addition to the late fee. Example would be May's activity is due June 15th, a late fee would be assessed on July 1st and finance charges would start to accrue from June 15.

          5.4. Taxes. The Monthly Fee set out in this Agreement is the net charge to Customer. If Federal, state or local taxes (other than taxes on the income of Carrier) are applicable, or become applicable to this Fee, it will be the responsibility of the Customer to pay these taxes and to accept the liability of any unpaid taxes which may subsequently become applicable retroactively.

          5.5. Audit. Customer shall provide to Carrier a certified gross revenue and subscriber statement prepared by a mutually agreeable certified public accountant within ninety (90) days following the end of each business year. The audit would include a calculation of the fees owed on the revenue under this Agreement and compared with actual payment made. In the event that there is an underpayment of fees owed, Customer shall pay to Carrier a penalty equal to five percent (5%) of the amount of such underpayments. Any underpayment, including penalties, or excess would then be paid by Customer or Carrier within 30 days of audit report.

          5.6. Prorations. Al payments made under this Agreement shall be prorated for the rendering of the Channel
Capacity as being unusable by way of FCC actions or inactions as it applies to the Channels involved herein, and/or economically unreasonable cost requirements to accommodate other frequency users.

          5.7. Reimbursement of Expenses. Unless otherwise expressly stated herein, Customer shall reimburse Carrier for Carrier's actual costs and expenses, including necessary legal, consulting, engineering, and FCC filing fees, incurred by Carrier subsequent to the date of this Agreement, to obtain the initial or subsequent FCC authorizations necessary to construct and operate the Transmission Facilities, or to prepare, file and prosecute amendments, applications, modifications or notifications related thereto. Such reimbursement shall take place within thirty (30) days of written request thereof to Customer, along with adequate documentation to substantiate Carrier's expenses.

     6. Liability Insurance. It is agreed that Carrier shall be insured as a third party named insured under any liability insurance obtained by Customer. The liability insurance maintained by Customer shall contain minimum limits of at least $1,000,000/$2,000,000 for bodily injury and $300,000 for property damage. Customer shall maintain liability, property damage and errors and omissions insurance, in amounts judged adequate by industry standard, to cover its obligations to Carrier and other s under this Agreement, including Section 11 indemnification. Customer shall furnish Carrier, annually, an insurance certificate showing coverages and Carrier as an additional insured under all such policies. All insurance must be placed and maintained with an insurance company having an A rating by Best Insurance Reports.

     7. Construction. The Parties agree to determine and specify as soon as possible the Transmission Facilities and a site which will be required to commence operation of Customer's MDS Service, and meet from time to time thereafter as mutually agreed to determine and specify such Transmission Facilities or site as may be appropriate to improve Customer's MDS Service. Upon such determination and specification, Carrier will use its best efforts to obtain a Conditional License for the use of such Transmission Facilities and site from the FCC. Customer, not Carrier, shall be responsible for all costs, including but not limited to consultant, design, engineering and site costs, legal fees, and licensing fees to the FCC, associated with the construction, relocation and engineering of the Transmission Facilities described and specified in this
Section 7, and any licenses, permits, authorizations, or approvals necessary to acquire transmitter sites or obtain the use of such sites. Upon the FCC's grant of a Conditional License to Carrier for the Transmission Facilities and site described and specified in this Section 7 and the satisfaction of all other applicable regulatory requirements, Customer shall, at its sole cost and expense, commence construction and complete construction of the Transmission Facilities as authorized by the FCC, and in accordance with Section 2.1.

          7.1. Lease of Transmission Facilities to Carrier. Subject to an Event of Default, for the sum of One dollar ($1.00) per year, and the other recitals and terms and conditions of this Agreement, the receipt and sufficiency of which are hereby acknowledged by Customer, Customer shall lease the Transmission Facilities to Carrier for a term equal to the duration of this Agreement, including renewal terms thereof, plus one hundred twenty (120) days. In the event Customer finances the Transmission Facilities, it is agreed that such financing agency shall agree to give third party notification of default and sale of financed equipment to Carrier hereunder, with the opportunity, but not the obligation, for Carrier to cure any such defaults within a reasonable time before such sale. Customer shall not pledge the License owned by Carrier.

          7.2. Operation and Maintenance. Subject to the provisions of Section 4, Customer shall, at its sole cost and expense, operate and maintain the Transmission Facilities in good operating condition and repair with Carrier being notified of all such repairs. All persons performing maintenance, repairs, or any other duties at the Transmission Facilities shall be technically qualified and properly licensed to perform such duties and shall work under Customer's direct and continuing supervision and in accordance with good engineering practices consistent with industry standards and FCC requirements. In the event transmission service is interrupted for any reason for a period exceeding 24 hours, Customer shall notify Carrier within 24 hours of such interruption. In addition, Customer shall ensure that all FCC tower lighting and painting requirements are followed, and shall hold Carrier harmless for any violations related thereto.

          7.3. Purchase of Equipment under Default. In the event of Default by Customer as defined in Section 10, Carrier shall have the right to purchase Customer's channel transmitting equipment, subject to any and all rights of secured party, for the fair market value of such equipment.

          7.4.  Reception Equipment.  If requested by
Carrier in writing after the License Date, within sixty (60) days after Customer's receipt of such request, Customer agrees to install equipment, selected by Customer, at its own expense, to receive transmissions over the Channels at up to two (2) receive sites located at private residential single family houses in the Market, to be used for the exclusive use of Carrier's monitoring of the quality of such transmissions and compliance with FCC rules. Title to all equipment provided by Customer hereunder shall remain with Customer. Subject to Carrier's ultimate control, such reception equipment shall be installed, maintained, operated and controlled by Customer to the extent required by the FCC's rules at the sole expense of Customer.

          7.5. [deleted]

     8. Governmental and Third Party Authorizations. Carrier shall use its best efforts, and Customer shall cooperate with Carrier, to obtain any all FCC licenses, permits authorizations or approvals required to carry out the transactions contemplated by this Agreement and to operate the Business; provided, however, that Carrier shall not be required to pay for the reallocation, reconstruction, or similar costs related to the waiver of the Instructional Television Fixed Services ("ITFS"), as authorized under Part good offices to assist Carrier in obtaining necessary clearances from co-channel and adjacent channel ITFS operators as necessary. Carrier shall use its best efforts to acquire and maintain the License for the Channels in effect. At the end of the term of the License, Carrier shall use its best efforts to cause such License to be renewed.

     9.  Representations and Warranties of Customer.
Customer represents and warrants as follows:

          9.1. Organization. Customer warrants that it is duly organized, validly existing and in good standing under the laws of the State of Louisiana. Customer is qualified or otherwise entitled to do business in all jurisdictions in which such qualification or entitlement is required by reason of its business, activities, or ownership of property. Customer has all requisite power and authority to own its properties and to carry on its business. Customer has all requisite power to execute, deliver, and, subject to the regulatory authority of the FCC, perform this Agreement.

          9.2. Authorization. All necessary actions on the part of Customer to authorize the execution and deliver of this Agreement, and the performance of the obligations of Customer herein, have been taken. This Agreement is valid and legally binding on Customer and enforceable in accordance with its terms insolvency or the laws relating to the enforcement of creditor's rights or by the application of equitable principles.

          9.3. No Violation. The execution, delivery and performance of this agreement and all actions and transactions contemplated hereby: (I) will not violate any provision of law or of the Articles of Incorporation or Bylaws of Customer, any order of any court or other agency of government to which Customer is party or by which it or any of its properties is bound, and (ii) will not violate, be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any applicable law, order or regulation, indenture, agreement or other instrument to which Customer is a party or by which it or any of its properties is bound and which has not been waived or consented to, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets.

          9.4. Reliance. Carrier would not enter into this Agreement but for its reliance upon the foregoing representations and warranties of the Customer.

     10. Defaults. For purposes of this Agreement, it shall be an "Event of Default" hereunder if:

          10.1.  Payment.  Customer fails to make any
payment due and payable under this Agreement within thirty
(30) days after the date upon which a payment is due hereunder; or

          10.2. Representations and Warranties. If any of the material "Representations and Warranties" of this Customer or Carrier prove at any time to be incorrect as of the date of this Agreement; or

          10.3.  Breach of Covenant.  Either party
materially breaches any covenant or agreement herein or fails to comply with any material provision of this Agreement, and such breach or failure continues for thirty
(30) days after written notice thereof shall have been sent by the nonbreaching party to the breaching party.

          10.4.  Loss of FCC License.  Carrier shall
forfeit, surrender, submit for cancellation, suffer the revocation of , or suffer or accept the adverse modification of the License, such default having no cure period, and considered fully matured as of the last day that the Carrier may lawfully operate the facilities or, if adversely modified, may lawfully operate the facilities as authorized prior to modification.

          10.5. Rights in Event of Default. In the Event of Default under this Section 10, and in addition to all other remedies available in law or equity, the nondefaulting party, if not itself in default, shall be entitled to terminate this Agreement, at its sole and exclusive election, upon written notice to the other party, and all rights and obligations hereunder shall cease as of such notice date.

     11. Indemnification. Customer shall indemnify, defend and hold Carrier harmless from any and all claims, damages, causes of action, penalties, statutory damages, interest, and costs and expenses, including attorney's fees and court costs, arising out of any transmission over the Transmission Facilities prohibited by Section 7.5 or that violates applicable federal or state lottery laws, the Communications Act of 1934, as amended, or the rules and policies of the FCC, or that infringes in any respect the copyright, trademark, property or other rights of any person, or resulting from Customer's breach of this Agreement or from any negligence, omission or wrongful act by Customer, its agents or employees. This indemnification shall include the providing of full legal defense on behalf of Carrier, including Carrier's right to select counsel, and to have all of Carrier's reasonable attorney's fees and reasonable costs, taxable and nontaxable to be paid by Customer.

     12.  Representations, Warranties and Covenants of
Carrier.  Carrier represents and warrants as follows:

          12.1.  Authorization.  Carrier has all requisite
Carrier has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of Carrier.

          12.2.  The execution and delivery of this
Agreement by Carrier and the performance of Carrier's obligations hereunder are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms or provisions of any note, debt instrument, security agreement or mortgage or any other contract or agreement, written or oral to which Carrier is a party or by which any of its assets or properties are bound and will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default or acceleration or authority or court, whether federal, state or local, at law or in equity, and applicable to Carrier and will not result in the creation or imposition of any lien (whether or not perfected), encumbrance, equity or restriction in favor or any third person upon any of the properties of Carrier; provided, however, that the Carrier shall not be in default of this provision if the FCC determines that any provision of this Agreement, or the Agreement as a whole, violates FCC rules or policies or the Communications Act of 1934, as amended. In such event, the Parties shall negotiate in good faith such changes to the Agreement so as to effect compliance with FCC requirements and, so nearly as is possible, retain the status quo hereunder.

     13. Carrier Access to Records. From time to time and upon reasonable notice to Customer, Carrier or its accountants or attorneys shall have the right to request information or be permitted at all reasonable times to inspect and copy any and all records of Customer which Carrier or its accountants or attorneys reasonably consider necessary to verify Customer's compliance with the terms and provisions of this Agreement. It is understood by Carrier that such information is to be held in confidence and not disclosed to any third parties without prior consent of Customer. In the event that there is discovered an underpayment of the Monthly Fee, as defined in Section 5.2, Customer shall immediately pay to Carrier the amount of each such underpayment along with a penalty equal to five percent (5%) of such underpayment.

     14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be effective upon receipt, in each case addressed:

   If to Carrier, to:   Gateway Partners
                        3534 Remco Street
                        Castro Valley, CA 94546

   If to Customer, to:  Gulf Atlantic Communications, Inc.
                         P.O. Box 40483
                         Baton Rouge, LA 70835

   With a copy to:      Lyn Guin
                        c/o Broadcast Services Int'l
                        2618 J Street, Suite 3
                        Sacramento, CA

provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.

     15. Waivers. Any waiver by any Party of any breach of or failure to comply with any provision of this Agreement by the other Party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other provision of this Agreement. All waivers must be in writing and signed by the waiving Party.

     16. Complete Agreement. This Agreement sets forth the entire understanding of the Parties hereto and supersedes all prior agreements, covenants, arrangement, communications, representations or warranties, whether oral or written, by any Party or any officer, employee or representative of any Party.

     17. Governing Law. This agreement shall be construed and interpreted in accordance with and governed by the laws of the State of California and of the United States of America. The heading of the Sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof. Unless otherwise stated, references in this Agreement to sections refer to the Sections of this Agreement.

     18. Force Majeure. If by reason of force majeure either party is unable in whole or in part to carry out its obligations hereunder, said party shall not be deemed in violation or default during the continuance of such inability. The term "Force Majeure", as used herein, shall mean the following: acts of God; acts of public enemies; orders of any kind of the government of the United State of America or of any individual state or any of their departments, agencies, political subdivisions, or officials; or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; volcanic activity; storms of extraordinary force; floods; washouts; droughts; civil disturbances; explosions; or any other cause or event not reasonably within the control of the adversely affected party.

     19. Amendment. This Agreement may be amended or terminated only by an instrument in writing duly executed by the Parties.

     20. Counterparts. More than one counterpart of this Agreement may be executed by the Parties hereto, and each fully executed counterpart shall be deemed an original.

     21. Dealings with Third Parties. Neither Party is, nor shall either Party hold itself out to be, vested with any power or right to contractually bind, act on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other Party's assets or property, contracting for or in the name of the other party, or making any contractually binding representations as to the other Party which shall be deemed representations contractually binding such Party.

     22. Severability. If any provision of this Agreement is declared void by any court of competent jurisdiction, the validity of any other provision of this Agreement shall not be affected.

     23. Survival. This Agreement shall be binding upon the inure to the benefit of the Parties hereto, and their respective assigns, heirs, successors and legal representatives.

     24. Assignment. This Agreement may be assigned by Carrier or Customer, provided that that Party obtains the prior written consent of the other Party, which consent shall not be unreasonably withheld.

     25. Time of Essence. Whenever this Agreement shall set forth any time for the performance of an act, such time shall be deemed of the essence.

     26. Attorney's Fees. If it shall be necessary for either the Carrier of the Customer to employ an attorney to enforce their respective rights pursuant to this Agreement because of the Default of the other Party, the defaulting
Party shall reimburse the prevailing Party for reasonable attorney's fees.

     27. Independent Relationships. Nothing in this contract shall be construed as creating an employer-employee relationship by and between Carrier and Customer, and Carrier shall not be held or responsible for the acts or omissions of the Customer.

     28. Option. Carrier hereby grants customer, or its assignee, an option (the "Option") to acquire by assignment the License for the Channels. The price for the assignment
(the "Option Price") shall be Ten Thousand Dollars
($10,000.00).

          28.1.  Option Timing.  This Option may be
exercised by written notice thereof, subject to Section 28.2 hereunder, anytime after one year from the License Date.

          28.2. Assignment of License upon Option Exercise. Each of Carrier and Customer shall join in and file such applications, notices and reports as may be required or requested by the FCC to gain its consent to the assignment to Customer of such FCC license. The application therefor shall be prepared and filed within thirty (30) days of Carrier's receipt of Customer's notice of Option exercise, and each party shall bear its own costs and fees therefor. The License shall be assigned to Customer and Customer shall pay Carrier the Option Price by agreement of assignment reasonably satisfactory in form and substance to Customer, within thirty (30) days of the FCC's grant of its consent to assignment is a Final Order.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

"CARRIER":                "CUSTOMER":

GATEWAY PARTNERS          GULF ATLANTIC COMMUNICATIONS,
INC.

By: /s/ Richard Samaras   By: /s/ David M. Loflin
    Richard Samaras           David M. Loflin
    Managing Partner          President

               -----------------------------
                        ANNEX IV
                           TO
                      EXHIBIT "A"
                           TO
                 SUBSCRIPTION AGREEMENT
               -----------------------------


              TRANSFER AND ASSIGNMENT AGREEMENT

This Transfer and Assignment Agreement is entered into this 12th day of
November, 1996, by and between K&D Partnership ("K&D") and
David M.
Loflin ("David").

                        WITNESSETH:

WHEREAS, K&D is organized and doing business in the State of Louisiana,
Parish of Richland, herein represented by its duly authorized agent;

WHEREAS, Loflin is resident of the State of Louisiana and is under no legal disability with respect to entering into this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties, covenants, conditions and terms of this Agreement, and for other considerations, the receipt and adequacy of which is hereby acknowledged, that K&D and Loflin hereby agree as follows:

     1.  K&D is the holder of Assignment and Assumption
Agreements of
certain ITFS and MMDS channel agreements, as follows:

Date - City of Agreement       Channels           Owner
------------------------       --------           -----

10/30/96 - The Dalles,         WMX694/WMX695      The Dalles
           OR                  B1234/C1234        Settlement
                                                  Group

10/30/96 - Sand Point          WMX677/WMX651      Sandpoint F
           ID                  B1234/C1234        Settlement
                                                  Group

10/31/96 - Fallon, NV          WLW698/E1234       Four Pro
                                                  Plus Partners

10/31/96 - Fallon, NV          WMS351/H-3         Ryan Ball
                                                  Partnership

Plus - Fallon, NV              Pending w/ FCC     Ken Diebel

(hereinafter collectively referred to as the "Channel
Agreements").

     2. K&D hereby assigns, sells, conveys and transfers, with full warranty of title, all of its rights, title and interest in and to the Channel Agreements to Loflin, his successors and assigns.

     3.  In consideration of K&D's assignment of the Channel
Agreements, Loflin hereby agrees to make total payments for all of K&D's rights in and to the Channel Agreements of $425,000, to be paid by September 30, 1997, as follows:

          A.  $100,000, in cash.

          B. $325,000, in cash or shares of common stock of Media Entertainment, Inc., a Nevada corporation, the value of which shares shall be determined by an independent appraiser.

     4. K&D shall pay any and all monies due by it to assignors of the Channel Agreements.

     5. In the event Loflin, his successors and assigns, should fail to make payments due by September 30, 1997, this Agreement shall terminate without any further obligation of either party.

     6. The parties agree that this instrument comprises the complete agreement between themselves and that there can be no modification of same without both parties agreeing to such a modification in writing.

     7. The parties agree that, should this Agreement be placed in the hands of an attorney for the purpose of the enforcement of any of its terms or conditions, then the prevailing party shall be entitled to the reimbursement of all costs, including, without limitation, attorney's fees, relating in any way to such enforcement effort.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

K&D PARTNERSHIP

By: /s/
    Its authorized agent

/s/ David M. Loflin
David M. Loflin

               -----------------------------
                        ANNEX V
                           TO
                      EXHIBIT "A"
                           TO
                 SUBSCRIPTION AGREEMENT
               -----------------------------


                    LEASE AGREEMENT

This Lease Agreement, made and entered into as of the 1st day of November, 1996, by and between David M. Loflin (the
"Lessee") and Don Rayburn, Jr.(the "Licensee" or "Lessor").

WITNESSETH:

Whereas, Licensee has a valid construction authorization issued by the Federal Communications Commission (the "FCC") for construction of the ONE channel 26 in the LPTV Service in the Rayville, LA area;

Whereas, Lessee, subject to the Licensee's supervision and control, intends to construct the station in accordance with the FCC construction authorization and file, subject to the Licensee's supervision and control, all necessary documents for operation with the FCC;

Whereas, Licensee intends to obtain a valid license(s)
("License") issued by the FCC for the operation of the ONE channel 26 in the LPTV Service in the Rayville, LA area;

Whereas, Lessee desires to lease all of Licensee's capacity on the channel, including transmission facilities, associated sub-carriers, vertical blanking intervals, and response channels (the "Channels");

Whereas, Licensee is willing to lease such Channels to Lessee, subject to the Licensee's supervision and control;
and

Whereas, the parties desire to enter into an agreement for the lease of Channels in the Rayville, LA area by Lessee;

NOW, THEREFORE, in consideration of the promises and the mutual undertakings herein contained, the receipt and sufficiency of which are hereby acknowledged, the Licensee and the Lessee, both intending to be legally bound, hereby agree as follows:

1. Lease of Channels. By execution of this Agreement, and in accordance with the terms and conditions contained herein, for the period commencing on the effective date of this Agreement until termination of the Agreement or the expiration of the term of this Agreement, the Licensee hereby agrees to lease the Channels to Lessee for the operation of the Channels in a manner consistent with this Agreement, subject to the Licensee's supervision and control. In recognition of its responsibilities hereunder, Lessee shall use its best efforts to comply in all material respects, and to cause each of its employees, independent contractors, agents and representatives to comply with all applicable federal, state and local laws, rules, regulations, statutes and ordinances. Licensee agrees that it will take no steps to interfere with Lessee's operation of the Channels so long as such operation is consistent with covenants and restrictions contained in this Agreement and with all such applicable laws. In undertaking the tasks required hereunder, Lessee shall take all steps necessary to ensure that an orderly transition will occur in the case of termination, as provided in Section 13 hereof.

2. Effective Date and Term. This Agreement shall be effective as of the date and year set forth above (the "Effective Date"). Unless earlier terminated pursuant to
Section 13 of this Agreement, this Agreement shall be for a term of five (5) years from the Effective Date. Lessee shall have the option to renew this Agreement for three (3) additional five (5) year terms upon written notice to the Licensee at least sixty days prior to the expiration of each term.

3.  Construction of the Channels.

     a. Subject to the Licensee's supervision and control, and upon the FCC's grant of a License for the Channels described and specified herein, and the satisfaction of all other applicable regulatory requirements, Lessee shall, at its sole cost and expense, commence and complete construction of the Channels as authorized by the FCC.

     b. Lessee agrees to complete construction of the Channels within the time allotted for such construction by the construction authorization issued by the FCC, including any extensions thereof. In the event that the Channels are not constructed in accordance with this provision, this Agreement shall terminate immediately, and Lessee shall have no further rights hereunder.

4. Control of Facilities. Notwithstanding any provision in this Agreement to the contrary, Licensee holds ultimate responsibility for the supervision and control of the Channels in compliance with all applicable FCC rules, regulations and policies (collectively, "FCC Rules").


5. FCC Applications. From time to time, Lessee may, as necessary or appropriate in connection with the operation of the Channels, consult with Licensee regarding the need to apply to the FCC for orders or actions that would allow modifications or enhancements of the Channels. Licensee shall, during the term of this Agreement, cooperate with Lessee in the preparation, filing, prosecution, and application of all such FCC applications, and any other applications to or communications with the FCC deemed necessary by Lessee.

6. FCC Compliance. The parties agree to comply with all applicable FCC Rules and regulations governing the Channels and specifically agree as follows:

     a. to the extent required by FCC regulations, Licensee shall maintain ultimate control over the licensed facilities leased hereunder, including the right to terminate service should its public interest obligations as an FCC Licensee so require.

     b. Lessee shall not represent itself as the FCC licensee offering service on the Channels.

     c. Each customer billed by Lessee shall be clearly advised that service is provided over facilities operated under a License held by Licensee.

     d. Neither Lessee nor Licensee shall represent itself as the legal representative of the other before the FCC.
The parties will cooperate with each other with respect to FCC matters concerning the Channels.

     e. Licensee shall, in cooperation with Lessee, take all actions necessary to keep the License for the Channels in forced and shall prepare and submit to the FCC or any other relevant authority all reports, applications, renewals, filings, or other filings or documents necessary to keep the License for the Channels in full force and good standing. Licensee shall respond promptly to all FCC correspondence or inquiries and will immediately notify Lessee of the receipt thereof. Licensee shall promptly report any change of address to the FCC and to Lessee.

     f. Licensee and Lessee are familiar with FCC Rules regarding a licensee's responsibility under the Communications Act of 1934, as amended, and applicable FCC Rules. Nothing in this Agreement is intended to diminish or restrict Licensee's obligations as an FCC licensee and both parties desire that this Agreement and each party's obligations hereunder be in compliance with FCC Rules. In the event that the FCC determines that any provision of this Agreement violates any FCC Rules, the provisions of Section 20 of this Agreement shall govern.

7.  Revenues and Expenses; Compensation.

     a. As its sole additional compensation for the lease of the Channels pursuant to this Agreement, Licensee shall be entitled to receive, on a monthly basis, the greater of $250.00 or 0.10 cents per Subscriber per Channel. During the term of this Agreement, all direct expenses for construction, operation, maintenance, and repair of the Channels shall be paid by or reimbursed through Lessee.

     b. Unless otherwise expressly stated herein, Lessee shall reimburse Licensee for Licensee's actual costs and expenses of construction, operation, maintenance, and repair, including necessary legal, consulting, engineering, and FCC authorizations necessary to operate the Channels, or to prepare, file and prosecute amendments, applications, modifications, or notifications related thereto. Such reimbursement shall take place within thirty (30) days of written request thereof to Lessee, along with adequate documentation to substantiate Licensee's expenses.

     c. Lessee shall be responsible for all costs of construction, operation, maintenance and repair of the Channels, including but not limited to consultant, design, engineering and site costs, legal fees, and FCC licensing fees, associated with construction, relocation and engineering of the Channels, and any licenses, permits, authorizations or approvals necessary to acquire transmitter sites or obtain the use of such sites. Notwithstanding the foregoing, the Licensee shall obtain and maintain all right, title and interest in the equipment and facilities associated with the Channels.

     d. Monthly fees are due and payable on the 15th day of the next month. On the first day of the month following the next month, the payment will be considered past due, and a late fee of five (5) percent of the amount due will be assessed. Until the monthly fee is paid, a one and one-half (1.5) percent finance charge will be assessed from the due date on a monthly basis in addition to the late fee.
Example: May's activity is due June 15; a late fee would be assessed on July 1 and finance charges would begin to accrue from June 15.

     e. Lessee shall provide to Licensee a gross revenue and subscriber statement within 90 days following the end of each business year. The statement shall include a calculation of the fees owed on the revenue under this Agreement and compared with actual payments made. Any underpayment or excess will then be paid by Lessee or Licensee within 30 days of delivery of such statement.

8. Lease of Equipment. Licensee hereby leases to Lessee, rent-free during the term of this Agreement, all real and personal property, facilities and equipment used for construction, operation, maintenance and repair of the Channels. This rent-free lease shall expire upon termination of this Agreement pursuant to the provisions of Sec. 13 hereof; upon such termination, Licensee shall pay to Lessee, in cash, the fair market value of such facilities and equipment, or the depreciated book value thereof, whichever is greater. No such payment by Licensee shall be required if this Agreement is terminated pursuant to the provisions of Sec. 13(d) hereof. Licensee hereby grants to Lessee a security interest and mortgagee's interest in all such facilities and equipment, as collateral security for Licensee's obligation to make the payment required by this Sec. 8, and agrees to cooperate fully I the taking of all such steps as may be required by local law to perfect the same. The security interest and/or mortgagee's interest in such facilities and equipment shall also serve as collateral security for Licensee's obligation to convey title pursuant to the option granted by Sec. 9 below.

9.  Option

     a. Licensee hereby grants to Lessee an exclusive option (the "Option") to purchase the Channels together with all of Licensee's interest in and to all real and personal property, both tangible and intangible, which is necessary to operate the Channels. Lessee may exercise this Option prior to the expiration of the first five (5) year term of this Agreement.

     b. As consideration for the purchase of the Assets, on the closing Date, Lessee shall pay to Licensee $12,500.00 immediately available funds, together with all outstanding sums due and owing Licensee under Section 7 of this Agreement.

     c. The option is to be exercised by written notice hand delivered to Licensee or delivered to Licensee by certified or registered mail, return receipt requested, or overnight delivery service at the address set forth in Section 15 below. The effective date of notification by hand delivery shall be the date on which delivery occurred, and the effective date of notification by certified or registered mail or overnight delivery service shall be the date the carrier first attempts delivery.

     d. Upon exercise of the Option, the parties shall promptly execute an Asset Purchase Agreement setting forth the terms of the purchase of the Assets. The Lessee shall, at its expense, prepare and file with the FCC the appropriate application for FCC consent to the assignment of the Channels to Lessee. Licensee shall cooperate with and assist Lessee in the preparation and filing of such applications and in the submission of any other documentation or information related thereto which the FCC may request. The closing of the purchase and sale of the Channels ("Closing") shall occur at any time, at Lessee's option, after issuance of all FCC orders approving the assignment of the License for the Channels to the Lessee, provided, however,, that the Closing shall occur no later than 15 days after such approvals have become Final Orders. An order shall be deemed a Final Order when, by lapse of time or otherwise, it is no longer subject to administrative or judicial reconsideration, review, appeal or stay. At the Closing, Licensee shall execute any bills of sale or other assignment documents requested by Lessee to effectuate and confirm Lessee as holder of the License.

     e. During the first term of this Lease Agreement, Licensee shall not solicit, make, or accept any offers to sell, purchase, assign or otherwise transfer the License or the Channels or an interest in the License or the Channels, nor shall Licensee enter into any other agreements, including, without limitation other management agreements, inconsistent with this Agreement or any of the terms and provisions contained herein. During the second five (5) year renewal term of this Agreement, Licensee grants to Lessee a first right of refusal with respect to bona fide offers for the purchase, transfer or other assignment of the License, the Channels or any interest therein.

10.  Covenants.

     a. During the term of this Agreement, Licensee (a) shall not permit any liens or encumbrances to attach to the License or the Channels and shall immediately cure and remove all such liens and encumbrances; (b) shall take no action that would jeopardize the License, the Channels or the rights of Lessee under this Agreement; (c) shall immediately notify Lessee of any pending or threatened action by the FCC or any other governmental agency, court or third party to suspend, revoke, terminate or challenge the License or to investigate the operation or loading of the Channels; and (d) shall not interfere with Lessee's exercise of performance of its rights and obligations pursuant to this Agreement.

     b. During the term of this Agreement, Licensee shall be insured as a third party named insured under any liability insurance obtained by Lessee. The liability insurance maintained by Lessee shall contain minimum limits of at least $1,000,000.00/2,000,000.00 for bodily injury and
$300,000.00 for property damage. Lessee shall maintain liability, property damage and errors and omissions insurance, in amounts judged adequate by industry standard, to cover its obligations to Licensee and others under this Agreement. Lessee shall furnish Licensee, annually, an insurance certificate showing coverages and Licensee as an additional insured under all such policies. All insurance must be placed and maintained with an insurance company having an A rating by Best Insurance Reports.

     c. During the term of this Agreement, Lessee shall take no action that would jeopardize the License, the Channels or the Licensee's interest therein.

11. Representations and Warranties of Licensee. Licensee hereby represents and warrants to Lessee as follows:

     a. Licensee, as an individual, has the authority to enter into this Agreement;

     b. This Agreement has been duly authorized, executed and delivered by Licensee and constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms;

     c. The execution and delivery of this Agreement by Licensee and the performance by Licensee of the transactions contemplated hereby will not violate, or conflict with, or constitute a breach or default under, or result in the creation or imposition of any lien under (i) any applicable statute, law, regulation, rule, order, or decree of any governmental authority, or court; or (ii) any contract, instrument, agreement, lease, mortgage, judgment, order, decree or other restriction to which Licensee is a party or by which Licensee is bound;

     d. No filing with or approval or authorization of any governmental authority or other third party is required for Licensee to enter into and to perform its obligations under this Agreement;

     e. The License is valid, in good standing and in full force and effect with the FCC, and there is no pending or, to the best of Licensee's knowledge, threatened action by the FCC or any other entity to revoke or challenge the License; and

     f. Licensee is in compliance with all FCC Rules applicable to Licensee, the License or the Channels.

12. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Licensee as follows:

     a. If Lessee is a corporation or partnership, Lessee is duly organized, validly existing and in good standing under the jurisdiction of its organization and in each jurisdiction in which it owns assets or conducts business, with all requisite power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement;

     b. This Agreement has been duly authorized, executed and delivered by Lessee and constitutes the valid and binding obligation of lessee enforceable in accordance with its terms;

     c. The execution and delivery of this Agreement by Lessee and the performance by Lessee of the transactions contemplated hereby will not violate, or conflict with, or constitute a breach or default under, or result in the creation or imposition of any lien under (i) any applicable statute, law, regulation, rule, order, or decree of any governmental authority, or court; (ii) any contract, instrument, agreement, lease, mortgage, judgment, order, decree or other restriction to which Lessee is a party or by which Lessee is bound; or (iii) the Articles of Incorporation or regulations of Lessee; and

     d. No filing with or approval or authorization of any governmental authority or other third party is required for Lessee to enter into and perform its obligations under this Agreement.

13.  Termination.  This Agreement shall terminate upon:

     a. notice of breach of this Agreement by either party and failure, within ninety days, of the breaching party to cure such breach;

     b. the loss, revocation or expiration without renewal of the License, including such loss due to the automatic cancellation of the License due to failure to construct the Channels in a timely fashion;

     c. the Lessee's voluntary or involuntary bankruptcy
(defined as the filing of initial papers by or against the Lessee in a court of competent jurisdiction) or assignment for the benefit of creditors;

     d. consummation of the purchase and sale of the Purchased Assets by the Lessee following exercise by Lessee of the Option; or

     e. otherwise, as mutually agreed by the parties in writing.

In the event of termination not due to Lessee's exercise of the Option created herein, Lessee shall take all steps necessary to ensure an orderly transition of its responsibilities, including, but not limited to, assignment of all rights to and interests in site locations and delivery of all other tangible and intangible property associated with the operation of the Channels.

14.  Indemnification.  Lessee shall indemnify and hold
Licensee harmless from and against any and all claims, actions, suits, liabilities, losses or expenses, caused by or arising from, negligence on the part of Lessee in construction or operating the Channels.

15. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered via overnight express service or mailed by registered or certified mail, return receipt requested, postage paid, addressed to the following:

     a. If to Licensee, to:

        Tobey Loflin
        315 Sterling Rd., N.E.
        Milledgeville, GA 31061

     b. If to Lessee, to:

        Waddell D. Loflin
        P.O. Box 40483
        Baton Rouge, LA 70835

16. Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses including any costs of litigation, court costs and attorney's fees.

17. Waivers; Amendments. No delay or failure to exercise any right, power or remedy accruing to any party hereunder shall be construed to be a waiver of any breach or default under this Agreement, or any acquiescence therein, or a waiver of any similar breach or default therefore or thereafter occurring. No provision of this Agreement shall be waived unless such waiver is made in writing signed by both parties. This Agreement may not be amended, modified or changed except by a written document signed by both parties hereto.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the parties hereto, their respective heirs, representatives, successor and permissible assigns. Neither Licensee nor Lessee may assign this Agreement and their rights and obligations hereunder without the written approval of each other, which approval shall not be unreasonably withheld. Licensee and Lessee may, without written approval, assign their rights and obligation to an entity controlled by either party or to an affiliate or subsidiary under common control, or defined by the Commission as a pro forma transfer or assignment, without such consent.

19. No Third Party Beneficiaries. Nothing herein, expressed or implied, is intended to nor shall confer on any person other than the parties hereto any rights, remedies, obligations or liability under or by reason of this Agreement.

20. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its provisions relating to conflicts of law. In the event that any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum permissible under applicable law, and the remaining provisions of this Agreement will stay in force. In addition, the parties agree to negotiate in good faith a provision to replace the provision found invalid or unenforceable that will have, to the extent possible the same economic effect.

21. Counterparts. This Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument.

22. Interpretation. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23. Power of Attorney. Licensee hereby appoints Lessee as its true and lawful attorney-in-fact to take any such actions and sign all such documents or instruments as may be incumbent upon Licensee to take or sign hereunder, and all such actions taken by Lessee hereunder shall be valid and binding upon Licensee.

24. Entire Agreement. This Agreement supersedes any other agreement between the parties, whether oral or written, relating to the matters contemplated herein and constitutes the entire agreement by and between the parties, there being no other agreements or understandings between the parties except as expressly set forth herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"Licensee":                              "Lessee":

By: /s/ Don Rayburn, Jr.         By: /s/ David M. Loflin
Title: Owner                           Title: Lessee

              _____________________________

                       EXHIBIT 10.3
              _____________________________



                   SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into as of December 20, 1996, by and between Media Entertainment, Inc., a Nevada corporation, ("MEI"), and Waddell D. Loflin, an individual resident of the State of Louisiana ("Loflin"), in light of the following facts:

1. MEI is a development-stage communications company operating primarily within the wireless cable and community television industries; and

2. Loflin is the owner of certain assets useful in the community television industry; and

3. Loflin desires to sell such assets in exchange for Common Stock of MEI.

                        WITNESSETH:

THEREFORE, the agreement of the parties, the promises of each being consideration for the promises of the other:

I.  DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below:

     a. "Agreement" shall mean this Subscription Agreement and all exhibits hereto or amendments hereof.

     b. "Loflin" shall mean Waddell D. Loflin, an individual resident of the State of Louisiana.

     c. "MEI" shall mean Media Entertainment, Inc., a Nevada corporation with offices in Baton Rouge, Louisiana.

     d. "Knowledge of MEI" or matters "known to MEI" shall mean matters actually known to the Board of Directors or officers of MEI, or which reasonably should be or should have been known by them upon reasonable investigation.

     e. "Securities Act" shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as such shall then be in effect.

     f. "Louisiana Act" shall mean the Securities Act of Louisiana, and includes the rules and regulations of the Louisiana Securities Commission promulgated thereunder, as such shall then be in effect.



Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (i) the context in which such term is used, or (ii) the definition provided for such term in the place in this Agreement at which such term is first used.

II.  DISCLOSURES

MEI is a development stage company with no history of operations and which has not yet begun to do business in its chosen field of endeavor. It intends to operate as a holding company in the wireless cable and community television industries, among other endeavors.

III.  PURCHASE AND SALE

Loflin hereby sells to MEI and MEI hereby buys from Loflin all of the assets set forth in Exhibit "A" attached hereto and incorporated herein by this reference in consideration of 104,249 shares of the $.0001 par value Common Stock of MEI, at the price set forth below, subject to all of the terms and conditions set forth herein.

IV.  PURCHASE PRICE - PAYMENT

Loflin shall deliver to MEI assignments conveying each of the assets listed in Exhibit "A" hereto, for a price of $120,652, payable by issuance and delivery by MEI to Loflin of 104,249 shares of the $.0001 par value Common Stock of MEI, a consideration of $1.157 per share.

V.  THE EXCHANGE

Loflin agrees to deliver to MEI assignments conveying each of the assets listed in Exhibit "A" hereto, wherein title in and to all of the assets is transferred to MEI. Upon delivery of such assignments by Loflin, MEI shall deliver to Loflin a certificate representing 104,249 shares of the $.0001 par value Common Stock of MEI, properly executed and issued.

VI.  REPRESENTATIONS AND WARRANTIES OF MEI

MEI represents and warrants to Loflin:

     a. Organization and Corporate Authority. MEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. MEI has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

     b. Issuance of the Common Stock. The shares of $.0001 par value Common Stock of MEI to be issued hereunder, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of MEI, will be issued in compliance with applicable state and federal laws.

     c. Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which MEI is a party.

     d. Authorization. All corporate action on the part of MEI and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of MEI's obligations hereunder and for the issuance and delivery of the $.0001 par value Common Stock of MEI. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of MEI.

     e. Legality of Share Issuance. MEI warrants that the Common Stock to be issued hereto will be legally issued without registration under the Securities Act or the Louisiana Act pursuant to applicable exemptions from registration thereunder.

VII.  REPRESENTATIONS AND WARRANTIES OF LOFLIN

     a. Title to Assets. Loflin owns each of the assets listed in Exhibit "A" hereto, free and clear of adverse claims, liens or encumbrances.

     b. Legal Capacity. Loflin is under no legal disability with respect to the execution and performance of this Subscription Agreement.

     c. Investment Intent of Shareholder. Loflin represents and warrants that the shares of MEI Common Stock acquired hereunder by Loflin are being purchased by him solely for his own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others.

     d. Restrictive Legend. Loflin further consents to the placement of the following legend, or a legend similar thereto, on the certificate or certificates representing shares of MEI Common Stock deliverable hereunder:

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE
EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO
THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED
TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES
AND REGULATIONS.

VIII.  MISCELLANEOUS

Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Louisiana.

Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors or assigns of the parties hereto.

Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

MEDIA ENTERTAINMENT, INC.
(a Nevada corporation)

By: /s/ David M. Loflin
    David M. Loflin
    President


/s/ Waddell D. Loflin
Waddell D.Loflin, individually

              _____________________________

                       EXHIBIT "A"
                TO SUBSCRIPTION AGREEMENT
              _____________________________


                       ASSIGNMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned, Waddell D. Loflin, a resident of the State of Louisiana ("Assignor"), hereby assigns, sells, conveys and transfers to Media Entertainment, Inc., a Nevada corporation ("Assignee"), all of his right, title and interest under that certain Lease Agreement (the "Lease"), dated November 1, 1996, between Tobey Loflin, as lessor, and Waddell D. Loflin, as lessee, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference, the subject of the Lease being Channel 36 located in Bainbridge, Georgia, all as more specifically described in the Lease.

Dated: December 20, 1996.


/s/ Waddell D. Loflin
Waddell D. Loflin

              _____________________________

                EXHIBIT "A" TO ASSIGNMENT
              _____________________________



                    LEASE AGREEMENT

This Lease Agreement, made and entered into as of the 1st day of November, 1996, by and between Waddell D. Loflin (the
"Lessee") and Tobey Loflin (the "Licensee" or "Lessor").

WITNESSETH:

Whereas, Licensee has a valid construction authorization issued by the Federal Communications Commission (the "FCC") for construction of the ONE channel 36 in the LPTV Service in the Bainbridge, GA area;

Whereas, Lessee, subject to the Licensee's supervision and control, intends to construct the station in accordance with the FCC construction authorization and file, subject to the Licensee's supervision and control, all necessary documents for operation with the FCC;

Whereas, Licensee intends to obtain a valid license(s)
("License") issued by the FCC for the operation of the ONE channel 36 in the LPTV Service in the Bainbridge, GA area;

Whereas, Lessee desires to lease all of Licensee's capacity on the channel, including transmission facilities, associated sub-carriers, vertical blanking intervals, and response channels (the "Channels");

Whereas, Licensee is willing to lease such Channels to Lessee, subject to the Licensee's supervision and control;
and

Whereas, the parties desire to enter into an agreement for the lease of Channels in the Bainbridge, GA area by Lessee;

NOW, THEREFORE, in consideration of the promises and the mutual undertakings herein contained, the receipt and sufficiency of which are hereby acknowledged, the Licensee and the Lessee, both intending to be legally bound, hereby agree as follows:

1. Lease of Channels. By execution of this Agreement, and in accordance with the terms and conditions contained herein, for the period commencing on the effective date of this Agreement until termination of the Agreement or the expiration of the term of this Agreement, the Licensee hereby agrees to lease the Channels to Lessee for the operation of the Channels in a manner consistent with this Agreement, subject to the Licensee's supervision and control. In recognition of its responsibilities hereunder, Lessee shall use its best efforts to comply in all material respects, and to cause each of its employees, independent contractors, agents and representatives to comply with all applicable federal, state and local laws, rules, regulations, statutes and ordinances. Licensee agrees that it will take no steps to interfere with Lessee's operation of the Channels so long as such operation is consistent with covenants and restrictions contained in this Agreement and with all such applicable laws. In undertaking the tasks required hereunder, Lessee shall take all steps necessary to ensure that an orderly transition will occur in the case of termination, as provided in Section 13 hereof.

2. Effective Date and Term. This Agreement shall be effective as of the date and year set forth above (the "Effective Date"). Unless earlier terminated pursuant to
Section 13 of this Agreement, this Agreement shall be for a term of five (5) years from the Effective Date. Lessee shall have the option to renew this Agreement for three (3) additional five (5) year terms upon written notice to the Licensee at least sixty days prior to the expiration of each term.

3.  Construction of the Channels.

     a. Subject to the Licensee's supervision and control, and upon the FCC's grant of a License for the Channels described and specified herein, and the satisfaction of all other applicable regulatory requirements, Lessee shall, at its sole cost and expense, commence and complete construction of the Channels as authorized by the FCC.

     b. Lessee agrees to complete construction of the Channels within the time allotted for such construction by the construction authorization issued by the FCC, including any extensions thereof. In the event that the Channels are not constructed in accordance with this provision, this Agreement shall terminate immediately, and Lessee shall have no further rights hereunder.

4. Control of Facilities. Notwithstanding any provision in this Agreement to the contrary, Licensee holds ultimate responsibility for the supervision and control of the Channels in compliance with all applicable FCC rules, regulations and policies (collectively, "FCC Rules").


5. FCC Applications. From time to time, Lessee may, as necessary or appropriate in connection with the operation of the Channels, consult with Licensee regarding the need to apply to the FCC for orders or actions that would allow modifications or enhancements of the Channels. Licensee shall, during the term of this Agreement, cooperate with Lessee in the preparation, filing, prosecution, and application of all such FCC applications, and any other applications to or communications with the FCC deemed necessary by Lessee.

6. FCC Compliance. The parties agree to comply with all applicable FCC Rules and regulations governing the Channels and specifically agree as follows:

     a. to the extent required by FCC regulations, Licensee shall maintain ultimate control over the licensed facilities leased hereunder, including the right to terminate service should its public interest obligations as an FCC Licensee so require.

     b. Lessee shall not represent itself as the FCC licensee offering service on the Channels.

     c. Each customer billed by Lessee shall be clearly advised that service is provided over facilities operated under a License held by Licensee.

     d. Neither Lessee nor Licensee shall represent itself as the legal representative of the other before the FCC.
The parties will cooperate with each other with respect to FCC matters concerning the Channels.

     e. Licensee shall, in cooperation with Lessee, take all actions necessary to keep the License for the Channels in forced and shall prepare and submit to the FCC or any other relevant authority all reports, applications, renewals, filings, or other filings or documents necessary to keep the License for the Channels in full force and good standing. Licensee shall respond promptly to all FCC correspondence or inquiries and will immediately notify Lessee of the receipt thereof. Licensee shall promptly report any change of address to the FCC and to Lessee.

     f. Licensee and Lessee are familiar with FCC Rules regarding a licensee's responsibility under the Communications Act of 1934, as amended, and applicable FCC Rules. Nothing in this Agreement is intended to diminish or restrict Licensee's obligations as an FCC licensee and both parties desire that this Agreement and each party's obligations hereunder be in compliance with FCC Rules. In the event that the FCC determines that any provision of this Agreement violates any FCC Rules, the provisions of Section 20 of this Agreement shall govern.

7.  Revenues and Expenses; Compensation.

     a. As its sole additional compensation for the lease of the Channels pursuant to this Agreement, Licensee shall be entitled to receive, on a monthly basis, the greater of $250.00 or 0.10 cents per Subscriber per Channel. During the term of this Agreement, all direct expenses for construction, operation, maintenance, and repair of the Channels shall be paid by or reimbursed through Lessee.

     b. Unless otherwise expressly stated herein, Lessee shall reimburse Licensee for Licensee's actual costs and expenses of construction, operation, maintenance, and repair, including necessary legal, consulting, engineering, and FCC authorizations necessary to operate the Channels, or to prepare, file and prosecute amendments, applications, modifications, or notifications related thereto. Such reimbursement shall take place within thirty (30) days of written request thereof to Lessee, along with adequate documentation to substantiate Licensee's expenses.

     c. Lessee shall be responsible for all costs of construction, operation, maintenance and repair of the Channels, including but not limited to consultant, design, engineering and site costs, legal fees, and FCC licensing fees, associated with construction, relocation and engineering of the Channels, and any licenses, permits, authorizations or approvals necessary to acquire transmitter sites or obtain the use of such sites. Notwithstanding the foregoing, the Licensee shall obtain and maintain all right, title and interest in the equipment and facilities associated with the Channels.

     d. Monthly fees are due and payable on the 15th day of the next month. On the first day of the month following the next month, the payment will be considered past due, and a late fee of five (5) percent of the amount due will be assessed. Until the monthly fee is paid, a one and one-half (1.5) percent finance charge will be assessed from the due date on a monthly basis in addition to the late fee.
Example: May's activity is due June 15; a late fee would be assessed on July 1 and finance charges would begin to accrue from June 15.

     e. Lessee shall provide to Licensee a gross revenue and subscriber statement within 90 days following the end of each business year. The statement shall include a calculation of the fees owed on the revenue under this Agreement and compared with actual payments made. Any underpayment or excess will then be paid by Lessee or Licensee within 30 days of delivery of such statement.

8. Lease of Equipment. Licensee hereby leases to Lessee, rent-free during the term of this Agreement, all real and personal property, facilities and equipment used for construction, operation, maintenance and repair of the Channels. This rent-free lease shall expire upon termination of this Agreement pursuant to the provisions of Sec. 13 hereof; upon such termination, Licensee shall pay to Lessee, in cash, the fair market value of such facilities and equipment, or the depreciated book value thereof, whichever is greater. No such payment by Licensee shall be required if this Agreement is terminated pursuant to the provisions of Sec. 13(d) hereof. Licensee hereby grants to Lessee a security interest and mortgagee's interest in all such facilities and equipment, as collateral security for Licensee's obligation to make the payment required by this Sec. 8, and agrees to cooperate fully I the taking of all such steps as may be required by local law to perfect the same. The security interest and/or mortgagee's interest in such facilities and equipment shall also serve as collateral security for Licensee's obligation to convey title pursuant to the option granted by Sec. 9 below.

9.  Option

     a. Licensee hereby grants to Lessee an exclusive option (the "Option") to purchase the Channels together with all of Licensee's interest in and to all real and personal property, both tangible and intangible, which is necessary to operate the Channels. Lessee may exercise this Option prior to the expiration of the first five (5) year term of this Agreement.

     b. As consideration for the purchase of the Assets, on the closing Date, Lessee shall pay to Licensee $12,500.00 immediately available funds, together with all outstanding sums due and owing Licensee under Section 7 of this Agreement.

     c. The option is to be exercised by written notice hand delivered to Licensee or delivered to Licensee by certified or registered mail, return receipt requested, or overnight delivery service at the address set forth in Section 15 below. The effective date of notification by hand delivery shall be the date on which delivery occurred, and the effective date of notification by certified or registered mail or overnight delivery service shall be the date the carrier first attempts delivery.

     d. Upon exercise of the Option, the parties shall promptly execute an Asset Purchase Agreement setting forth the terms of the purchase of the Assets. The Lessee shall, at its expense, prepare and file with the FCC the appropriate application for FCC consent to the assignment of the Channels to Lessee. Licensee shall cooperate with and assist Lessee in the preparation and filing of such applications and in the submission of any other documentation or information related thereto which the FCC may request. The closing of the purchase and sale of the Channels ("Closing") shall occur at any time, at Lessee's option, after issuance of all FCC orders approving the assignment of the License for the Channels to the Lessee, provided, however,, that the Closing shall occur no later than 15 days after such approvals have become Final Orders. An order shall be deemed a Final Order when, by lapse of time or otherwise, it is no longer subject to administrative or judicial reconsideration, review, appeal or stay. At the Closing, Licensee shall execute any bills of sale or other assignment documents requested by Lessee to effectuate and confirm Lessee as holder of the License.

     e. During the first term of this Lease Agreement, Licensee shall not solicit, make, or accept any offers to sell, purchase, assign or otherwise transfer the License or the Channels or an interest in the License or the Channels, nor shall Licensee enter into any other agreements, including, without limitation other management agreements, inconsistent with this Agreement or any of the terms and provisions contained herein. During the second five (5) year renewal term of this Agreement, Licensee grants to Lessee a first right of refusal with respect to bona fide offers for the purchase, transfer or other assignment of the License, the Channels or any interest therein.

10.  Covenants.

     a. During the term of this Agreement, Licensee (a) shall not permit any liens or encumbrances to attach to the License or the Channels and shall immediately cure and remove all such liens and encumbrances; (b) shall take no action that would jeopardize the License, the Channels or the rights of Lessee under this Agreement; (c) shall immediately notify Lessee of any pending or threatened action by the FCC or any other governmental agency, court or third party to suspend, revoke, terminate or challenge the License or to investigate the operation or loading of the Channels; and (d) shall not interfere with Lessee's exercise of performance of its rights and obligations pursuant to this Agreement.

     b. During the term of this Agreement, Licensee shall be insured as a third party named insured under any liability insurance obtained by Lessee. The liability insurance maintained by Lessee shall contain minimum limits of at least $1,000,000.00/2,000,000.00 for bodily injury and
$300,000.00 for property damage. Lessee shall maintain liability, property damage and errors and omissions insurance, in amounts judged adequate by industry standard, to cover its obligations to Licensee and others under this Agreement. Lessee shall furnish Licensee, annually, an insurance certificate showing coverages and Licensee as an additional insured under all such policies. All insurance must be placed and maintained with an insurance company having an A rating by Best Insurance Reports.

     c. During the term of this Agreement, Lessee shall take no action that would jeopardize the License, the Channels or the Licensee's interest therein.

11. Representations and Warranties of Licensee. Licensee hereby represents and warrants to Lessee as follows:

     a. Licensee, as an individual, has the authority to enter into this Agreement;

     b. This Agreement has been duly authorized, executed and delivered by Licensee and constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms;

     c. The execution and delivery of this Agreement by Licensee and the performance by Licensee of the transactions contemplated hereby will not violate, or conflict with, or constitute a breach or default under, or result in the creation or imposition of any lien under (i) any applicable statute, law, regulation, rule, order, or decree of any governmental authority, or court; or (ii) any contract, instrument, agreement, lease, mortgage, judgment, order, decree or other restriction to which Licensee is a party or by which Licensee is bound;

     d. No filing with or approval or authorization of any governmental authority or other third party is required for Licensee to enter into and to perform its obligations under this Agreement;

     e. The License is valid, in good standing and in full force and effect with the FCC, and there is no pending or, to the best of Licensee's knowledge, threatened action by the FCC or any other entity to revoke or challenge the License; and

     f. Licensee is in compliance with all FCC Rules applicable to Licensee, the License or the Channels.

12. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Licensee as follows:

     a. If Lessee is a corporation or partnership, Lessee is duly organized, validly existing and in good standing under the jurisdiction of its organization and in each jurisdiction in which it owns assets or conducts business, with all requisite power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement;

     b. This Agreement has been duly authorized, executed and delivered by Lessee and constitutes the valid and binding obligation of lessee enforceable in accordance with its terms;

     c. The execution and delivery of this Agreement by Lessee and the performance by Lessee of the transactions contemplated hereby will not violate, or conflict with, or constitute a breach or default under, or result in the creation or imposition of any lien under (i) any applicable statute, law, regulation, rule, order, or decree of any governmental authority, or court; (ii) any contract, instrument, agreement, lease, mortgage, judgment, order, decree or other restriction to which Lessee is a party or by which Lessee is bound; or (iii) the Articles of Incorporation or regulations of Lessee; and

     d. No filing with or approval or authorization of any governmental authority or other third party is required for Lessee to enter into and perform its obligations under this Agreement.

13.  Termination.  This Agreement shall terminate upon:

     a. notice of breach of this Agreement by either party and failure, within ninety days, of the breaching party to cure such breach;

     b. the loss, revocation or expiration without renewal of the License, including such loss due to the automatic cancellation of the License due to failure to construct the Channels in a timely fashion;

     c. the Lessee's voluntary or involuntary bankruptcy
(defined as the filing of initial papers by or against the Lessee in a court of competent jurisdiction) or assignment for the benefit of creditors;

     d. consummation of the purchase and sale of the Purchased Assets by the Lessee following exercise by Lessee of the Option; or

     e. otherwise, as mutually agreed by the parties in writing.

In the event of termination not due to Lessee's exercise of the Option created herein, Lessee shall take all steps necessary to ensure an orderly transition of its responsibilities, including, but not limited to, assignment of all rights to and interests in site locations and delivery of all other tangible and intangible property associated with the operation of the Channels.

14.  Indemnification.  Lessee shall indemnify and hold
Licensee harmless from and against any and all claims, actions, suits, liabilities, losses or expenses, caused by or arising from, negligence on the part of Lessee in construction or operating the Channels.

15. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered via overnight express service or mailed by registered or certified mail, return receipt requested, postage paid, addressed to the following:

     a. If to Licensee, to:

        Tobey Loflin
        315 Sterling Rd., N.E.
        Milledgeville, GA 31061

     b. If to Lessee, to:

        Waddell D. Loflin
        P.O. Box 40483
        Baton Rouge, LA 70835

16. Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses including any costs of litigation, court costs and attorney's fees.

17. Waivers; Amendments. No delay or failure to exercise any right, power or remedy accruing to any party hereunder shall be construed to be a waiver of any breach or default under this Agreement, or any acquiescence therein, or a waiver of any similar breach or default therefore or thereafter occurring. No provision of this Agreement shall be waived unless such waiver is made in writing signed by both parties. This Agreement may not be amended, modified or changed except by a written document signed by both parties hereto.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the parties hereto, their respective heirs, representatives, successor and permissible assigns. Neither Licensee nor Lessee may assign this Agreement and their rights and obligations hereunder without the written approval of each other, which approval shall not be unreasonably withheld. Licensee and Lessee may, without written approval, assign their rights and obligation to an entity controlled by either party or to an affiliate or subsidiary under common control, or defined by the Commission as a pro forma transfer or assignment, without such consent.

19. No Third Party Beneficiaries. Nothing herein, expressed or implied, is intended to nor shall confer on any person other than the parties hereto any rights, remedies, obligations or liability under or by reason of this Agreement.

20. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its provisions relating to conflicts of law. In the event that any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum permissible under applicable law, and the remaining provisions of this Agreement will stay in force. In addition, the parties agree to negotiate in good faith a provision to replace the provision found invalid or unenforceable that will have, to the extent possible the same economic effect.

21. Counterparts. This Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument.

22. Interpretation. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23. Power of Attorney. Licensee hereby appoints Lessee as its true and lawful attorney-in-fact to take any such actions and sign all such documents or instruments as may be incumbent upon Licensee to take or sign hereunder, and all such actions taken by Lessee hereunder shall be valid and binding upon Licensee.

24. Entire Agreement. This Agreement supersedes any other agreement between the parties, whether oral or written, relating to the matters contemplated herein and constitutes the entire agreement by and between the parties, there being no other agreements or understandings between the parties except as expressly set forth herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"Licensee":                    "Lessee":

By: /s/ Tobey Loflin           By: /s/ Waddell D. Loflin
Title: Owner                   Title: Lessee

                 -------------------------------
                          EXHIBIT 10.32
                 -------------------------------


                         PROMISSORY NOTE


                                    June 9, 1997
                                    Baton Rouge, Louisiana

$13,500.00

FOR VALUE RECEIVED, Media Entertainment, Inc., a Nevada corporation ("Maker"), promises to pay to David M. Loflin, an individual resident of the State of Louisiana ("Payee"), the sum of THIRTEEN THOUSAND FIVE HUNDRED DOLLARS
($13,500.00), plus interest at the rate of eight percent
(8%) per annum, on demand.

                       Place of Payment

All payments shall be made to Payee at 8748 Quarters Lake
Road, Baton Rouge, Louisiana 70809.

           Waiver of Protest and Extension of Time

Each maker, endorser and guarantor or other surety of this Promissory Note does hereby waive demand, grace, notice, presentment for payment and protest, and further does hereby agree and consent that this Promissory Note may be renewed, and the time for payment extended without notice, and without releasing any of the parties.

                     Costs of Collection

Maker will pay on demand all reasonable costs of collection, legal expenses and attorney's fees actually paid by the holder in collecting or enforcing this Promissory Note on default.

                           Waiver

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                        Definitions

As used in this Promissory Note, the word "holder" shall mean the payee or other endorsee of this Promissory Note who is in possession of it, or the bearer of this Promissory Note, if this Promissory Note is at the time payable to the bearer. The word "maker" shall mean the undersigned, unless such signer shall indicate on this instrument that it is signed in the capacity of a guarantor.

MEDIA ENTERTAINMENT, INC.
(a Nevada corporation)

By: /s/ Waddell D. Loflin
    Waddell D. Loflin
    Vice President

          -----------------------------------
                       EXHIBIT 11
          -----------------------------------


STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                               Days                   Days
                   Number      Out-      Since        Out-        Since
                     of        stand-    Incep-       stand-      Incep-
                   Shares      ing       tion         ing         tion
                 ---------    ------    ---------     --------    --------

Period from
 Inception
 (December
 28, 1995)
 to Decem-
 ber 31,
 1995

December
 28, 1995         227,336        3/3     227,336     457/457      227,336

December
 31,1995          227,336                227,336

Year Ended
 December
 31, 1996

January 1,
 1996             227,336    364/364     227,336
November
 1, 1996        1,800,000     61/364     301,648    151/457        99,669
November
 15, 1996         360,000     47/364      46,484    137/457        13,935
December
 20, 1996       1,578,512     11/364      47,702    101/457        10,543
December
 20, 1996         104,249     11/364       3,150    101/457           696
December
 31, 1996       1,929,903      1/364       5,302     91/457         1,056
                ---------     ------    --------    -------       -------
December
 31, 1996       6,000,000                631,622
                =========                =======

Three
 Months
 Ended
 March
 31,
 1997

January
 1, 1997       6,000,000       90/90    6,000,000
March 7,
 1997             20,000       84/90       18,667     84/457       3,431
February
 1, 1997         150,000       59/90       98,333     59/457      12,695
               ---------       -----    ---------    -------     -------
March 31,
 1997          6,170,000                6,117,000                369,361
               =========                =========                =======

                      ---------------------------------
                                 EXHIBIT 23.1
                      ---------------------------------


                       CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference in this Form S-1 Registration Statement of our reports dated April 3, 1997, relating to
(1) the consolidated financial statements of Media Entertainment, Inc. and Subsidiaries, for the period from inception (November 1, 1996 to December 31, 1996, (2) the financial statements of Winter Entertainment, Inc. for the year ended December 31, 1996, and the period from inception (December 28, 1995) to December 31, 1995, and (3) the financial statements of Missouri Cable TV Corp. for the period from inception (October 9, 1996) to December 31, 1996, included in the Form S-1 Registration Statement. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

/s/

WEAVER & TIDWELL, L.L.P.
Certified Public Accountants
Fort Worth, Texas
July 18, 1997

                  ---------------------------------
                             EXHIBIT 23.3
                  ---------------------------------


CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the reference to our appraisal, dated
December 20, 1996, relating to: (1) the following wireless cable markets: Port Angeles, Washington; Astoria, Oregon;
Poplar Bluff, Missouri; Lebanon, Missouri; Sand Point,
Idaho; The Dalles, Oregon; Fallon, Nevada; and Eagle River,
Wisconsin; and (2) community television channels in the following markets: Baton Rouge, Louisiana; Natchitoches,
Louisiana; Monroe/Rayville, Louisiana; Bainbridge, Georgia;
and Sandersville, Georgia. We also consent to the references to this firm in this Registration Statement.

/s/

BROADCAST SERVICES INTERNATIONAL, INC.
Sacramento, California
July 16, 1997